As filed with the Securities and Exchange Commission on July 18, 2025
File No.  000-56758

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g)
OF THE SECURITIES EXCHANGE ACT OF 1934

Blue Owl Digital Infrastructure Trust
(Exact name of registrant as specified in charter)

Maryland	33-5055663
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

150 N. Riverside Plaza, 37th Floor	60606
Chicago, IL	(Zip Code)
(Address of principal executive offices)
888-215-2015
(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda James Hahn Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001	Benjamin Wells Evan Hudson Simpson Thacher & Bartlett LLP 425 Lexington Ave New York, NY 10017
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Class S Shares
Class D Shares
Class I Shares
Class E Shares
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE
Blue Owl Digital Infrastructure Trust is filing this registration statement on Form 10 (this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.
In this Registration Statement, except where the context suggests otherwise:
•the terms “we,” “us,” “our,” “ODIT,” and the “Company” refer to Blue Owl Digital Infrastructure Trust;
•the term “Blue Owl” refers collectively to Blue Owl Capital Inc. and its subsidiaries and affiliated entities;
•the term “Dealer Manager” refers to Blue Owl Securities LLC;
•the terms “Blue Owl Digital Infrastructure Trust Advisors” and “Adviser” refer to Blue Owl Digital Infrastructure Trust Advisors LLC, a Delaware limited liability company, and a subsidiary of Blue Owl;
•the terms “Operating Partnership” and “ODIT OP” refer to Blue Owl Digital Infrastructure Operating Partnership LP, a Delaware limited partnership, a subsidiary of the Company;
•the term “Operating Partnership Agreement” refers to the Limited Partnership Agreement of the Operating Partnership;
•the term “Other Blue Owl Accounts” means investment funds, REITs, vehicles, accounts (including separate accounts), products and other similar arrangements sponsored, advised, or managed by Blue Owl or its affiliates (including the Adviser), whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Blue Owl or its affiliates, side-by-side or additional general partner investments with respect thereto);
•the terms “shares” or “common shares” refer to our common shares of beneficial interest, par value $0.01 per share, currently classified as Class S common shares (“Class S” or the “Class S shares”), Class D common shares (“Class D” or the “Class D shares”), Class I common shares (“Class I” or the “Class I shares”) and Class E common shares (“Class E” or the “Class E shares”) (each a “Class”); and
•the term “Special Limited Partner” refers to each of Blue Owl Digital Infrastructure Trust Carry LLC, a controlled subsidiary of Blue Owl, and Blue Owl Digital Infrastructure Trust CPV LP, controlled by senior and other officers of Blue Owl.
The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).
This Registration Statement does not constitute an offer of the Company or any other Blue Owl entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:
•our future operating results;
•our business prospects and the prospects of the assets in which we may invest;
•the impact of the investments that we expect to make;
•our ability to raise sufficient capital to execute our investment strategy;
•our ability to source adequate investment opportunities to efficiently deploy capital;
•our current and expected financing arrangements and investments;
•the effect of global and national economic and market conditions generally upon our operating results, including changes with respect to inflation, interest rate changes and supply chain disruptions, geopolitical uncertainty (including the imposition of tariffs and counter-tariffs), and changes in government rules, regulations and fiscal policies;
•the adequacy of our cash resources, financing sources and working capital;
•the timing and amount of cash flows, distributions and dividends, if any, from our investments;
•our contractual arrangements and relationships with third parties;
•actual and potential conflicts of interest with the Adviser or any of its affiliates;
•the dependence of our future success on the general economy and its effect on the assets in which we may invest;
•our use of financial leverage;
•the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser or its affiliates to attract and retain highly talented professionals;
•our ability to structure investments in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and
•the tax status of the assets in which we may invest.
In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:
•changes in the economy, particularly those affecting the digital infrastructure real estate industry;
•risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, epidemics or other events having a broad impact on the economy;

•investing in digital infrastructure and related commercial real estate assets involves certain risks, including: customers’ inability to pay rent; increases in interest rates and lack of availability of financing; customer turnover and vacancies; and changes in supply of or demand for similar properties in a given market;
•adverse conditions in the areas where our investments or the properties underlying such investments are located and local real estate conditions;
•our portfolio is expected to be concentrated in the digital infrastructure industry and may be concentrated in certain geographies, and, as a consequence, our aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography;
•limitations on our business and our ability to satisfy requirements to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to maintain our qualification as a real estate investment trust (a “REIT”), for U.S. federal income tax purposes;
•we do not expect there will be a public trading market for our shares, and repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide shareholders with the opportunity to request that we repurchase their shares on a quarterly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in our discretion. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our Board of Trustees (the “Board” or the “Board of Trustees”) may make exceptions to, modify and suspend our share repurchase plan if, in its reasonable judgement, it deems such action to be in our best interest and the best interest of our shareholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid;
•distributions are not guaranteed and may be funded from sources other than cash flow from operations, including borrowings, offering proceeds, the sale of our assets, and repayments of our debt investments, and we have no limits on the amounts we may fund from such sources;
•the purchase and repurchase prices for our shares will generally be based on our net asset value (“NAV”) as of the last calendar day of the immediately preceding month, plus applicable transaction or other fees, including upfront placement fees or brokerage commissions, and will not be based on any public trading market. While there will be independent valuations of our properties from time to time, the valuation of properties is inherently subjective and our NAV may not accurately reflect the actual price at which our properties could be liquidated on any given day; and
•future changes in laws or regulations and conditions in our operating areas.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.
Forward-looking and other statements regarding environmental and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in our filing with the SEC. In addition, historical, current, and forward-looking environmental and other sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making.

SUMMARY RISK FACTORS
The following is only a summary of the principal risks that make an investment in the Company speculative or risky. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “Item 1A. Risk Factors.” Some of the more significant risks relating to our business, our private offering and investment in our shares include:
•there is no trading market for the shares and a repurchase of shares by us under the share repurchase plan is likely the only source of liquidity and there are significant limitations to the share repurchase plan;
•adverse economic conditions, including the resulting effect on corporate spending and investment;
•adverse economic conditions and other events or occurrences that negatively affect the general economy in the United States or in markets in which our digital infrastructure assets are geographically concentrated, including changes in interest rates or inflation;
•risks related to the ownership of digital infrastructure and related commercial real estate assets that could affect the performance and value of our properties;
•customer and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified;
•risks related to investments in digital infrastructure and technology- and connectivity-related real estate;
•risks related to operating digital infrastructure assets, including service-level agreements;
•risks related to military, economic or political conflicts;
•actual or perceived threats associated with epidemics, pandemics or public health crises;
•the vacancy of one or more of our properties could result in us having to incur significant capital expenditures to re-lease the property;
•properties occupied by a single customer pursuant to a single lease subject us to risk of customer default;
•the collection of rent from our customers, those customers’ financial conditions and the ability of those customers to maintain their leases;
•bankruptcy laws may limit our remedies if a customer becomes bankrupt and rejects the lease and we may be unable to collect balances due on our leases;
•the illiquidity of real estate investments;
•disruption due to system failures or cyber security breaches;
•compliance with fire, safety, environmental and other regulations may require us to make unanticipated expenditures;
•our access to external sources of capital is subject to factors outside of our control;
•the acquisition of digital infrastructure assets, including the acquisition from Other Blue Owl Accounts (as defined herein);
•our potential indebtedness in the future;
•we will be entirely dependent upon the Adviser for all the services we require, and we cannot assure you that the Adviser will allocate the resources necessary to meet our business objectives;

•the Adviser’s liability is limited under the Advisory Agreement (as defined herein), and we have agreed to indemnify the Adviser against certain liabilities. As a result, we could experience unfavorable operating results or incur losses for which the Adviser would not be liable;
•there is no guarantee we will be able to pay distributions to our shareholders and any distributions may be from sources other than cash flow from operations;
•the purchase and repurchase prices of our shares are based on net asset value per share and not on a traded market price and, although we will use independent appraisals in the valuation of our assets, the valuation of real properties and other assets is subjective and may not reflect that actual value at which we could dispose of our assets;
•Blue Owl and the Adviser will face conflicts of interest, including with respect to the allocation of time spent by personnel;
•the Adviser’s reliance on STACK and Subsidiary Service Providers (such terms as defined herein);
•any payments made to the Adviser’s affiliates, as well as compensation paid to any Subsidiary Service Provider, will not reduce the management fee or performance participation allocation;
•the continuing ability to meet the conditions for qualification as a REIT;
•a digital infrastructure asset might not be marketable without substantial capital improvements if the Company owns a property when the lease terminates and the customer does not renew its occupancy under the lease, if the customer defaults on its lease or if the customer rejects its lease pursuant to a bankruptcy proceeding;
•substantial risk of loss arising from investments involving undisclosed or unknown environmental, health or occupational safety matters, or inadequate reserves, insurance or insurance proceeds for such matters that have been previously identified;
•a decrease in the demand for digital infrastructure or other technology- and connectivity-related real estate, which may be more materially adverse than if such properties had a more diversified customer base or less specialized use;
•competition with numerous digital infrastructure developers, owners and operators, and potential future competition from new entrants into the digital infrastructure market, including new entrants who may acquire its current competitors;
•the Company intends to invest in digital infrastructure assets where a substantial portion of the revenues of such investments may derive from a small number of customers, and the loss, consolidation or financial instability of any of those limited number of customers may materially decrease revenues or reduce demand for digital infrastructure assets;
•government regulations governing usage, improvements, zoning and taxes relating to the direct and indirect real estate assets of the Company are subject to change, including changes that may adversely affect the value of such assets; and
•those discussed herein under “Item 1A. Risk Factors.”

ITEM 1     BUSINESS
(a)General Development of Business
Blue Owl Digital Infrastructure Trust is a Maryland statutory trust formed on April 7, 2025. We currently expect to commence operations in early 2026. We are designed to offer individual investors the ability to access digital infrastructure assets. We will be externally managed by the Adviser, Blue Owl Digital Infrastructure Trust Advisors LLC. Blue Owl Capital Inc., the parent company of the Adviser, is a New York Stock Exchange listed corporation (NYSE: OWL). A part of Blue Owl’s Real Assets platform, Blue Owl Digital Infrastructure (“Digital Infrastructure”) is a private digital infrastructure real estate strategy focused on acquiring digital infrastructure assets leased to primarily investment-grade and creditworthy customers.
We intend to conduct a continuous private offering of our shares in reliance on an exemption from the registration requirements of the Securities Act to investors that are (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of shares sold outside the United States, persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act).
(b)[Reserved]
(c)Description of Business
The Company
We are structured as a non-listed, perpetual-life REIT. We intend to elect and qualify to be taxed as a REIT under the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes and generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to shareholders and maintain our qualification as a REIT. Our principal office is located at 150 N Riverside Plaza, 37th Floor, Chicago, IL 60606 and our telephone number is (888) 215-2015.
Blue Owl
Blue Owl is a global alternative asset manager with $273.3 billion in assets under management (“AUM”) as of March 31, 2025. Anchored by a strong permanent capital base, the firm’s investment vehicles deploy private capital across Direct Lending, GP Capital Solutions and Real Assets strategies. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team contains seasoned investment professionals with decades of experience building alternative investment businesses. As of March 31, 2025, Blue Owl had over 1,200 full-time employees.
Digital Infrastructure is one of three distinct investment strategies that make up the Blue Owl Real Assets platform. With $67.1 billion in AUM as of March 31, 2025, the Blue Owl Real Assets platform combines the Net Lease Private Equity Real Estate strategy, the Digital Infrastructure strategy and the Blue Owl Real Estate Credit (“Real Estate Credit”) strategy, led by Marc Zahr as Head of Blue Owl Real Assets, Matt A’Hearn as Head of Digital Infrastructure, and Jesse Hom as Chief Investment Officer of Blue Owl Real Assets and Head of Real Estate Credit.
Digital Infrastructure makes investments on a global basis, directly or indirectly, in digital infrastructure assets, which we define as including data center assets, fiber, cell towers and other technology- and connectivity-related real assets, and to a lesser extent, portfolio companies that perform services relating to, or that otherwise engage in, businesses relating to digital infrastructure assets. Digital Infrastructure also makes investments in raw land and digital infrastructure development projects on a global basis, and has $15.2 billion in AUM as of March 31, 2025.
Blue Owl acquired the business of Digital Infrastructure’s predecessor in January of 2025. The predecessor to Digital Infrastructure was founded in 2016 as a strategic capital partner for hyperscale technology companies looking for a solutions provider for their growing data center programs and related digital infrastructure needs. Blue Owl is one of the largest private global digital infrastructure investors, with more than 45 Digital Infrastructure investment team members across three continents as of March 31, 2025. Blue Owl Digital Infrastructure is a top

global partner to multiple hyperscale customers, as evidenced by its approximately 5 gigawatts of leased and owned data center capacity and over 90 operational and under-construction facilities worldwide as of April 2025.
Investment Objective
Our investment objective is primarily to provide total return through a combination of current income and capital appreciation, primarily through investing in stabilized, development, and value-add investments. Our digital infrastructure investments are expected to generate income from contractual rents and revenue streams paid by primarily investment-grade and creditworthy customers.
Investment Strategies
Our investment strategy is to acquire, own, and manage a diversified portfolio of digital infrastructure assets leased to primarily investment-grade and creditworthy customers that offer the opportunity to generate attractive risk-adjusted returns. We target high-quality customers characterized by strong business and economic trends, whose businesses offer stable, high-demand services related to digital infrastructure, and which we believe are generally resistant to economic downside risks.
We seek to acquire and develop digital infrastructure assets on a global basis, including data center assets, fiber, cell towers, and other technology- and connectivity-related assets. Our investments will be subject to the limitations imposed by reason of our intention to qualify as a REIT and maintain our exclusion from being required to register under the Investment Company Act. We also may, to a lesser extent, invest in digital infrastructure or real estate debt investments (collectively, “Debt Investments”), non-real estate investments that are related to our digital infrastructure investments (including investments related to our customers), equity securities (including non-marketable equity securities), marketable securities, warrants, and cash, cash equivalents and other short-term investments to provide a source of liquidity for our share repurchase plan, cash management, and other purposes.
Our Debt Investments will focus on global non-distressed public and private real estate debt, including asset-backed securities (“ABS”), commercial mortgage-backed securities (“CMBS”), digital infrastructure- or real estate-related corporate credit, mortgages, loans, mezzanine, and other forms of debt (including interests in collateralized debt obligation and collateralized loan obligation vehicles), and equity interests in public and private entities that invest in real estate debt as one of their core businesses, and may also include derivatives. Our investments in digital infrastructure or real estate debt may include investments issued or backed by real estate in countries outside of the United States. Our non-real estate related investments may include investments in service providers to or operators of digital infrastructure assets, loans to or equity investments in customers or developers in relation to digital infrastructure investment, and investment in infrastructure in support of data centers and other digital infrastructure, such as power and utility infrastructure and other similar investment structures. In each case, such investments would be subject to the Company maintaining its status as a real estate investment trust.
Our targeted strategy means that we may be concentrated in a single investment or group of related investments. We believe the Adviser’s strong origination capabilities, conservative underwriting criteria, and strong existing customer relationships will allow us to purchase properties in the future at attractive terms and pricing, providing significant long-term opportunities for growth and scale, along with opportunities for attractive risk-adjusted returns.
Acquisition Strategies
We intend to build our portfolio by investing on a global basis, directly or indirectly, in digital infrastructure assets, which we define as including data center assets, fiber, cell towers, and other technology- and connectivity-related real assets. We expect our digital infrastructure assets to include stabilized assets as well as value-add and development projects (including raw land). We also may, to a lesser extent, invest in digital infrastructure and real estate debt investments, non-real estate investments that are related to our digital infrastructure investments (including investments related to our customers), equity securities, marketable securities, warrants, cash, cash equivalents, and other short-term investments to provide a source of liquidity for our share repurchase plan, cash management, and other purposes.

Our digital infrastructure investments will span the digital infrastructure ecosystem and leverage our expertise investing in the data center space into adjacent verticals, which may include other technology and connectivity-related real assets (including fiber, towers, and other connectivity-related infrastructure), raw land, and data center development projects. We expect data centers to represent the majority of the Company’s investments initially, given the strong macroeconomic tailwinds, and we expect to expand to other digital infrastructure assets during the life of the Company.
As described below, each aspect of our strategy has been carefully developed to focus on providing total return through a combination of predictable cash income and capital appreciation, while mitigating risk in our portfolio through conservative underwriting and ongoing portfolio monitoring.
We currently expect to target assets with the characteristics below, although we may also invest in assets that do not meet some of or all these criteria.
Acquisitions:
•Acquire high-quality assets and businesses in top-tier, rapidly growing and strategic digital infrastructure markets;
•Target stabilized assets with long-term leases and annual rent escalators;
•Generate meaningful cash-on-cash yield; and
•Seek “value-add” potential via lease-up, expansion capital expenditures, and the sale of additional services.
Development:
•Pursue turnkey and powered shell build-to-suit and other anchored data center developments (including through the acquisition of raw land);
•Invest in digital infrastructure development projects outside of the data center sub-sector;
•Pursue new development focused on existing Blue Owl Digital Infrastructure markets and new strategic markets; and
•Seek to source these investments largely through proprietary customer relationships.
The Adviser
The Company and the Operating Partnership (the “Company Parties”) intend to enter into an investment advisory agreement (the “Advisory Agreement”) with the Adviser, pursuant to which the Adviser will manage the Company Parties on a day-to-day basis. The Company Parties also intend to enter into an administration agreement, as may be amended and restated from time to time (the “Administration Agreement”), pursuant to which the Adviser will provide certain office and administrative services to the Company Parties.
The Adviser is an affiliate of Blue Owl and, as such, the Adviser has access to the broader resources of Blue Owl, subject to Blue Owl’s policies and procedures regarding the management of conflicts of interest.
Investment Focuses of the Adviser
The digital infrastructure investment management industry is intensely competitive, and we expect it to remain so. The Adviser competes globally and on a regional, industry and asset basis, and faces competition for investment opportunities. The Adviser competes for investment opportunities on behalf of the Company based on a variety of factors, including breadth of market coverage and relationships, access to capital, transaction execution skills, the range of products and services offered, innovation, and price, and we expect that competition will continue to increase.

We believe the Adviser’s key strengths and competencies outlined below enables it to effectively select digital infrastructure assets leased to primarily investment-grade and creditworthy customers.
Experienced Team Dedicated to Digital Infrastructure Investments
The Adviser has been strategic and intentional in hiring a purpose-built team with key strengths, relationships, and technical experience that is directly relevant to the digital infrastructure opportunity. The Adviser has hired a global team of experts across all verticals, from acquisitions and development (including raw land) to debt financing to asset management to investor relations and business development. The Adviser believes this is a key differentiator for us, especially in recent years as new entrants, historically in real estate or traditional infrastructure more broadly, attempt to enter the digital infrastructure space.
Deep, Multi-Level Hyperscaler Alignment and Relationships
The Adviser has built deep, long-standing relationships with its portfolio customers, many of whom are the largest hyperscale cloud and technology firms globally, through successfully acquiring, developing and operating data center assets. Further, the Adviser’s customer relationships extend across real estate, power, governmental affairs, network, and legal divisions at the local, regional, and global levels of hyperscale companies, positioning us as a thought leader in the digital infrastructure industry. We believe that the Adviser is a trusted partner to hyperscale and other technology firms globally, which will enable us to effectively acquire and develop future digital infrastructure assets moving forward.
Access to Portfolio Company Development Platforms and Service Providers
As hyperscale and other large technology customers look for consistency and streamlined development and operations, outsourcing their development needs and working with fewer partners at a larger scale, the ability to provide a single platform in any developed market globally has become an important positive differentiator. STACK Infrastructure, Inc. (together with its affiliates and wholly and partially owned subsidiaries, “STACK”) is a portfolio company owned by certain Other Blue Owl Accounts, with approximately 900 employees globally across three continents and approximately 20 markets as of February 2025. STACK, a partner across the entire data center space, is expected to and may continue to provide services to other investees of the Company. Other Blue Owl Accounts own, and Blue Owl or Other Blue Owl Accounts may in the future own, and manage other portfolio companies that may provide services to other investees of the Company over time (together with STACK, “Subsidiary Service Providers” and each, a “Subsidiary Service Provider”). Those portfolio companies include Beale Infrastructure, a platform created to develop large-scale data center campuses and infrastructure in markets with access to clean energy and significant runway for growth; RadiusDC, an operator of highly connected data center facilities in North American population centers; and DF&I, a developer of dark fiber infrastructure in the United States. Such Subsidiary Service Providers (or personnel thereof) are expected to provide services (directly or indirectly pursuant to shared services arrangements) to investments owned directly or indirectly by the Company.
Advanced Acquisitions and Site Selection
The Adviser’s acquisitions and site selection team has decades of combined industry experience globally and a track record of selecting specific sites that are optimal for hyperscale data centers based on factors such as power availability and timing, government, zoning and municipality considerations and sentiment, and other development in the area. The Adviser’s team is also highly skilled in pre-development activities, including permitting and entitlements.
Interfacing with specific hyperscale customers day to day, the Adviser’s acquisitions and site selection team evaluates and analyzes each respective site as part of the customers’ broader network infrastructure, which is critically important to customers as they evaluate expansion opportunities on campus developments.
Stakeholder Connections Leading to Proprietary Opportunities
The Adviser’s broad network of joint venture relationships, industry leaders, and various other stakeholders provides us with access to differentiated information and potential competitive advantages. These relationships have resulted in a strong track record and pipeline of proprietary opportunities and should enable us to identify and evaluate investments leveraging insights with quick and efficient transaction execution.
Power and Utility Understanding
One of the most critical components of identifying a data center acquisition or development is access to power. Blue Owl has formed relationships with local municipalities, power and utility providers, and other local jurisdictions and coalitions that will give the Company insight into power delivery for new acquisitions and portfolio assets.
Investment Origination and Underwriting Process
In seeking investments in data centers and other related digital infrastructure assets, the Adviser leverages its extensive background in sourcing, underwriting, and determining optimal exits for its portfolio. As much of the market intelligence available for these targeted investments is proprietary, the Adviser’s extensive investment experience provides its investment professionals with market intelligence that may not be available to many competitors. Given the Adviser’s close relationships with some of the largest hyperscale cloud and technology firms, many of the investment opportunities it reviews and executes are sourced directly from customer demand and intelligence. Additionally, the Adviser has built significant counterparty relationships in each of the markets where capital is deployed. Based on market feedback, the Adviser is known as a large and reliable counterparty in the target markets, allowing investment professionals to maintain active dialogue with numerous intermediaries and operators and have access to various sources of in-market research and performance data. The Adviser actively tracks micro and macro industry and market trends, on both the public and private side, and utilizes third-party research to inform a current firm viewpoint and evaluate market opportunities and specific investments.
Our targeted origination strategy benefits from Blue Owl’s strong network and history of investment in the digital infrastructure space and allows us to be competitive with our peers. The collective Blue Owl network is expected to provide the Company with access to proprietary market intelligence, information, and relationships, enabling the Adviser to originate and evaluate opportunities leveraging unique insights and connections, and to selectively execute quickly on attractive transactions.
Blue Owl’s Managing Directors, Principals, Vice Presidents, Associates, and Analysts play a meaningful role in sourcing, recommending, and leading investments and contributing to firm investment decision-making on a global basis. The Adviser’s Site Selection, Development and Acquisition teams, in particular, are intimately involved in sourcing. The Adviser also benefits from STACK’s and other Subsidiary Service Providers’ management and operating teams, who possess real-time market knowledge, enabling the Adviser to quickly and confidently evaluate new investment opportunities.
The Adviser will also review broadly marketed opportunities and pursue competitive bidding processes when the opportunities are strategic to the Company’s strategy and economically attractive.
The Blue Owl team will utilize a comprehensive review and approval process for investments. The Adviser believes this approach results in a thorough yet streamlined investment process, enabling both efficient input and guidance from its senior leadership team and the flexibility to react quickly and successfully to new investment opportunities. The investment process includes (i) an initial assessment of a particular investment opportunity presented by the Adviser’s acquisition professionals to the Company’s investment committee (the “Investment Committee”), (ii) a discussion among the Investment Committee exploring multiple topics including the investment thesis, investment risks, initial due diligence and potential exit strategies among others and (iii) a final presentation or “bringdown” prior to the closing of the investment to update the Investment Committee regarding any issues raised previously, if any material matters are discovered during the due diligence process.
The initial assessment may occur during the regular pipeline review meetings. During the initial assessment, the deal team articulates how the opportunity satisfies the tenets of the Company’s strategy and reviews any risks presented by the investment that have been identified. The Adviser’s team and the Investment Committee use this forum to determine if the investment opportunity warrants further resource allocation and expense incurrence, as well as to identify critical diligence items. Typically, the Adviser’s team begins to negotiate terms of the deal during the initial assessment process through a non-binding letter of intent.
During the assessment process, each prospective investment is subject to a disciplined, proprietary due diligence process developed by Blue Owl. In addition to performing customary asset-level due diligence, each new investment undergoes a comprehensive examination of business, financial, and legal matters as well as a thorough analysis of the national, regional, and local market conditions that may impact a particular investment. The Blue Owl team works with specialized professional service firms, third-party consultants, and other appropriate resources to identify and quantify the critical investment risks specific to each investment. In the case of non-U.S.investments, these resources are in-market to provide local expertise and perspective. Deal teams are involved in interactive and collaborative discussions throughout the due diligence process, which leverages the combined experience of the entire Blue Owl team efficiently. This process enables the Blue Owl team to validate each investment thesis and make well-informed investment decisions on behalf of the Company.
As part of the Investment Committee’s review, the Blue Owl Digital Infrastructure deal team will present an investment memorandum to the Investment Committee that typically addresses each of the primary investment considerations, any due diligence issues, the material deal terms, and any other matters material to the investment decision that have been identified. The presentation to the Investment Committee generally is followed by an in-depth discussion of the opportunity among the members of the deal team and the members of the Investment Committee. This typically concludes with a vote by the Investment Committee, which may be subject to the completion of any due diligence items identified by the Investment Committee or the deal team, the negotiation of the definitive terms of the transaction or any potential financing, and such other matters as may be identified by the Investment Committee. If the Investment Committee approves the investment, then the deal team will complete its due diligence and finalize the negotiation of the terms of the deal.
Material matters include material changes to the terms of the deal or risks or issues not identified in the prior investment memoranda that need to be considered prior to committing the Company’s capital. If the Investment Committee does not identify any material issues during the final presentation, the deal team typically will finalize all documents pertaining to the investment, such as contract terms, management agreements, and financing terms, and close the transaction.
The Investment Committee’s approval will be required prior to any formal investment commitment.
Joint Ventures
We also expect to acquire properties in joint ventures with affiliates, including joint ventures with affiliates such as Other Blue Owl Accounts, which allows the Company and its affiliates to collectively acquire 100% ownership of a digital infrastructure asset. We will often acquire 100% interests in digital infrastructure assets. In addition, we intend to enter into joint ventures with third parties to acquire, and to a lesser extent, develop, improve or dispose of properties. In certain cases, we may not control the management of joint ventures in which we invest, but we may have the right to approve major decisions of the joint venture. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blue Owl Accounts.
In general, we will elect to enter into a joint venture investment with an operating partner who the Adviser believes has the experience necessary to fully exploit a targeted investment opportunity and allows us to acquire attractive investments while executing at speed and scale in new markets. The Adviser generally will seek to structure each joint venture to include a meaningful investment share from the operating partner. In addition, the Adviser will attempt to structure each joint venture in a manner that enables us to control certain material matters, such as new acquisitions, asset management strategies, and the manner and timing of exits.

Leverage
We expect to use leverage. Our target leverage ratio after our ramp-up period is expected to be 50-65% for stabilized assets. For assets under construction, leverage may exceed our target leverage ratio prior to stabilization of such assets. Our leverage ratio is measured by dividing (i) consolidated property-level and entity-level debt net of cash and loan-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in our settled Debt Investments. There is, however, no limit on the amount we may borrow with respect to any individual property or portfolio. Indebtedness incurred (i) in connection with funding a deposit in advance of the closing of an investment, or (ii) as other working capital advances will not be included as part of the calculation above. During the initial ramp-up period of our portfolio, our leverage may exceed our target. We may also exceed our target leverage ratio at other times, particularly during a market downturn, in connection with a large acquisition or investments in development projects.
Financing a portion of the purchase price of our assets will allow us to broaden our portfolio by increasing the funds available for investment. Financing a portion, which may be substantial, of the purchase price is not free from risk. Using debt requires us to pay interest and principal, referred to as “debt service,” all of which decrease the amount of cash available for distribution to our shareholders or other purposes. We may also be unable to refinance the debt at maturity on favorable or equivalent terms, if at all, exposing us to the potential risk of loss with respect to assets pledged as collateral for loans. We generally seek to secure fixed-rate, non-amortizing (i.e., interest-only) debt, however certain of our debt may be floating-rate and the effective interest rates on such debt will increase when the relevant interest benchmark (e.g., SOFR) increases. We may also utilize repurchase agreements and reverse repurchase agreements to finance certain of our securities investments.
In addition, in an effort to have adequate cash available to support our share repurchase plan and to fund investments, we expect to reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of shares in our continuous private offering to fund all repurchase requests. If we determine to obtain a line of credit, borrowings under the line of credit could be used to fund repurchases, fund investments or for any other corporate purpose.
Investment Company Act Considerations
We intend to engage primarily in the business of investing in real estate and intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. A company is an “investment company” if:
•under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We intend to acquire real estate and real estate-related assets directly, primarily by acquiring fee interests in real property. We also intend to invest in real property indirectly through investments in joint venture entities, including joint venture entities in which we do not own a controlling interest and joint venture entities in which affiliated accounts may invest. A smaller portion of our assets are anticipated to be real estate debt. We plan to conduct our businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expect to establish other direct or indirect majority-owned subsidiaries to hold particular assets.
We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine compliance with this test. We expect that most of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute a substantial majority of our assets) generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither we nor any of our wholly or majority-owned subsidiaries will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.
We will determine whether an entity is a majority-owned subsidiary of our Company. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own 50% or more of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC or its staff approve our treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any adjustment in our strategy could have a material adverse effect on us.
If we or any of our wholly or majority-owned subsidiaries would ever inadvertently fall within one of the definitions of “investment company,” we intend to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption, in addition to prohibiting the issuance of certain types of securities, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).
We will classify our assets for purposes of our Section 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. No assurance can be given that the SEC or its staff will concur with our classification of our assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.
For purposes of determining whether we satisfy the 55%/25% test, based on the no-action letters issued by the SEC staff, we intend to classify our fee interests in real property, held by us directly or through our wholly owned subsidiaries or controlled subsidiaries as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions by the joint venture or hold (directly or indirectly through majority-owned subsidiaries) at least 50% of the voting securities of the joint venture; otherwise, they will be classified as real estate-related assets. We will not participate in joint ventures in which we do not have or share control to the extent that we believe such participation would potentially threaten our status as a non-investment company exempt from the Investment Company Act. This may prevent us from receiving an allocation with respect to certain investment opportunities that are suitable for both us and one or more Other Blue Owl

Accounts. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.
Qualifying for an exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit our and our subsidiaries’ ability to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate, however, we and our subsidiaries may invest in such securities to a certain extent.
Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration.
A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC or its staff provide more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, we may be required to adjust our strategy accordingly. In 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Investment Company Act Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act) and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
Blue Owl Digital Infrastructure Trust Structure
We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31, 2025, and we intend to operate in such a manner so as to continue to qualify for taxation as a REIT under the applicable provisions of the Code so long as our Board of Trustees determines that REIT qualification remains in our best interest. In general, a REIT is a company that:
•combines the capital of many investors to acquire or provide financing for real estate assets;
•offers the benefits of a real estate portfolio under professional management;
•satisfies the various requirements of the Code, including a requirement to distribute to shareholders at least 90% of its REIT taxable income each year; and
•is generally not subject to U.S. federal corporate income taxes on its REIT taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.
A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose common shares are intended to be sold monthly on a continuous basis at a price generally equal to the Company’s

NAV per share. In our perpetual-life structure, the investor may request that we repurchase their shares on a monthly basis, but we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month at our discretion. While we may consider a liquidity event at any time in the future, we are not obligated by our declaration of trust (the “Declaration of Trust”) or otherwise to effect a liquidity event at any time.
We plan to own all or substantially all of our assets through the Operating Partnership. We are the sole general partner of ODIT OP. The Special Limited Partners will each own a special limited partner interest in ODIT OP. In addition, each of the Adviser and the Special Limited Partners may elect to receive units in the Operating Partnership (“OP Units”) in lieu of cash for their management fee and performance participation interest, respectively. The Adviser and the Special Limited Partners may put these units back to the Operating Partnership and receive cash unless our Board of Trustees determines that any such repurchase for cash would be prohibited by applicable law or our Declaration of Trust, in which case such OP Units will be repurchased for our common shares. The use of the Operating Partnership to hold all of our assets is referred to as an Umbrella Partnership Real Estate Investment Trust (“UPREIT”). Using an UPREIT structure may give us an advantage in acquiring properties from persons who want to defer recognizing a gain for U.S. federal income tax purposes.
The following chart shows our current ownership structure and our relationship with the Adviser, the Dealer Manager and their respective affiliates as of the date of this Registration Statement.

Blue Owl Capital Inc.
Blue Owl Digital Infrastructure Trust Advisors LLC
Blue Owl Securities LLC
Blue Owl Capital Carry LP
Advisory Agreement
Administration Agreement
Dealer Manager Agreement
Private Offering Investors
Blue Owl Digital Infrastructure Trust (a Maryland statutory trust)
Blue Owl Digital Infrastructure Trust Carry LLC
Special Limited Partner Interest
General Partner Interest
Blue Owl Participants
Blue Owl Digital Infrastructure Operating Partnership LP
Special Limited Partner Interest
Blue Owl Digital Infrastructure Trust CPV LP
Digital Infrastructure Holdings
Other Holdings

The Board of Trustees
We operate under the direction of our Board of Trustees. Our Board of Trustees is expected to consist of seven (7) trustees, three (3) of whom are expected to be affiliated with the Adviser and four (4) of whom are expected to be independent of the Adviser and its affiliates (our “Independent Trustees”). Our Independent Trustees will be responsible for reviewing the performance of the Adviser and approving the compensation paid to the Adviser and its affiliates. See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board.
The Company is expected to have an audit committee (the “Audit Committee”), which is expected to consist of four (4) trustees, all of whom are Independent Trustees. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Trustees in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefore), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting.
Advisory Agreement
The description below of the Advisory Agreement between us and the Adviser or its affiliate, which we expect to enter into in connection with the initial closing of our private offering, is only a summary and is not necessarily complete. Statements in this Registration Statement concerning the Advisory Agreement include the material provisions of the agreement. The description set forth below is qualified in its entirety by reference to the Advisory Agreement, a form of which will be filed as an exhibit to this Registration Statement.
Under the terms of the Advisory Agreement, the Adviser will be responsible for the following:
•managing the Company Parties’ assets in accordance with their investment objective, policies and restrictions;
•determining the composition of the Company Parties’ portfolio, the nature and timing of the changes to the Company Parties’ portfolios and the manner of implementing such changes;
•making investment decisions for the Company Parties, including negotiating the terms of investments in, and dispositions of, digital infrastructure assets, real estate, portfolio securities and other instruments on their behalf;
•monitoring the Company Parties’ investments;
•engaging and supervising, on the Company Parties’ behalf, agents and service providers to assist in making and managing the Company Parties’ investments;
•determining valuations of digital infrastructure assets and digital infrastructure-related assets held by the Company Parties;
•performing due diligence on prospective portfolio investments;
•recommending the appropriate level of leverage and debt financing;
•exercising voting rights in respect of portfolio securities and other investments for the Company Parties;
•serving on, and exercising observer rights for, boards of directors and similar committees of the Company Parties’ portfolio investments; and
•providing the Company Parties with such other investment advisory and related services as the Company Parties may, from time to time, reasonably require for the investment of capital.
The Adviser’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Company Parties shall be the ultimate responsibility of the Adviser acting pursuant to and in accordance with the Declaration of Trust.
Our Board of Trustees at all times has oversight responsibility for governance, financial controls, compliance and disclosure with respect to the Company Parties. Pursuant to the Advisory Agreement, our Board of Trustees will delegate to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Trustees. We believe that the Adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.
Term and Termination Rights
Unless earlier terminated as described below, the Advisory Agreement will remain in effect for an initial period of two years from the date it first becomes effective, and will continue automatically for successive one-year renewal periods thereafter provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Trustees and (b) the vote of a majority of the Independent Trustees.
Without penalty or fee, the Company or the Adviser may elect not to renew the Advisory Agreement at any time upon sixty (60) days’ written notice, by the vote of the Independent Trustees or, on sixty (60) days’ written notice, by the Adviser.
If the Advisory Agreement is terminated, the Adviser will be entitled to receive its prorated management fee through the date of termination and all unpaid expense reimbursements due under the terms of the Advisory Agreement. In addition, upon the termination or expiration of the Advisory Agreement, the Adviser will cooperate with us and take all reasonable steps requested to assist our Board of Trustees in making an orderly transition of the advisory function.
Management Fee
As compensation for its services provided pursuant to the Advisory Agreement, the Company will pay the Adviser a management fee equal to 1.25% of NAV for the Class S shares, Class D shares and Class I shares per annum payable monthly. Additionally, to the extent that the Operating Partnership issues OP Units to parties other than the Company, the Operating Partnership will pay the Adviser a management fee equal to 1.25% of NAV for the Class S OP Units, Class D OP Units and Class I OP Units not held by the Company per annum payable monthly. Additionally, for certain Delaware statutory trust properties that are subject to a master lease, we and the Operating Partnership will collectively pay the Adviser a management fee equal to 1.25% per annum of the total consideration received from the sale of interests in the Delaware statutory trusts that directly or indirectly hold the Delaware statutory trust properties, net of (i) upfront fees and expense reimbursements payable out of gross sale proceeds from the sale of such interests, and (ii) the proceeds from any loans, where applicable, secured directly or indirectly by the Delaware statutory trust properties. In calculating the management fee, we will use our NAV before giving effect to accruals for the management fee, performance participation allocation, ongoing servicing fees or distributions payable on our shares. The Adviser has the ability to waive the management fee in its discretion. We do not pay the Adviser a management fee with respect to the Class E shares or Class E OP Units and as a result, it is a class-specific expense.
The Adviser may elect to receive the management fee in cash, Class E shares or Class E OP Units. If the management fee is paid in Class E shares or Class E OP Units, such shares or units may be repurchased at the Adviser’s request and will not be subject to the repurchase limits of our share repurchase plan or any Early Repurchase Deduction (as defined below). The Operating Partnership will repurchase any such Class E OP Units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership Agreement, in which case such Class E OP Units will be repurchased for the Company’s common shares with an equivalent aggregate NAV. The Adviser will have the option of exchanging Class E shares for an equivalent aggregate NAV amount of other share classes.
Performance Participation Allocation
So long as the Advisory Agreement has not been terminated (including by means of non-renewal), the Special Limited Partners will each hold a performance participation interest in the Operating Partnership that entitles them to receive in the aggregate an allocation with respect to the Class D OP Units, Class I OP Units, and Class S OP Units from the Operating Partnership equal to 12.5% of the Total Return, subject to a 5% Hurdle Amount and a High

Water Mark, with a Catch-Up (each term as defined below). The performance participation allocation is an incentive fee paid to the Adviser and receipt of the allocation is subject to the ongoing effectiveness of the Advisory Agreement. Such allocation will be measured on a calendar year basis, made quarterly and accrued monthly. The performance participation allocation is not paid on the Class E OP Units, and as a result, it is a class-specific expense.
The Special Limited Partners may elect to receive their performance participation allocations in cash or in Class E OP Units. If the Special Limited Partners elect to receive such allocation in Class E OP Units, the Special Limited Partners may request the Operating Partnership to repurchase such Class E OP Units. Any such repurchase requests will not be subject to the Early Repurchase Deduction or minimum holding period. The Operating Partnership will repurchase any such Operating Partnership units for cash, at a price per Class E OP Unit equal to the NAV per Class E share as of the date of repurchase, unless our Board of Trustees determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such OP Units will be repurchased for shares with an equivalent aggregate NAV.
Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Special Limited Partners will be entitled to a performance participation allocation as described above calculated in respect of the portion of the year to date, less any performance participation allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The performance participation allocation that the Special Limited Partners are entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year.
Specifically, the Special Limited Partners in the aggregate will be allocated a performance participation in an amount equal to:
First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partners equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partners pursuant to this clause (this is commonly referred to as a “Catch-Up”); and
Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.
“Total Return” for any period since the end of the prior calendar year shall equal the sum of:
(i)all distributions accrued or paid (without duplication) on the Class S OP Units, Class D OP Units, and Class I OP Units (collectively referred to as, the “Performance Participation OP Units”) outstanding at the end of such period since the beginning of the then-current calendar year, plus
(ii)the change in aggregate NAV of the Performance Participation OP Units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Performance Participation OP Units, (y) any allocation/accrual to the performance participation interest and (z) applicable ongoing servicing fee expenses (including any payments made to us for payment of such expenses).
For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Performance Participation OP Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Performance Participation OP Units.
“Hurdle Amount” for any period during a calendar year means that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the beginning of the then-current calendar year and all Performance Participation OP Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Performance Participation OP Units and all issuances of Performance Participation OP Units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Performance Participation OP Units used in calculating the internal rate of return will be calculated before giving effect to any allocation/

accrual to the performance participation interest and applicable ongoing servicing fee expenses, provided that the calculation of the Hurdle Amount for any period will exclude any Performance Participation OP Units repurchased during such period, which Performance Participation OP Units will be subject to the performance participation allocation upon repurchase as described below.
Except as described in Loss Carryforward Amount below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.
“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Performance Participation OP Units repurchased during such year, which Performance Participation OP Units will be subject to the performance participation allocation upon repurchase as described below. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Special Limited Partners’ performance participation. This is referred to as a “High Water Mark.”
The Special Limited Partners will also be allocated a performance participation with respect to all Performance Participation OP Units that are repurchased during a calendar quarter (in connection with repurchases of our shares in our share repurchase plan) in an amount calculated as described above with the relevant period being the portion of the year for which such Performance Participation OP Unit was outstanding, and proceeds for any such Performance Participation OP Unit repurchase will be reduced by the amount of any such performance participation.
If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Special Limited Partners are entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end performance participation allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end performance participation allocation in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided that the Special Limited Partners (or their affiliates) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Special Limited Partners (or their affiliates) will promptly pay the Operating Partnership the remaining Quarterly Shortfall Obligation in cash.
Distributions on the performance participation interest may be payable in cash or Class E OP Units at the election of the Special Limited Partners. If a Special Limited Partner elects to receive such distributions in Class E OP Units, the Special Limited Partner may request that the Operating Partnership repurchase such Class E OP Units from the Special Limited Partner at a later date. Any such repurchase requests will not be subject to the Early Repurchase Deduction or similar repurchase limits that exist under our share repurchase plan. The Operating Partnership will repurchase any such Class E OP Units for Class E shares or cash (at the Special Limited Partners’ elections) unless our Board of Trustees determines that any such repurchase for cash would be prohibited by applicable law or the Operating Partnership’s partnership agreement, in which case such Class E OP Units will be repurchased for Class E shares. Any such repurchase request will not be subject to the Early Repurchase Deduction or similar repurchase limits that exist under our share repurchase plan.
The NAV of the Operating Partnership calculated on the last trading day of a calendar year shall be the amount against which changes in NAV are measured during the subsequent calendar year. In our first calendar year of operations, the performance participation will be prorated for the portion of the calendar year.
The measurement of the foregoing net assets change is also subject to adjustment by our Board of Trustees to account for any OP Unit dividend, OP Unit split, recapitalization or any other similar change in the Operating

Partnership’s capital structure or any distributions made after the commencement of our private offering that the Board of Trustees deems to be a return of capital (if such changes are not already reflected in the Operating Partnership’s net assets).
Except as noted above with respect to Quarterly Allocations, the Special Limited Partners will not be obligated to return any portion of performance participation paid based on our subsequent performance.
Changes in the Operating Partnership’s NAV per OP Unit of each class will generally correspond to changes in our NAV per share of the corresponding class of our common shares. Distributions with respect to the performance participation interest are calculated from the Operating Partnership’s Total Return over a calendar year. As a result, the Special Limited Partners may be entitled to receive payments under the performance participation for a given year even if some of our shareholders who purchased shares during such year experienced a decline in NAV per share. Similarly, shareholders whose shares are repurchased during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance participation at such time, even if no performance participation allocation for such year is ultimately payable to the Special Limited Partners at the end of such calendar year.
If the Advisory Agreement is terminated, the Special Limited Partners will be allocated any accrued performance participation with respect to all Performance Participation OP Units as of the date of such termination.
The following example illustrates how we would calculate our Special Limited Partner’s performance participation allocation at the end of the year based on the assumptions set forth in rows A through E of the table below. All amounts are with respect to the units outstanding at the end of the year. Actual results may differ materially from the following example.

A.	Beginning NAV of Performance Participation OP Units	$1,000,000,000
B.	Loss Carryforward Amount	—
C.	Net proceeds from new issuances of Performance Participation OP Units	—
D.	Distributions paid on Performance Participation OP Units (in twelve equal monthly installments)	40,000,000
E.	Change in NAV of Performance Participation OP Units required to meet 5% annualized internal rate of return (1)	9,100,000
F.	Hurdle Amount (1) (D plus E)	49,100,000
G.	Ending NAV of Performance Participation OP Units required to meet Hurdle Amount	1,009,100,000
H.	Actual change in NAV of Performance Participation OP Units	50,000,000
I.	Actual ending NAV of Performance Participation OP Units	1,050,000,000
J.	Annual Total Return prior to performance participation allocation (D plus H)	90,000,000
K.	Excess Profits (J minus the sum of B and F)	40,900,000
L.	Performance participation allocation is equal to 12.5% of annual Total Return (J) because the annual Total Return exceeds the Hurdle Amount (F) plus Loss Carryforward Amount balance (B) with enough Excess Profits (K) to achieve the full Catch-Up	$11,250,000
__________________
(1)Amounts rounded to the nearest $100,000. The Hurdle Amount for any period is that amount that results in a 5% annualized internal rate of return on the NAV of the Performance Participation OP Units outstanding at the end of the period. An internal rate of return reflects the timing and amount of all distributions accrued or paid (without duplication) and any issuances or repurchases of such Performance Participation OP Units during the period. Internal rate of return is a metric used in business and asset management to measure the profitability of an investment, and is calculated according to a standard formula that determines the total return provided by gains on an investment over time. We believe our fee structure described herein, including the requirement that a minimum internal rate of return be achieved before the Adviser is entitled to any performance participation allocation, aligns the interests of our stockholders with the Adviser in a manner that is typically offered to institutional investors.
Organization and Offering Expense Reimbursement
We expect the Adviser to agree to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding the ongoing servicing fees) through the first anniversary of the initial closing of our private offering. We will reimburse the Adviser for all such advanced expenses ratably over the 60 months following the first anniversary of the initial closing of our private offering. After the first anniversary of the initial closing of our private offering, we will reimburse the Adviser for any organization and offering expenses associated with our private offering that the Adviser incurs on our behalf as and when incurred. The Adviser will pay wholesaling compensation expenses and certain related expenses of persons associated with the Dealer Manager without reimbursement from us.
Acquisition Expense Reimbursement
We do not intend to pay the Adviser any acquisition, financing (except interest payments to the lender in cases where the lender is an affiliate of the Adviser) or other similar fees in connection with making investments. We will, however, reimburse the Adviser for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate debt, whether or not such investments are acquired, and make payments to third parties or certain of the Adviser’s affiliates in connection with making investments as described in “—Fees from Other Services of the Adviser” below.
Fees from Other Services of the Adviser
We expect to retain the Adviser, its affiliates or portfolio companies of Other Blue Owl Accounts (including Subsidiary Service Providers) for services relating to our investments or our operations, which may include accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, trusteeship services, information technology services, finance/budget services, human resources, judicial processes, legal services, compliance services, operations services, accounting services, risk management services, tax services, treasury services, loan management services, construction management services, property management services, leasing services, property, asset management (including investment origination services), development management, facilities management, marketing, and other real-estate related services, title and other types of insurance and related services, transaction support services, transaction consulting services, “back office” and “middle office” financial, operational, administrative, or other services. With respect to administrative services provided by the Adviser, the Company will reimburse the Adviser for services performed for the Company pursuant to the terms of the Administration Agreement, as further described below. The Operating Partnership or its subsidiary may also issue equity incentives to certain employees of such service providers. Any payments made to the Adviser’s affiliates will not reduce the management fee or performance participation allocation. Any such arrangements will be charged at a fair and reasonable rate.
Administration
The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement, a form of which will be filed as an exhibit to this Registration Statement.
The Adviser also serves as our administrator. Pursuant to the Administration Agreement, which we expect to enter into in connection with the initial closing of our private offering, the Adviser will perform or oversee the performance of required administrative services, which will include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC (as applicable), and managing the payment of expenses and the performance of administrative and professional services rendered by others. The Company will also incur costs of services provided to the Company by employees and other personnel of the Adviser and its affiliates' in-house legal, compliance, finance, operations, accounting, information technology and tax teams, and employees and other personnel of the Adviser and its affiliates who provide “back office” or “middle office” financial, operational, administrative or other services to the Company or assist with the preparation, coordination, administration and/or provision of the foregoing.
We will reimburse the Adviser for services performed for us pursuant to the terms of the Administration Agreement, which will include certain compensation expenses, rent and other overhead expenses, certain organization costs incurred prior to the commencement of our operations, and certain offering costs.

Operating Partnership
The description below of the Operating Partnership Agreement is only a summary. Statements in this Registration Statement concerning the Operating Partnership Agreement include the material provisions of the agreement. The description set forth below is qualified in its entirety by reference to the Operating Partnership Agreement, which will be filed as an exhibit to this Registration Statement.
Management of the Operating Partnership
The Operating Partnership was formed on April 7, 2025 to acquire and hold assets on our behalf.
We intend to hold substantially all of our assets in the Operating Partnership or in subsidiary entities in which the Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
We are and expect to continue to be the sole general partner of the Operating Partnership. We hold limited partnership interests in the Operating Partnership, with remaining limited partnership interests expected to be held by the Special Limited Partners and controlled subsidiaries of Blue Owl, certain Senior Managing Directors of Blue Owl and certain investors who have exchanged property, cash or other assets for limited partnership units of the Operating Partnership.
As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. No limited partner of the Operating Partnership may transact business for the Operating Partnership, or participate in management activities or decisions, except as provided in the Operating Partnership Agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our Board of Trustees will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the Operating Partnership. However, pursuant to the Advisory Agreement, we intend to delegate to the Adviser authority to make decisions related to the management of our and the Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Trustees.
The Special Limited Partners have expressly acknowledged and any future limited partners of the Operating Partnership will expressly acknowledge that we, as general partner, are acting on behalf of the Operating Partnership, ourselves and our shareholders collectively. Neither we nor our Board of Trustees is under any obligation to give priority to the separate interests of the limited partners of the Operating Partnership or our shareholders in deciding whether to cause the Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on the one hand and the Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the Operating Partnership’s limited partners may be resolved in favor of our shareholders. We are not liable under the Operating Partnership Agreement to the Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.
The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable the Company to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless the Company otherwise ceases to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “—Certain U.S. Tax Considerations.”

Capital Contributions
The Company intends to contribute net offering proceeds, after payment of fees and expenses attributable to the Company’s private offering and operations, to the Operating Partnership as capital contributions. However, the Company will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and the Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the Company’s private offering and the Company’s operations.
If the Operating Partnership requires additional funds at any time in excess of capital contributions made by the Company, the Operating Partnership may borrow funds from a financial institution or other lenders or the Company or any of its affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which the Company or such affiliates will have the option, but not the obligation, of providing). In addition, the Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our Board of Trustees concludes in good faith that such admittance is in our best interest.
OP Units Generally
OP Units represent limited partner interests in the Operating Partnership. The Operating Partnership may issue additional OP Units and classes of OP Units with rights different from, and superior to, those of OP Units of any class, without the consent of the limited partners or our shareholders. Holders of OP Units do not have any preemptive rights with respect to the issuance of additional OP Units.
Limited partners of any class do not have the right to participate in the management of the Operating Partnership. Limited partners of any class who do not participate in the management of the Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of the Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Operating Partnership agreement.
Partnership interests in the Operating Partnership, other than the special limited partner interest and general partner interest, are currently divided into six classes of units: (a) Class S OP Units; (b) Class S-1 OP Units; (c) Class D OP Units; (d) Class D-1 OP Units; (e) Class I OP Units; and (f) Class E OP Units.
Class S OP Units, Class S-1 OP Units, Class D OP Units, Class D-1 OP Units, Class I OP Units and Class E OP Units
In general, the Class S OP Units, Class S-1 OP Units, Class D OP Units, Class D-1 OP Units, Class I OP Units, and Class E OP Units are intended to correspond on a one-for-one basis with our Class S shares, Class D shares, Class I shares, and Class E shares (with Class D-1 OP Units corresponding on a one-for-one basis with our Class D shares and Class S-1 OP Units corresponding on a one-for-one basis with our Class S shares). When we receive proceeds from the sale of common shares, we will contribute such proceeds to the Operating Partnership and receive OP Units that correspond to the classes of our shares sold.
In general, each Class S OP Unit, Class S-1 OP Unit, Class D OP Unit, Class D-1 OP Unit, Class I OP Unit, and Class E OP Unit will share in distributions from the Operating Partnership when such distributions are declared by us, the general partner, which decision will be made in our sole discretion. Upon the Operating Partnership’s liquidation, Class S OP Units, Class S-1 OP Units, Class D OP Units, Class D-1 OP Units, and Class E OP Units will automatically convert to Class I OP Units, in each case in proportion to the NAV per OP Unit of each class, and the resulting Class I OP Units will share on a unit-by-unit basis in the assets of the operating partnership that are available for distribution, after payment of all liabilities, establishment of reserves and after payment of any preferred return owed to holders of any limited partnership preferred units and payment of the portion distributable to the holder of the special limited partner interest. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes will be allocated to each OP Unit, regardless of whether any distributions are made by the Operating Partnership.

For each Class S OP Unit, Class S-1 OP Unit, Class D OP Unit, Class D-1 OP Unit, Class I OP Unit, or Class E OP Unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional OP Units without our consent as general partner.
The Adviser may elect to receive its management fee in cash, Class E shares, or Class E OP Units, and distributions on the Special Limited Partners’ performance participation allocation may be payable in cash or Class E OP Units at the election of the Special Limited Partners.
For holders other than us, the Adviser or the Special Limited Partners, after owning an OP Unit for one year, Operating Partnership unitholders generally may, subject to certain restrictions, exchange OP Units for a corresponding number of common shares. The Adviser and the Special Limited Partners may exchange Class E OP Units for a corresponding number of Class E shares at any time. The Adviser and the Special Limited Partners will have the option of exchanging Class E shares for an equivalent aggregate NAV amount of Class S, Class D or Class I shares. For the avoidance of doubt, OP Units acquired through the Operating Partnership’s distribution reinvestment plan will not be subject to the one-year holding period.
Issuance of Additional Limited Partnership Interests
As sole general partner of the Operating Partnership, we will have the ability to cause the Operating Partnership to issue additional limited partnership interests (including OP Units), preferred partnership interests or convertible securities. We intend to issue OP Units.
The Operating Partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to the Operating Partnership in exchange for limited partnership interests (including OP Units) on a tax-deferred basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in the Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.
In addition, investing in the Operating Partnership, rather than in our common shares, may be more attractive to certain institutional or other investors due to their business or tax structure.
Transferability of Interests
Without the consent of a majority in interest of the limited partners of the Operating Partnership, other than interests held by us, we may not voluntarily withdraw as the general partner of the Operating Partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners of the Operating Partnership receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership.
With certain exceptions, the limited partners may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.
Exculpation
We, as general partner, will not be liable to the Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the Operating Partnership Agreement for exculpation of the general partner. Therefore, purchasers of interests in the

Operating Partnership have a more limited right of action than they would have absent the limitation in the Operating Partnership Agreement.
Indemnification
The Operating Partnership Agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
We are the Operating Partnership’s partnership representative and have the authority to make tax elections under the Code on the Operating Partnership’s behalf.
Allocation of Investment Opportunities
Blue Owl Digital Infrastructure Trust Advisors believes our investment objectives, guidelines and structure are generally distinct from those of Other Blue Owl Accounts. Accordingly, those distinctive characteristics coupled with the scale of the digital infrastructure market leads us to believe that there will be sufficient investment opportunities. There will, however, be overlap of digital infrastructure investments and real estate-related securities investment opportunities with certain Other Blue Owl Accounts, in particular those managed by the Blue Owl Real Assets team, that are actively investing, and there could be similar overlap with future Other Blue Owl Accounts. The Adviser maintains an allocation policy, which seeks to ensure equitable allocation of investment opportunities between us and Other Blue Owl Accounts.
Certain inherent conflicts of interest arise from the fact that the Adviser and its affiliates will provide investment advisory and other services to the Company and Other Blue Owl Accounts. The investment guidelines and program of the Company and the Other Blue Owl Accounts may or may not overlap, in whole or in part, and if there is any such overlap, investment opportunities will be allocated between the Company and the Other Blue Owl Accounts in a manner that may result in fewer investment opportunities being allocated to the Company than would have otherwise been the case in the absence of such Other Blue Owl Accounts. Certain allocations will, from time to time, be more advantageous to the Company relative to one or all of the Other Blue Owl Accounts, or vice versa. While the Adviser will seek to allocate investment opportunities in a way that it believes in good faith is fair and reasonable over time to the Company, there can be no assurance that the Company’s actual allocation of an investment opportunity or terms on which the allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser is subject did not exist. See “Item 1A. Risk Factors—Risks Related to Our Relationship with Blue Owl, the Adviser and the Advisory Agreement—We may compete for capital and investment opportunities with other entities managed by the Adviser or its affiliates, subjecting the Adviser to certain conflicts of interest.”
With respect to Other Blue Owl Accounts with investment objectives or guidelines that may overlap with ours but that do not have priority over us, investment opportunities will be allocated between us and the Other Blue Owl Accounts in accordance with our prevailing policies and procedures in effect at the time (and subject to change) on a basis that the Adviser and its affiliates determine to be fair and reasonable over time in their sole discretion, subject to the following considerations: (i) any applicable investment objectives, guidelines, and strategies of ours and such Other Blue Owl Accounts (which, for us, includes our investment objective of providing total return through a combination of current income and capital appreciation), (ii) any investment limitations of ours and such Other Blue Owl Accounts (e.g., joint venture investments between us and an Other Blue Owl Account must be on the same terms and satisfy the restrictions of all participants, such as lowest leverage targeted by any participant), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification, (iv) avoiding allocation that could result in de minimis or odd lot investments, (v) the liquidity needs of the investment fund or account, (vi) the ability of the investment fund or account to accommodate structural, timing and other aspects of the investment process, (vii) the life cycle of the investment fund or account, (viii) targeted investment size and available capital of ours and the Other Blue Owl Accounts, (ix) the size of the proposed investment, (x) compliance with existing agreements, (xi) portfolio construction considerations, and (xii) legal, tax, accounting, regulatory, and other considerations deemed relevant by the Adviser and its affiliates (including maintaining our qualification as a REIT and our status as a non-investment company exempt from the Investment Company Act). The relevance of each of these criteria will vary from investment opportunity to investment opportunity.
Currently, Other Blue Owl Accounts also seek to invest in digital infrastructure assets and will be offered the opportunity to participate in such investments. The Adviser’s allocation of investment opportunities among the Company and any of the Other Blue Owl Accounts will not always, and often will not, be proportional. In circumstances where the investment objectives of multiple investment funds or accounts regularly overlap, while the specific facts and circumstances of each allocation decision will be determinative, the Adviser may also take into account prior allocation decisions.
These Other Blue Owl Accounts will, from time to time, have priority over us with respect to certain digital infrastructure assets. Currently, one Other Blue Owl Account with aggregate equity capital available to invest of $4.55 billion as of June 30, 2025 seeks to invest in digital infrastructure assets as its principle investment strategy. Additionally, three Other Blue Owl Accounts with aggregate equity capital available to invest of $5.58 billion as of June 30, 2025 include investments in digital infrastructure assets within their broader investment strategy, although investments by such Other Blue Owl Accounts must meet certain lease-duration conditions, must be leased solely to investment-grade tenants, and must meet certain return criteria. Further, one Other Blue Owl Account with aggregate equity capital available to invest of $981.5 million as of June 30, 2025 includes investments in digital infrastructure assets within its broader investment strategy, although investments by such Other Blue Owl Account must be leased to non-investment-grade tenants. Each of the five Other Blue Owl Accounts described above currently has priority over us where our investment strategy overlaps with such Other Blue Owl Account, although we have the potential to co-invest with such Other Blue Owl Account. Other than as described above, no Other Blue Owl Accounts currently have priority over us with respect to investment opportunities.
The Adviser will direct certain relevant investment opportunities to those Other Blue Owl Accounts and may cause the Company to co-invest alongside or enter into joint ventures with these Other Blue Owl Accounts. Other Blue Owl Accounts having priority over us will result in fewer investment opportunities being made available to us, and the opportunities that are available to us may have lower return profiles, shorter lease durations or lower-rated customers than would otherwise be the case. There may be additional priorities over us held by future Other Blue Owl Accounts (although, because these future Other Blue Owl Accounts have yet to be organized, it is unclear what types of investment priorities (if any) such future Other Blue Owl Accounts could have over us).
For additional information, see “Item 7. Certain Relationships and Related Transactions, And Director Independence—Potential Conflicts of Interest—Allocation of Investment Opportunities.”
Term
The Company has been established, and is expected to continue, for an indefinite period of time. As part of the Company’s indefinite term structure, investors may request the repurchase of their shares on a quarterly basis (as further discussed below). See “—Share Repurchase Plan” below for more information regarding repurchases.
Governmental Regulations
As an owner of real estate, our operations will be subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which include, among other things: (i) federal and state securities laws and regulations; (ii) federal, state and local tax laws and regulations, (iii) state and local laws relating to real property; and (iv) federal, state and local environmental laws, ordinances, and regulations.
Compliance with the federal, state and local laws described above is not expected to have a material adverse effect on our business, assets, results of operations, financial condition and ability to pay distributions, and we do not believe that our anticipated portfolio will require us to incur material expenditures to comply with these laws and regulations.
Competition
We face competition from various entities for investment opportunities, including other REITs, digital infrastructure vehicles, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, Other Blue Owl Accounts, particularly those with investment strategies that overlap with ours, will seek investment opportunities under Blue Owl’s prevailing policies and procedures.
In the face of this competition, we have access to the Adviser’s professionals and their industry expertise and relationships, which we believe provide us with a competitive advantage and help us source, evaluate and compete for potential investments. We believe these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face.
Emerging Growth Company
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
Distribution Reinvestment Plan
We intend to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. For shareholders that participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that such shareholders own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to the transaction price for such shares at the time the distribution is payable. Shareholders will not pay any upfront selling commission, dealer manager fees, or other similar placement fees (together, the “Upfront Sales Load”) when purchasing shares under our distribution reinvestment plan; however, all outstanding Class S and Class D shares, including those purchased under our distribution reinvestment plan, will be subject to ongoing servicing fees. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us. See “Item 11. Description of Registrant’s Securities to be Registered—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions investors may receive from us.

Share Repurchase Plan
We intend to adopt a share repurchase plan whereby shareholders may request on a quarterly basis that we repurchase all or any portion of their shares and may submit such repurchase requests beginning after the start of the second month of the applicable calendar quarter. Under our share repurchase plan, to the extent we choose to repurchase shares in any particular calendar quarter, we will only repurchase shares as of the close of the fourth business day of the last month of the applicable calendar quarter (each such date, a “Repurchase Date”). The repurchase price per share will generally be equal to the NAV per share as of the last calendar day of the first month of the applicable calendar quarter, except that shares that have not been outstanding for at least two years will be repurchased at 98% of the transaction price (an “Early Repurchase Deduction”). However, we are not obligated to repurchase any shares and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular quarter in the discretion of our Board of Trustees. In addition, our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available each quarter. Shareholders who have received common shares in exchange for their OP Units may include the period of time such shareholder held such OP Units for purposes of calculating the holding period for such common shares. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death or qualified disability of the holder. Further, we may waive the Early Repurchase Deduction for Class E shares in our discretion. In addition, we may sell shares to (i) certain vehicles that as an investment strategy make secondary investments in the Company (i.e., “fund of fund” vehicles) and (ii) feeder vehicles primarily created to hold our shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such “fund of fund” and feeder vehicles and similar arrangements in certain markets, the Company in its discretion may not apply the Early Repurchase Deduction to the certain “fund of fund” or feeder vehicles or their respective underlying investors, often because of administrative or systems limitations. Further, the Company will not apply the Early Repurchase Deduction on repurchases of the Company’s common shares submitted by discretionary model portfolio management programs (and similar arrangements) as approved by the Company.
To have shares repurchased, a shareholder’s repurchase request and required documentation must be received in good order by 11:59 p.m. (Eastern time) on the third business day of the last month of the applicable calendar quarter. The repurchase price for the applicable quarter will be made available by the tenth business day prior to the third business day of the last month of such quarter. Settlements of share repurchases will be made within three business days of the Repurchase Date. A shareholder may withdraw his or her repurchase request by notifying the transfer agent before 11:59 p.m. (Eastern time) on the third business day of the last month of the applicable calendar quarter.
The aggregate NAV of total repurchases of Class S, Class D, Class I and Class E shares (including repurchases by certain “fund of fund” vehicles and certain non-U.S. investor access funds primarily created to hold our common shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited to no more than 3% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV as of the end of the preceding three months for which NAV is available).
If we determine to repurchase some but not all of the shares submitted for repurchase during any particular calendar quarter, shares submitted for repurchase during such calendar quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the second month of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable.
Shares issued to the Adviser and its affiliates in connection with the Initial Capitalization (defined below) or in payment of the management fee or issued to a Special Limited Partner in connection with the performance participation interest will not be subject to the limitations of our share repurchase plan or the Early Repurchase Deduction.
Our approach to portfolio construction is to maintain a portfolio consisting predominately of income-generating, stabilized digital infrastructure real estate investments and, to a lesser extent, in real estate debt investments, non-real estate investments that are related to our real estate investments (including investments related to our customers), equity securities, marketable securities, warrants, cash, cash equivalents and other short-term investments. Real estate investments cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. The real estate debt portfolio was designed as a feature of our investment program to provide current income and contribute to our overall net returns and, alongside our credit facilities and operating cash flow, as an additional source of liquidity for our share repurchase plan, cash management and other purposes. We may fund repurchase requests from sources other than cash flow from operations, including the sale of or repayment under our assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real estate or other investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our Board of Trustees may make exceptions to, modify or suspend our share repurchase plan if it deems in its reasonable judgment such action to be in our best interest and the best interest of our shareholders.
Employees
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser or its affiliates pursuant to the terms of the Advisory Agreement and Declaration of Trust. See “Item 1(c). Description of Business—Advisory Agreement.”
The Private Offering
Subscriptions to purchase our common shares may be made on an ongoing basis, but investors may only purchase our shares pursuant to accepted subscription orders as of the first business day of each month (based on the transaction price, which is generally the NAV per share for such class as of the last calendar day of the immediately preceding month, plus applicable transaction or other fees, including upfront placement fees or brokerage commissions), and to be accepted, a subscription request must be received in good order at least five business days prior to the first business day of the month (unless waived by the Dealer Manager or otherwise agreed to between the Dealer Manager and the applicable participating broker-dealer). A subscription order may be canceled at any time before the time it has been accepted.
The purchase price per share of each class will be equal to the then-current transaction price, which will generally be our NAV per share for such class as of the last calendar day of the immediately preceding month, plus applicable transaction or other fees, including upfront placement fees or brokerage commissions. Our NAV may vary significantly from one month to the next. We may offer shares at a price that we believe reflects the NAV per share of such shares more appropriately than the NAV per share as of the last calendar day of the immediately preceding month, including by updating a previously available transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month. In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Calculation and Valuation of Net Asset Value” for more information about the calculation of NAV per share.
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason. Investors may only purchase our shares pursuant to accepted subscription orders as of the first business day of each month (based on the transaction price), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our shares being subscribed at least five business days prior to the first business day of the month. If a purchase order is received less than five business days prior to the first business day of the month, unless waived by the Dealer Manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, the price per share at which a subscriber’s order is executed may be different than the price per share for the month in which they submitted their purchase order.

On or around the 15th calendar day after the last calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the prior month, which will generally be the transaction price for the then-current month for such share class. However, in certain circumstances, the transaction price will not be made available until a later time. We will provide notice of the transaction price when available on our website and directly to the financial intermediaries that participate in our private offering, and such financial intermediaries will in turn communicate such transaction price to applicable investors in accordance with the financial intermediaries’ policies and procedures.
Reporting Obligations
We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.
We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q, and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement.
Certain U.S. Tax Considerations
The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.
The following summary describes certain material U.S. federal income tax considerations relating to the ownership of our shares as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with shares held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Shares” below), insurance companies, persons holding shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, persons who are “foreign governments” within the meaning of Section 892 of the Code, investors in pass-through entities or U.S. holders of shares whose “functional currency” is not the U.S. dollar. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed herein. In addition, this summary does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the net investment income tax. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those discussed below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares has been requested from the U.S. Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.
The U.S. federal income tax treatment of holders of our shares depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular shareholder of holding our shares will depend on the shareholder’s particular tax circumstances.
EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE COMPANY.

Our Taxation as a REIT
We intend to elect to be taxed as a real estate investment trust, or a REIT, under the Code commencing with our first taxable year. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our Board of Trustees determines that REIT qualification remains in our best interest.
The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its shareholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative interpretations thereof.
REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”
Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the shareholder level when the income is distributed. In general, the income that we generate, to the extent declared as a dividend and subsequently paid to our shareholders, is taxed only at the shareholder level.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time after, the calendar year in which the income is earned.
•If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.
•If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax.
•If due to reasonable cause and not willful neglect we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% Gross Income Test or the 95% Gross Income Test, multiplied in either case by a fraction intended to reflect our profitability.
•If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the corporate tax rate.
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Requirements for Qualification as a REIT.”
If we fail to distribute during each calendar year at least the sum of:
•85% of our ordinary income for such calendar year;
•95% of our capital gain net income for such calendar year; and
•any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.
We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, and would receive a credit or a refund for its proportionate share of the tax we paid.
We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (a “TRS”) (or on certain expenses deducted by a TRS) if certain arrangements between us and a TRS of ours, as further described below, are not comparable to similar arrangements among unrelated parties.
If we acquire any assets from a non-REIT C corporation in a carry-over basis transaction, we could be liable for specified tax liabilities inherited from that non-REIT C corporation with respect to that corporation’s “built-in gain” in its assets. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. Applicable Treasury regulations, however, allow us to avoid the recognition of gain and the imposition of corporate-level tax with respect to a built-in gain asset acquired in a carry-over basis transaction from a non-REIT C corporation unless and until we dispose of that built-in gain asset during the 5-year period following its acquisition, at which time we would recognize, and would be subject to tax at the regular corporate rate on, the built-in gain.
In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to U.S. federal corporate income tax on its net income.
Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:
(1)that is managed by one or more trustees or directors;
(2)the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;
(4)that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)the beneficial ownership of which is held by 100 or more persons;

(6)of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;
(7)that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and
(8)that meets other tests described below regarding the nature of its income and assets.
Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Declaration of Trust contains restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Declaration of Trust restricting the ownership and transfer of our shares are described in “Item 11. Description of Registrant’s Securities to be Registered—Descriptions of Our Shares—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.
Assuming we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our shares requesting information regarding the actual ownership of our shares (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.
Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest, including the Operating Partnership, is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the stock of which is owned directly or indirectly by the

REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.
In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”
Taxable REIT Subsidiaries. A TRS is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a TRS. The separate existence of a TRS is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our shareholders. In addition, if a TRS owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% (or, for taxable years beginning after December 31, 2025, 25%) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
Income earned by a TRS is not attributable to the REIT. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat dividends paid to us from such TRS, if any, as income. This income can affect our income and asset tests calculations, as described below. As a result, income that might not be qualifying income for purposes of the income tests applicable to REITs could be earned by a TRS without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as management fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
Several provisions of the Code regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to affiliated REITs. In addition, we would be obligated to pay a 100% penalty tax on some payments that we receive from, or on certain expenses deducted by, a TRS if the IRS were to assert successfully that the economic arrangements between us and a TRS are not comparable to similar arrangements between unrelated parties.
Deductions are disallowed for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to depreciation, amortization, business interest income or expense, net operating losses, or the pass-through income deduction. Such limitations may also impact the amount of U.S. federal income tax paid by any of our TRSs.

Gross Income Tests
To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:
•rents from real property;
•interest on debt secured by mortgages on real property or on interests in real property;
•dividends or other distributions on, and gain from the sale of, stock in other REITs;
•gain from the sale of real property or mortgage loans;
•abatements and refunds of taxes on real property;
•income and gain derived from foreclosure property (as described below);
•amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and
•interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term (the “75% Gross Income Test”).
Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% Gross Income Test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property (the “95% Gross Income Test”).
If we fail to satisfy the 75% Gross Income Test or the 95% Gross Income Test (or both) for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—REITs in General.”
Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.
Dividends. We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any TRS, will be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test.
Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% Gross Income Test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% Gross Income Test but will be qualifying income for purposes of the 95% Gross Income Test. The portion of the interest income that will not be qualifying income for purposes of the 75% Gross Income Test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
We expect that the CMBS or ABS in which we invest generally will be treated either as interests in a grantor trust or as interests in a real estate mortgage investment conduit (“REMIC”) for U.S. federal income tax purposes and that all interest income from such CMBS or ABS will be qualifying income for the 95% gross income test. In the case of CMBS or ABS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS or ABS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income for the holder of the related REMIC securities.
Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.
Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods specified in Treasury regulations, (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as a hedge along with the risk that it hedges within prescribed time periods, or (iii) in connection with the effective termination of certain hedging transactions described above will be excluded from gross income for purposes of both the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.
We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income of which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income. Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.
Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the customer, the computation of the rent payable, the nature of the property leased, and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party” customer will not qualify as rents from real property in satisfying the gross income tests unless the customer is a TRS, at least 90% of the property is leased to unrelated customers, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated customers for comparable space, and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A customer is a “related party” customer if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the customer. Whether rents paid by a TRS are substantially comparable to rents paid by other customers is determined at the time the lease with the TRS is entered into, extended, or modified, if such modification increases the rents due under such lease. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal, and general maintenance of common areas. We may, however, render services to our customers through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a TRS which provides non-customary services to customers without tainting our rental income from the related properties.
Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such non-customary services are not treated as rent for purposes of the REIT gross income tests.
We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular customer in connection with the rental of real property, to be provided through a TRS or through an “independent contractor” who is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.
Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. While we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business, we cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
•that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;
•for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•for which the REIT makes a proper election to treat the property as foreclosure property.
However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.
Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
•on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% Gross Income Test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% Gross Income Test;
•on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or
•which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.
We will be subject to tax at the corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% Gross Income Test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash flow from or proceeds from disposition of such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.
We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.
Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.
In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.
As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”
Asset Tests
At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets:
•At least 75% of the value of our total assets must be represented by the following:
◦interests in real property, including leaseholds and options to acquire real property and leaseholds;
◦interests in mortgages on real property;
◦stock in other REITs and debt instruments issued by publicly offered REITs;
◦cash and cash items (including certain receivables);
◦government securities;
◦investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt obligations with at least a five-year term; and
◦regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC (the “75% Asset Test”).

•Not more than 20% (or, for taxable years beginning after December 31, 2025, 25%) of our total assets may be represented by securities, other than those in the 75% asset class described above.
•Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets (the “5% Value Test”).
•Except for securities in TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.
•Except for securities of TRSs and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below (the “10% Value Test”).
•Not more than 25% of the value of our total assets may be represented by the securities of one or more TRSs.
•Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, including the Operating Partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% Value Test, as explained below).
Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% Asset Test will not be taken into account for purposes of the 10% Value Test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).
In addition to straight debt, the Code provides that certain other securities will not violate the 10% Value Test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% Gross Income Test described above under “—Gross Income Tests.” In applying the 10% Value Test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.
Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% Asset Test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% Asset Test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a TRS election.
We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.
In the case of de minimis violations of the 10% Value Test and the 5% Value Test, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, a REIT which fails one or more of the asset requirements for a particular tax quarter may nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
Annual Distribution Requirements Applicable to REITs
To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to:
•the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus
•the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.
Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration; these distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our shareholders of any distributions that are actually made.
If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years), and (y) the amounts of income retained on which we have paid corporate income tax.
Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares.
We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our shareholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.
We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements, in which case it may be necessary to borrow funds or make non-cash distributions (including, for example, distributions of our own shares) in order to satisfy the distribution requirements.
If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.
Like-Kind Exchanges
We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our customers by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a TRS that is attributable to services provided to us, or on our behalf to any of our customers, that is less than the amounts that would have been charged based upon arm’s-length negotiations.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares.
Failure to Qualify
If we fail to satisfy one or more requirements of REIT qualification, other than the income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income as a corporation. This would significantly reduce both our cash available for distribution to our shareholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to shareholders and any distributions that are made will not be deductible by us. Moreover, all distributions to shareholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.
Tax Aspects of the Operating Partnership and any Subsidiary Partnerships
General. Substantially all of our assets will be held through the Operating Partnership. In addition, the Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction, and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by the Operating Partnership, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.
Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” (subject to certain exceptions). A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If the Operating Partnership or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and income tests. In addition, a change in the tax status of the Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that the Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
U.S. federal income tax audits of partnerships, such as the Operating Partnership or any subsidiary partnerships or limited liability companies treated as partnerships for U.S. federal income tax purposes are conducted at the entity level, but unless such an entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under an alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take such adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the Operating Partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will make such an election for any given adjustment.
Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to the Operating Partnership in exchange for OP Units in connection with future acquisitions. The Operating Partnership Agreement requires that allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the general partner under the Operating Partnership Agreement. Any property acquired by the Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.
Taxation of U.S. Holders of Our Shares
U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our shares that is for U.S. federal income tax purposes:
•a citizen or resident of the United States;

•a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our shares that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).
Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to distributions by non-REIT C corporations to certain non-corporate U.S. holders. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Corporate shareholders will not be eligible for the dividends received deduction with respect to these distributions. With the enactment of the One Big Beautiful Bill Act, U.S. holders that are individuals, trusts, and estates generally may still deduct 20% of “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates). The overall deduction is limited to 20% of the sum of the taxpayer’s taxable income (less net capital gain) and certain cooperative dividends, subject to further limitations based on taxable income. The deduction, if allowed in full, equates to a maximum effective U.S. federal income tax rate on ordinary REIT dividends of 29.6%.
Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s shares. Rather, such distributions will reduce the adjusted basis of the shares. To the extent that distributions exceed the adjusted basis of a U.S. holder’s shares, the U.S. holder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less.
Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the shareholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.
Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our shares as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the shareholders have held their shares. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the shareholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate shareholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.
Instead of paying capital gain dividends, we may elect to require shareholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our shares will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.
We must classify portions of our designated capital gain dividend into the following categories:
•a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a federal rate of up to 20%; or
•an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our shares at a maximum rate of 25%.
We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of shares be comprised proportionately of dividends of a particular type.
Passive Activity Loss and Investment Interest Limitation. Distributions that we make and gains arising from the disposition of our common shares by a U.S. holder will not be treated as passive activity income, and therefore U.S. holders will not be able to apply any “passive activity losses” against such income. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.
Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust, or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as TRSs, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).
Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the shares on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the shares on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our shareholders, the shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the shareholder will only be eligible to treat the dividend as qualifying dividend income if the shareholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a shareholder will be required to hold our shares for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the share becomes ex-dividend.
Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to shareholders and do not offset income of shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of shareholders to the extent that we have current or accumulated earnings and profits.
Sales of Our Shares. Upon any taxable sale or other disposition of our shares (except pursuant to a repurchase by us, as described below), a U.S. holder of our shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:
•the amount of cash and the fair market value of any property received on such disposition; and
•the U.S. holder’s adjusted basis in such shares for tax purposes.
Gain or loss will be capital gain or loss if the shares have been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.
In general, any loss upon a sale or exchange of our shares by a U.S. holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.
Repurchases of Our Shares. A repurchase of our shares will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our shares discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our shares, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common shares actually owned, as well as common shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. The sale of common shares pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting shares owned by the holder immediately after the sale is less than 80% of the percentage of our voting shares owned by the holder determined immediately before the sale. The sale of common shares pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our shares as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.
A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our shares taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Taxation of Non-U.S. Holders of Our Shares
The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules.
We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state, local, and foreign income tax laws on ownership and disposition of the common shares, including any reporting requirements.
Distributions. Distributions by us to a non-U.S. holder on our shares that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Further, reduced treaty rates are not available to the extent the income allocated to the non-U.S. holder is excess inclusion income. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed with respect to these dividends, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.
A non-U.S. holder of our shares who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder of our shares eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common shares will reduce the non-U.S. holder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions that are neither attributable to gain from sales or exchanges of “U.S. real property interests” nor designated as capital gains dividends and that are in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common shares will be treated as gain from the sale of its shares, the tax treatment of which is described below under “—Sales of Our Shares.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.
We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our shares constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Shares.” This withholding would apply even if a lower treaty rate otherwise applies or the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:
•The investment in the common shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or
•The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a trade or business in the United States. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% (or lower applicable treaty rate) branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.
We will be required to withhold and remit to the IRS the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.
However, the above withholding tax will not apply to any capital gain dividend with respect to (i) any class of our shares which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of shares at any time during the one-year period ending on the date of such dividend or (ii) a “qualified shareholder” or a “withholding qualified holder.” Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Distributions.” Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market.
Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the shares held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.
Sales of Our Shares. Subject to the discussion below under “—Repurchases of Our Shares,” gain recognized by a non-U.S. holder upon the sale or exchange of our shares generally would not be subject to U.S. taxation unless:
•the investment in our shares is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or
•the non-U.S. holder is not a qualified shareholder or a withholding qualified holder (each as defined below) and our shares constitute U.S. real property interests within the meaning of FIRPTA, as described below.
We anticipate that our shares will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our shares is held directly or indirectly by non-U.S. holders. No assurance can be given, however, that we are or will be a domestically controlled REIT.
Even if we were not a domestically controlled REIT, a sale of common shares by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:
•our shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and
•the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.
However, it is not anticipated that our shares will be “regularly traded” on an established securities market. If gain on the sale or exchange of our shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common shares may be required to withhold 15% of the purchase price and remit this amount to the IRS.
Qualified Shareholders. Subject to the exception discussed below, a qualified shareholder who holds our shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our shares. While a qualified shareholder will not be subject to FIRPTA withholding on distributions by us or dispositions of our shares, certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our shares (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA withholding.
A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the non-U.S. person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
Withholding Qualified Holders. Any distribution to a withholding qualified holder who holds our shares directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our shares.
Withholding qualified holders are not “foreign persons” for purposes of FIRPTA and are thus exempt from FIRPTA on their disposition of U.S. real property interests. Withholding qualified holders include (i) qualified holders and (ii) foreign partnerships all of the interests of which are held by qualified holders, including through one or more partnerships. Qualified holders include “qualified foreign pension funds” and “qualified controlled entities.”

Generally, a qualified foreign pension fund is a trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established (a) by such country (or one or more political subdivisions thereof) to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees, as a result of services rendered by such employees to their employers or (b) by one or more employers to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (including self-employed individuals) or persons designated by such employees in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information reporting about its beneficiaries is provided, or is otherwise available, to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or arrangement or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is excluded from the gross income of such entity or arrangement or is taxed at a reduced rate. Generally, a “qualified controlled entity” is a trust or corporation created or organized under the laws of a foreign jurisdiction all of the interests of which are held by one or more qualified foreign pension funds directly or indirectly through one or more qualified controlled entities.
We urge non-U.S. holders to consult their own tax advisers to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a withholding qualified holder.
Repurchases of Our Common Shares. A repurchase of our shares that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Holders of Our Shares—Repurchases of Our Shares” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
A repurchase of our shares generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Shares.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the highest rate of U.S. federal income tax applicable to each non-U.S. holder, based on the status of such holder, from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or withholding qualified holders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.
U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our shares or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return.
Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local, and foreign income tax laws on their acquisition, ownership, and disposition of our common shares, including any reporting requirements.
Taxation of Tax-Exempt Holders of Our Shares
Provided that a tax-exempt holder has not held its common shares as “debt-financed property” within the meaning of the Code and our shares of beneficial interest are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our shares will not constitute UBTI unless the tax-exempt holder has held its common shares as debt-financed property within the meaning of the Code or has used the common shares in a trade or business.
Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our shares will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”
A REIT is a “pension-held REIT” if it meets the following two tests:
•it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and
•either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.
The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Declaration of Trust’s restrictions on the number of our shares that a person may own, we do not anticipate that we will become a “pension-held REIT.”
Distribution Reinvestment Plan
Holders who participate in the distribution reinvestment plan will recognize taxable income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed distributions will be treated as actual distributions from us to the participating holders and will retain the character and U.S. federal income tax effects applicable to all distributions. Shares received under the plan will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to their cost, which is the gross amount of the deemed distribution.
Backup Withholding Tax and Information Reporting
U.S. Holders of Common Shares. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our shares held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Brokers that are required to report the gross proceeds from a sale of our shares on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common shares sold and whether any gain or loss with respect to such shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common shares sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.
Non-U.S. Holders of Our Shares. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our shares within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.
Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our shares.
Tax Shelter Reporting
If a shareholder recognizes a loss with respect to our shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any ordinary dividends and other distributions that we pay to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors to determine the applicability of this legislation in light of their individual circumstances.

Certain ERISA Considerations
The following is a summary of certain considerations associated with an investment in the Company by (i) “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to Title I of ERISA, (ii) plans, individual retirement accounts (“IRAs”), “Keogh” plans and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA and/or Section 4975 of the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan which is a “benefit plan investor” (“Benefit Plan Investor”), within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor. The term Benefit Plan Investor is defined in ERISA and the Plan Asset Regulations as any (a) “employee benefit plan” (as defined in section 3(3) of ERISA) which is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) “plan” as defined in section 4975(e)(1) of the Code which is subject to Section 4975 of the Code, and (c) entity whose underlying assets include the assets of any of the foregoing described in clauses (a) or (b) (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA).
In considering an investment in the Company of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in the Company, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to a fiduciary’s duties to the Plan, including the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws, the role that an investment in the Company has in the Plan’s investment portfolio, taking into account the Plan’s purposes, the risk of loss, and the potential return in respect of such investment, the composition of the Plan’s portfolio, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan, and the projected return of the portfolio relative to the Plan’s funding objectives.
Prohibited Transactions
ERISA and Section 4975 of the Code generally prohibit a fiduciary from causing a Benefit Plan Investor to engage in a broad range of transactions involving the assets of the Benefit Plan Investor and persons having a specified relationship to the Benefit Plan Investor (“parties in interest” under ERISA and “disqualified persons” under the Code) unless a statutory or administrative exemption applies. Among other matters, an excise tax may be imposed pursuant to section 4975 of the Code on disqualified persons in respect of non-exempt prohibited transactions involving the assets of the Benefit Plan Investor. Generally speaking, parties in interest for purposes of ERISA would be disqualified persons under section 4975 of the Code.
The acquisition of the shares with “plan assets” of a Benefit Plan Investor with respect to which the Company, the Adviser and their respective affiliates is considered a party in interest or a disqualified person could result in a direct or indirect prohibited transaction, unless the investment is acquired in accordance with an applicable statutory, regulatory or administrative exemption. The U.S. Department of Labor (the “DOL”) has issued a number of prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition of shares. These class exemptions include PTCE 84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers. In addition, ERISA section 408(b)(17) and section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and the Code for certain transactions, provided that neither the party in interest nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Benefit Plan Investor involved in the transaction and provided further that the Benefit Plan Investor receives no less, nor pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring shares in reliance on these or any other exemption should carefully review the exemption in consultation with its legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Plan Assets
The Plan Asset Regulations describe what constitutes the assets of a Benefit Plan Investor for purposes of various provisions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code when a Benefit Plan Investor makes an equity investment in an entity, such as an investment in the REIT. If a Benefit Plan Investor invests in an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant” (each within the meaning of the Plan Asset Regulations).
The Company will not be an investment company under the Investment Company Act. Under the Plan Asset Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Sections 12(b) or 12(g) of the Exchange Act.
The Company intends to conduct its affairs so that its assets should not be deemed to constitute “plan assets” of any shareholder that is a Benefit Plan Investor by reason of satisfying one more exceptions or safe harbors under the Plan Asset Regulations. The Company currently intends to use reasonable efforts to satisfy the “publicly-offered securities” exception set forth in the Plan Asset Regulations. The Company reserves the right to rely on a separate safe harbor under the Plan Asset Regulations. As a result, it is not currently expected that the Company will be deemed to hold “plan assets” for purposes of ERISA and Section 4975 of the Code at any point. Accordingly, the Adviser will have the power to take certain actions to avoid having the assets of the Company characterized as “plan assets,” including, without limitation, placing restrictions on share purchases, redemptions and participation in the distribution reinvestment plan, and requiring a shareholder to dispose of all or part of its shares.
If the assets of the Company were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of a Benefit Plan Investor who decide to invest in the Company could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Company or as co-fiduciaries for actions taken by or on behalf of the Company or the Adviser. With respect to an an individual retirement account (“IRA”) that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-favored status.
Other Plans. Certain Plans, such as governmental plans and most non-U.S. plans, may be subject to provisions of Similar Laws that may restrict the type of investments such a Plan may make or otherwise have an impact on such a Plan’s ability to invest in the Company. Accordingly, each Plan, including governmental and foreign plans, considering an investment in the shares should consult with their counsel regarding their proposed investment in the shares.
Independent Fiduciaries with Financial Expertise. This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The Adviser, and their respective affiliates have a financial interest in investors’ investment in shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Adviser and its respective affiliates; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in the shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the shares and any related transactions.
Reporting of Indirect Compensation. Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investor are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate a plan administrator’s compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the management fee payable to the Adviser and the performance participation allocation allocable to the Special Limited Partners, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.
The foregoing discussion of ERISA and Code issues should not be construed as legal advice.
Fiduciaries of Benefit Plan Investors should consult their own counsel with respect to issues arising under ERISA and the Code and make their own independent decision regarding an investment in the Company.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the Company. As indicated above, Similar Laws governing the investment and management of the assets of Plans that are not subject to ERISA or Section 4975 of the Code, such as governmental and most non-U.S. plans, may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code. Accordingly, Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable.

ITEM 1A.     RISK FACTORS
Risk Factors
A purchase of the Company’s shares involves a high degree of risk and is suitable only for sophisticated individuals and institutions for whom a purchase of the Company’s shares does not represent a complete investment program and who fully understand and are capable of bearing the risks of a purchase of the Company’s shares. There can be no assurance that the business objectives of the Company will be achieved, that any acquisitions targeted pursuant to the Company’s business objectives will be made by the Company or that a shareholder will receive a return of its capital. In addition, there will be occasions when the Adviser and its affiliates will encounter potential conflicts of interest in connection with the Company, as described below under “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest.” The following discussion enumerates certain risk factors that should be carefully evaluated before making a purchase of the Company’s shares. This summary does not purport to be a complete discussion of all of the risks and other factors and considerations which relate to or might arise from investing in the Company.
Risks Related to Our Business and Operations
We are subject to risks related to the ownership of digital infrastructure and related commercial real estate assets that could affect the performance and value of our properties.
Factors beyond our control can affect the performance and value of our properties and may cause the performance and value of our properties to decline. Our core business is the ownership of single- or multi-customer digital infrastructure and related commercial real estate assets. Accordingly, our performance will be subject to risks incident to the ownership of digital infrastructure and related commercial real estate assets, including:
•inability to collect rents from customers due to financial hardship, including bankruptcy or insolvency;
•changes in local real estate conditions in the markets where our digital infrastructure assets are located, including the availability and demand for the digital infrastructure assets we own;
•changes in trends and preferences among consumers and customers that affect the demand for products and services offered by our customers or reduce the attractiveness and marketability of our digital infrastructure assets to customers or cause decreases in market rental rates;
•changes in, or the success of, our customers’ business models;
•adverse changes in the general economic climate or in international, national, regional and local economic conditions (including market volatility as a result of the ongoing conflicts in Eastern Europe and the Middle East and actual or perceived instability in the U.S. banking system);
•inability to renew leases, lease vacant space, or re-let space upon expiration or termination of existing leases, which could cause us to bear increased direct property-level operating expenses (such as property taxes, costs for repairs and replacements, and property management expenses) and could adversely affect our financial condition, cash flows and results of operations;
•environmental risks, including the presence of hazardous or toxic substances on our properties;
•the subjectivity of asset valuations and decreases in such valuations over time;
•illiquidity of real estate investments, which may limit our ability to quickly modify our portfolio in response to changes in economic or other conditions;
•changes in operating costs and expenses or energy, labor and supply shortages;
•changes in governmental laws and regulations, zoning or other local regulatory restrictions, fiscal policies or other factors pertaining to local government institutions and the related costs of compliance which inhibit interest in the markets in which our properties are located;

•negative changes in interest rates and the availability of financing;
•inflation;
•significant liquidated damages, loss of deposits or other financial or governance penalties if we fail to consummate transactions or fail to fund capital commitments contemplated by any agreements we make;
•successor liability for investments in existing entities (e.g., buying out a distressed partner or acquiring an interest in an entity that owns a real property);
•competition from other real estate companies similar to ours and competition for customers, including competition based on rental rates, age and location of properties and the quality of maintenance, insurance and management services;
•acts of God, including natural disasters and public health crises, which may result in uninsured losses;
•strikes, riots, social or civil unrest, or acts of war or terrorism (including the ongoing conflicts in Eastern Europe and the Middle East), including consequences of such activities; and
•various creditor risk, interest rate risk, prepayment and extension risks, among others, in connection with our ownership of CMBS and other real estate debt.
We have limited opportunities to increase rents under our long-term leases with customers, which could impede our growth and materially and adversely affect us.
We generally intend to lease our properties pursuant to long-term net or gross leases with initial terms of 10 years or more that often have renewal options. Substantially all of our leases will provide for periodic rent escalations, but these built-in increases may be less than what we otherwise could achieve in the market.
Long-term net or gross leases have an increased risk that contractual rental increases in future years will fail to result in fair market rental rates during those years. If we do not accurately judge the potential for increases in market rental rates when negotiating these long-term leases, significant increases in future property operating costs, to the extent not covered under a net lease, could result in us receiving less than fair value from these leases. As a result, income to and distributions from us could be lower than they would otherwise be if we did not engage in long-term leases.
If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.
Our private offering will be made on a “best efforts” basis, meaning that the Dealer Manager and participating broker-dealers are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in our private offering may be substantially less than the amount we would need to create a diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. Moreover, the potential impact of any single asset’s performance on the overall performance of our portfolio will increase unless and until we raise sufficient proceeds to diversify the portfolio. Further, we expect to have certain fixed operating expenses, regardless of whether we are able to raise substantial funds in our private offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
We face risks associated with the deployment of our capital.
In light of the nature of our expected continuous private offering in relation to our investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if we have difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time we receive net proceeds from the sale of our shares in our continuous offering or any private offering and the time we invest the net proceeds. We may also from time to time hold cash pending deployment into investments or have less than our targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our shareholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the management fees.
The business of identifying, structuring, and completing investment transactions is highly competitive and involves a high degree of uncertainty. If we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. For example, we will continue to pay the Adviser the base management fee based on our NAV, which includes cash, money market accounts and other similar temporary investments. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. If we fail to timely invest the net proceeds of sales of our shares or do not deploy sufficient capital to meet our targeted leverage, our results of operations and financial condition may be adversely affected.
In addition, the targeted nature of our investment strategy means that significant amounts of our capital may be committed to a single investment or group of related investments. Accordingly, we may be obligated to devote future capital raised in our private offering to such committed investments and unable to pursue other potential investment opportunities at ideal times, if at all.
Following initial acquisition of any investment, we will be permitted to deploy additional funds into such investment or could have the opportunity to increase our exposure to such investment by investing in additional assets related thereto (whether for opportunistic reasons, to fund the needs of the investment, as an equity cure under applicable debt documents or for other reasons). There can be no assurance that we will make follow-on investments or that we will have sufficient funds to make all or any of such follow-on investments (including an event of default under applicable debt documents if an equity cure cannot be made). Any decision by us not to make follow-on investments or our inability to make such investments could have a substantial adverse effect on a particular real estate asset in need of such an investment.
If we are unable to successfully integrate new investments and manage our growth, our results of operations and financial condition may suffer.
We may in the future significantly increase the size or change the types of investments in our portfolio. We may be unable to successfully and efficiently integrate newly acquired investments into our existing portfolio or otherwise effectively manage our assets or growth. In addition, increases in the size of our investment portfolio or changes in our investment focus may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could adversely affect our results of operations and financial condition.
Adverse economic conditions, including the resulting effect on corporate spending and investment, could have a material and adverse effect on our business, financial condition, results of operations and cash flows.
Our business could be significantly affected by global and national economic and market conditions generally and by the local economic conditions where our properties are concentrated. A recession, slowdown or sustained downturn in the U.S. real estate market and the markets in which our customers operate would have a pronounced impact on us, the value of our assets and our profitability. Reduction in consumer or corporate spending and investment could have a material adverse effect on our business, financial condition, results of operations and cash flows. Our primary business is to lease properties. When individuals and companies purchase and produce fewer goods, our customers have less demand for our properties. We could also be materially and adversely affected by any overall weakening of, or disruptions in, the financial markets. Specific risks related to adverse economic conditions, among others, may include:
•increased re-leasing exposure, which may require customer concessions or reduced rental rates, or the inability to capture increased rental rates upon the expiration of below-market leases;
•increased direct property-level operating expenses (such as property taxes, costs for repairs and replacements, and property management expenses) related to prolonged or unexpected vacancies, a customer’s inability to fulfill its obligations under its lease, or our inability to lease assets on terms where rental rates offsets such expenses, which may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources which could lead to decreased efficiency and could adversely affect our results of operations and financial condition;
•increased levels of customer defaults under, or non-renewals of, leases; and
•volatility and uncertainty in equity and credit markets or reduced access to credit that may restrict our ability to access additional financing for our capital needs, including expansion, acquisition activities, refinancing and other purposes, on favorable terms or at all.
The length and severity of any economic slowdown or downturn cannot be predicted. As a result, we may see increases in bankruptcies of our customers and increased defaults by customers, and we may experience higher vacancy rates and delays in re-leasing vacant space. The occurrence of any of the foregoing could have a material and adverse effect on our business, financial condition, results of operations and cash flows.
Global economic, political and market conditions may adversely affect our business, financial condition and results of operations, including our revenue growth and profitability.
The current worldwide financial markets situation, as well as various social and political tensions in the United States and around the world (including wars and other forms of conflict (like those between Russia and Ukraine and conflict and escalating tensions in the Middle East), terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. For example, the ongoing conflicts in Eastern Europe and the Middle East, and resulting market volatility, could adversely affect our business, financial condition or results of operations. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on our business, financial condition, cash flows and results of operations and could cause the market value of our shares or debt securities to decline. The failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management or custodial financial institutions. The failure of a bank (or banks) with which we or our customers have a commercial relationship could adversely affect, among other things, our or our customers’ ability to access deposits or borrow from financial institutions on favorable terms. We monitor developments and will seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.
We are subject to additional risks from our non-U.S. investments.
We expect to invest in digital infrastructure assets, including real estate, located outside of the United States and debt issued in, or backed by real estate in, countries outside the United States. Non-U.S. assets involve certain factors not typically associated with investing in assets in the U.S., including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which such investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between U.S. and non-U.S. real estate markets, including potential price volatility in and relative illiquidity of some non-U.S. markets; (iii) certain economic, social and political risks, including potential exchange-control regulations, potential restrictions on non-U.S. investment and repatriation of capital, the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (iv) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (v) different laws and regulations including differences in the legal and regulatory environment or enhanced legal and regulatory compliance; and (vi) less publicly available information. Furthermore, while we may have the capacity, but not the obligation, to mitigate such additional risks, including through the utilization of certain foreign exchange hedging instruments (e.g., currency forwards or swaps), there is no guarantee that we will be successful in mitigating such risks and in turn may introduce additional risks and expenses linked to such efforts.
Adverse economic conditions and other events or occurrences that negatively affect the general economy in the United States or in markets in which our digital infrastructure assets are geographically concentrated may materially and adversely affect our results of operations.
Our operating performance may be impacted by the economic conditions of specific markets in which we have concentrations of digital infrastructure assets. Our revenues from, and the value of, our digital infrastructure assets located in geographic markets may be affected by local or regional digital infrastructure-related conditions (such as an oversupply of or reduced demand for digital infrastructure assets) and the local or regional economic climate. Business layoffs, downsizing, industry slowdowns, changing demographics and other factors may adversely impact the economic climate in these markets. Because of the number of digital infrastructure assets we have located in certain of our geographic markets, a downturn in their economies or digital infrastructure-related conditions or any decrease in demand for digital infrastructure assets resulting from the regulatory environment, business climate or energy or fiscal problems therein could materially and adversely affect our and our customers’ businesses. For example, as a result of such conditions, we and our customers could experience supply chain or procurement disruptions, or increased supply chain costs, which may lead to delays. We are exposed to general economic conditions, local, regional, national and international economic conditions and other events and occurrences that negatively affect the markets in which we own digital infrastructure assets. A substantial majority of our digital infrastructure assets are expected to be located in the United States, and a downturn in the United States economy, including any negative effects of implemented or threatened tariffs, and results trade wars, by the new United States presidential administration, or unfavorable political or economic changes in the United States, could materially and adversely affect us disproportionately to our competitors whose portfolios are more geographically diverse.
We are subject to customer and industry concentrations that make us more susceptible to adverse events than if our portfolio were more diversified.
A reduction in the amount, or change in the mix, of infrastructure and network investment by our customers may materially and adversely affect our business. Furthermore, any adverse change in the financial condition of our customers we have significant concentrations of, or any downturn in the digital infrastructure-related industries in which our customers operate, could adversely affect our customers that are involved in such industries, their demand for our digital infrastructure assets, their ability to renew or re-lease our digital infrastructure assets at the same or increased rent, or at all, and their ability to make rental payments on digital infrastructure assets already leased to them.
To the extent that customers and potential customers are adversely affected by macro or microeconomic changes, our digital infrastructure assets may experience decreases in demand, higher default rates on leases or other payments and amounts due, or other adverse results, all of which may have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Our investments are expected to be concentrated in digital infrastructure assets, where a substantial portion of such investments may derive from a small number of customers. The loss, consolidation or financial instability of any of those limited number of customers may materially decrease revenues or reduce demand for digital infrastructure assets.
The Company intends to invest in digital infrastructure assets where a substantial portion of the revenues of such investments may derive from a small number of customers, and the loss, consolidation or financial instability of any of those limited number of customers may materially decrease revenues or reduce demand for digital infrastructure assets. For example, the loss of any one large customer as a result of consolidation, merger, bankruptcy, insolvency, network sharing, roaming, joint development, resale agreements by customers, insourcing, or otherwise may result in (a) a material decrease in the investment’s revenues, (b) uncollectible account receivables, (c) an impairment of the investment’s deferred site rental receivables, digital infrastructure assets, intangible assets or (d) other adverse impacts to the investment. The Adviser cannot guarantee that leases with major customers will not be terminated or that these customers will renew their leases with the digital infrastructure assets. Additionally, certain investments may derive a portion of their revenue and anticipated future growth from new entrants offering or contemplating offering wireless services. Such customers may be smaller or have fewer financial resources than traditional customers in the wireless infrastructure space, have business models that may not be successful, or may require additional capital. Consolidation among the customers of investments may result in duplicate or overlapping parts of networks, for example, where they are co-residents on a tower, which may result in the termination or non-renewal of leases and impact revenues.
A decrease in the demand for digital infrastructure or other technology- and connectivity-related real estate, which may be more materially adverse than if such properties had a more diversified customer base or less specialized use.
The Company intends to invest in digital infrastructure assets consisting primarily of technology-related real estate, including data center real estate. A decrease in the demand for such digital infrastructure assets or other technology- and connectivity-related real estate may have a significant adverse effect on the Company, which may be more materially adverse than if such properties had a more diversified customer base or less specialized use. It is possible that changes in industry practice or in technology, such as virtualization technology, more efficient or miniaturization of computing or networking devices, or devices that require higher power densities than today’s devices, may reduce demand for the physical data center space and infrastructure or render data center facilities obsolete or in need of significant upgrades to remain viable. In addition, the development of new technologies, the adoption of new industry standards or other factors may render the products and services of data center customers obsolete or unmarketable and contribute to a downturn in their businesses, thereby increasing the likelihood of defaults under data center leases, which could have an adverse effect on the Company’s return on its investments. There can be no assurance that the costs of adapting to changes in industry practice or in technology will not have a material adverse effect on the Company’s investments.
We may be unable to lease vacant space, renew leases or re-lease space on favorable terms as leases expire.
We are subject to the risk that, upon the expiration of leases for space located in our properties, leases may not be renewed by existing tenants at the same or increased rents, or at all, the space may not be re- leased to new tenants or the terms of renewal or re-leasing (including the cost of required renovations or concessions to tenants) may be less favorable to us than current lease terms. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge to retain tenants when our tenants’ leases expire. In addition, prolonged or unexpected vacancies at our properties may require us to bear more direct property-level operating expenses (such as property taxes, costs for repairs and replacements and property management expenses) than anticipated and may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. To the extent we lease our properties pursuant to a net lease, certain of our customers may sub-lease properties to third parties without our consent. If a tenant subleases a property to a third party, the original tenant remains obligated under the lease. However, if one of our existing customers subleases a property, it could increase the likelihood that a lease will not be renewed at the end of its term or that the original customer may default under its obligations under the lease. In the event of default by a significant number of customers, we may experience delays and incur substantial costs in enforcing our rights as landlord, and we may be unable to re-lease spaces. If rental rates for our properties decrease, our existing customers do not renew their leases or we do not re-let a significant portion of our available space and space for which leases expire, our financial condition, results of operations, and cash flows could be materially and adversely affected.
There are risks associated with construction and renovation.
The Company is permitted to acquire direct or indirect interests in underdeveloped or undeveloped real property (which could be non-income-producing), and properties in which the Company invests may require construction or renovation in order to meet current or future customer needs. To the extent that the Company invests in such assets, it will be subject to the risks normally associated with such assets and construction activities, including the possibility of construction cost overruns and delays due to various factors (including inclement weather, labor or material shortages, the unavailability of construction and permanent financing and timely receipt of zoning and other regulatory approvals), the availability of both construction and permanent financing on favorable terms and market or site deterioration after acquisition. Any unanticipated delays or expenses could have an adverse effect on the operations and financial condition of the Company. Properties under construction or renovation are likely to receive little or no cash flow from the date of acquisition through the date of completion of such work and would likely continue to experience operating deficits after the date of completion. In addition, market conditions could change during the course of construction that make such construction less attractive than at the time it was commenced. These risks are enhanced for build-to-suit properties.
A future pandemic or epidemic may adversely impact our performance and results of operations.
A widespread reoccurrence of another pandemic or global health crisis could increase the possibility of periods of increased restrictions on business operations, which may adversely impact our business, financial condition, results of operations, liquidity and prospects materially and exacerbate many of the other risks discussed in this “Risk Factors” section. From 2020 to 2022, in response to the COVID-19 pandemic, many countries instituted quarantine restrictions and took other measures to limit the spread of the virus. This resulted in labor shortages and disruption of supply chains and contributed to prolonged disruption of the global economy.
In the event of a pandemic, epidemic, or global health crisis, our customers may experience decreased revenues and earnings, which may adversely impact our ability to realize value from our investments and in turn reduce our performance. Investments in certain sectors, including hospitality, location-based entertainment, retail, travel, leisure and events, and in certain geographies, office and residential, could be particularly negatively impacted. Our customers may also face increased credit and liquidity risk due to volatility in financial markets, reduced revenue streams and limited access or higher cost of financing, which may result in potential impairment of our investments. In addition, borrowers of loans, notes and other credit instruments may be unable to meet their principal or interest payment obligations or satisfy financial covenants, resulting in a decrease in value of our investments. In the event of significant market contraction as a result of a pandemic or similar global health crisis, we may be limited in our ability to sell assets at attractive prices or in a timely manner in order to avoid losses. Shareholders may also be negatively impacted if we experience a decline in the pace of capital deployment or fundraising.
In addition, a pandemic or global health crisis may pose enhanced operational risks. For example, the employees of the Adviser or its affiliates may become sick or otherwise unable to perform their duties for an extended period, and extended public health restrictions and remote working arrangements may affect the Adviser or its affiliates by impacting employee morale, integration of new employees and preservation of their culture. Remote working environments may also be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Moreover, our third-party service providers could be impacted by an inability to perform due to pandemic-related restrictions or by failures of, or attacks on, their technology platforms.
The vacancy of one or more of our properties could result in us having to incur significant operating expenses and operating expenses and capital expenditures to re-lease the property.
The loss of a customer, either through lease expiration or customer bankruptcy or insolvency, may require us to bear increased direct property-level operating expenses (such as property taxes, costs for repairs and replacements, and property management expenses) which may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. In addition, we may be required to spend significant amounts of capital before the property it is suitable for a new customer and cause us to incur significant costs to source new customers. In many instances, the leases we enter into or assume through acquisition are for properties that are specifically suited to the particular business of our customers. Because these properties have been designed or physically modified for a particular customer, if the current lease is terminated or not renewed, we may be required to renovate the property at substantial costs, decrease the rent we charge or provide other concessions in order to lease the property to another customer.
In addition, if we decide to sell the property, we may have difficulty selling it to a party other than the customer due to the special purpose for which the property may have been designed or modified. This potential limitation on our ability to sell a property may limit our ability to quickly modify our portfolio in response to changes in our customers’ business prospects, economic or other conditions, including customer demand.
Digital infrastructure assets occupied by a single customer pursuant to a single lease subject us to risk of customer default.
We depend on significant customers and certain of our digital infrastructure assets are expected to be single-customer assets. Therefore, the financial failure of, or default in payment by, a customer under its lease is likely to cause a significant or complete reduction in our rental revenue from that asset and possibly a reduction in the value of the asset. We may also experience difficulty or a significant delay in re-leasing or selling such an asset. In addition, prolonged or unexpected vacancies at our digital infrastructure assets or a customer’s inability to fulfill its obligations under its lease may cause us to bear more direct property-level operating expenses (such as property taxes, costs for repairs and replacements, and property management expenses) than anticipated and may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. This risk is magnified in situations where we lease multiple properties to a single customer and the financial failure of the customer’s business affects more than a single asset. A failure or default by such a customer could reduce or eliminate rental revenue from multiple properties and reduce the value of such assets, which could materially and adversely affect us. In certain limited circumstances, we may provide capital to a customer at risk of default or other financial failure, including in the form of a loan or in exchange for warrants or other interests held by the customer (or in the customer itself).
There are risks associated with the termination or expiration of leases and customer defaults.
If a customer of a lease defaults and we are unable to find a replacement customer, we may attempt to hold and operate the relevant property ourselves through a TRS, which would subject income on the property to corporate-level taxation, thereby reducing our funds available for distribution. In certain circumstances, depending on how much capacity we have available of the total value we are permitted to hold in TRSs under applicable rules, we may not be able to hold and operate the property in a TRS, which could result in the property and the related income not satisfying the REIT qualification asset and income tests and could jeopardize our REIT status.
Certain of the Company’s assets are expected to be subject to a single customer occupying 100% of such asset. There can be no assurance that the Company will be able to retain customers in any of their respective assets upon the expiration of their leases. Upon the expiration or early termination of such leases, the availability of the entire asset may have an adverse effect on the Company’s ability to achieve the lease terms and rents it might otherwise be able to achieve if space were to turn over in smaller portions, spread out over a period of time. If the asset is suited to the particular needs of a former customer, then the Company may have difficulty finding a new customer for the asset or may need to redevelop such asset.
The success of the Company’s investments will materially depend on the financial stability of its customers. A default by a customer on its lease payments would cause the Company to lose the revenue associated with such lease and require the Company to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. A customer default may also trigger provisions under the Company’s leverage facilities that could restrict future borrowing, require the Company to repay indebtedness, or cause the Company to default on its indebtedness. The Adviser could fail to, or be unable to, discover factors that would indicate a heightened level of uncertainty with respect to particular key customers when performing due diligence on prospective investments. An early termination of a lease by a bankrupt customer would result in unanticipated expenses to re-let the premises. Customer defaults thus increase the risk that the Company, and hence investors, could suffer a loss. In addition, prolonged or unexpected vacancies at our properties or a customer’s inability to fulfill its obligations under its lease may cause us to bear more direct property-level operating expenses (such as property taxes, costs for repairs and replacements, and property management expenses) than anticipated and may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. In certain limited circumstances, we may provide capital to a customer at risk of default or other financial failure, including in the form of a loan or in exchange for warrants or other interests held by the customer (or in the customer itself).
If a customer defaults or goes bankrupt, the Company would likely experience delays in enforcing its rights as landlord and could incur substantial costs in protecting its investment and re-letting the asset. In the event of a customer’s bankruptcy or insolvency, the Company could be restricted from evicting such customer solely because of its bankruptcy. However, a bankruptcy court could potentially authorize the customer to terminate its leases with the Company. In such instances, the Company’s claim against the bankrupt customer for unpaid future rent would be an unsecured prepetition claim subject to statutory limitations, and therefore such amounts received in bankruptcy are likely to be substantially less than the remaining rent the Company otherwise would be owed under the lease. Further, any claim the Company has for unpaid past rent could be substantially less than the amount owed. If a lease is terminated, the Company could be unable to lease an asset for the rent previously received or sell the investment without incurring a loss. These events could limit the Company’s ability to make distributions and decrease the value of an investment in the Company.
We may be concentrated with exposure to a limited number of customers. The Company is more likely to experience higher rates of lease default or termination in the event of a downturn in a particular industry or market than it would if the customer base were more diversified. The Company’s revenue from and the value of the investments in the Company’s portfolio could be affected by a number of factors, including a deterioration in the financial condition of a particular customer and the corresponding downgrading of its credit rating. These factors could have a material adverse effect on the Company’s operating results and financial condition. The Company’s ability to sell or lease its investments could be difficult due to economic factors beyond the Company’s control. If, due to credit default or vacancy, the Company is unable to obtain favorable lease terms for its properties, it could be forced to sell investments at a loss due to the repositioning expenses likely to be incurred.
Our performance depends on the collection of rent from our customers, those customers’ financial conditions and the ability of those customers to maintain their leases.
A substantial portion of our income will derive from rental revenues. As a result, our performance will depend     on the collection of rent from our customers at the digital infrastructure assets in our portfolio. Our income would be negatively affected if a significant number of our customers at the digital infrastructure assets in our portfolio or any major customers, among other things: (i) fail to make rental payments when due; (ii) renew leases at lower rates; (iii) decline to extend or renew leases upon expiration; (iv) become bankrupt or insolvent; or (v) experience a downturn in their business. Any of these actions could result in the termination of the customer’s lease and our loss of rental revenue. We cannot be certain that any customer whose lease expires will renew or that we will be able to re-lease space on economically advantageous terms. In addition, prolonged or unexpected vacancies at our digital infrastructure assets or a customer’s inability to fulfill its obligations under its lease may cause us to bear more direct property-level operating expenses (such as property taxes, costs for repairs and replacements, and property management expenses) than anticipated and may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. The loss of rental revenue from a number of customers and difficulty replacing such customers or customer bankruptcy or insolvency, particularly in the case of a substantial customer with leases in multiple locations, may materially and adversely affect our profitability and our ability to meet our debt and other financial obligations.

Bankruptcy laws may limit our remedies if a customer becomes bankrupt and rejects the lease and we may be unable to collect balances due on our leases.
In the future, certain customers may experience downturns in their operating results due to adverse changes to their business or economic conditions that lead to filing for bankruptcy or insolvency. If a customer becomes bankrupt or insolvent, that could adversely affect the income we receive from the leases we have with that customer. We may not be able to evict a customer solely because of its bankruptcy. On the other hand, a bankruptcy court might authorize the customer to terminate its leases with us. If that happens, our claim against the bankrupt customer for unpaid future rent would be an unsecured prepetition claim subject to statutory limitations, and therefore such amounts received in bankruptcy are likely to be substantially less than the remaining rent we otherwise were owed under the leases.
Additionally, any claim we have for unpaid past rent could be substantially less than the amount owed. If the lease for an asset is rejected in bankruptcy, our revenue would be reduced. To the extent a customer vacates specialized space in one of our digital infrastructure assets, re-leasing the vacated space could be more difficult than re-leasing less specialized space. In addition, prolonged or unexpected vacancies at our digital infrastructure assets or a customer’s inability to fulfill its obligations under its lease may cause us to bear more direct property-level operating expenses (such as property taxes, costs for repairs and replacements, and property management expenses) than anticipated and may place significant demands on the Adviser’s administrative, operational, asset management, financial and other resources. Furthermore, dealing with a customer bankruptcy or other default may divert management’s attention and cause us to incur substantial legal and other costs, which could materially and adversely affect our ability to execute our business strategies. Any such event could have a material and adverse effect on our financial condition, results of operations, cash flows, cash available for distribution and ability to service our debt obligations.
We may invest significantly in real estate-related equity, which is subordinate to any indebtedness, but involves different rights.
We may invest significantly in non-controlling preferred equity positions, common equity and other real estate-related interests. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically (but not always) has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. Our investments in real estate-related equity securities will involve risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities are subject to their own operating and other expenses and may be subject to a management fee or performance-based compensation (e.g., promote), which we as equity holders will indirectly bear. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in “—Risks Related to Our Business and Operations.”
We may invest in equity of other REITs that invest in real estate or real estate debt as one of their core businesses and other real estate-related companies, which subjects us to certain risks including those risks associated with an investment in our own shares.
REITs that invest primarily in real estate or real estate debt are subject to the risks of the real estate market, the real estate debt market and the securities market.
REITs are dependent upon specialized management skills, have limited diversification, and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and when we invest in REITs we will bear our proportionate share of the costs of the REITs’

operations. Investing in REITs and real estate-related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in our common shares. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by us from REITs may consist of dividends, capital gains or return of capital. Generally, dividends received by us from REIT shares and distributed to our shareholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.
REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.
Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources, and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.
Elevated inflation may materially and adversely affect us and our customers.
Inflation in the United States remained elevated through 2024 and may continue to remain high in the future. While inflation has shown signs of moderating, it remains uncertain whether substantial inflation in the United States will be sustained over an extended period of time, or whether substantial inflation will have a significant effect on the United States or other economies. Increased inflation has in the past led, and could, lead to interest rate increases that could have a negative impact on variable rate debt we currently have or that we may incur in the future. During times when inflation is greater than the increases in rent provided by many of our leases, rent increases will not keep up with the rate of inflation, which could cause the value of our properties to decline. Increased costs may have an adverse impact on our customers if increases in their operating expenses exceed increases in revenue, which may adversely affect our customers’ ability to pay rent owed to us, which in turn could materially and adversely affect us. Inflationary expectations or periods of rising inflation could also be accompanied by rising prices of commodities that are critical to the construction or operation of digital infrastructure facilities. The market value of the Company’s investments could potentially decline in value in times of higher inflation rates. Some of the Company’s investments could have income linked to inflation, whether by regulation or contractual arrangement or other means. However, as inflation could affect both income and expenses, any increase in income could potentially not be sufficient to cover increases in expenses.
Moreover, as inflation increases, the real value of the interests in the Company and distributions therefrom can decline. If the Company is unable to increase the revenue and profits of its investments at times of higher inflation, it could be unable to pay out higher distributions to shareholders to compensate for the relative decrease in the value of money, thereby affecting the expected return of our investors.
Cybersecurity risks and cybersecurity incidents could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and confidential information in our possession and damage to our business relationships.
Our operations are highly dependent on the Adviser’s information systems and technology. There has been an increase in the frequency and sophistication of the cyber and security threats we and the Adviser face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us and the Adviser because we and the Adviser hold confidential and other price sensitive information about existing and potential investments. Cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists, and other outside parties. Additionally, cyberattacks and other security threats have become increasingly complex as a result of the emergence of new technologies, such as artificial intelligence (“AI”), which are able to identify and target new vulnerabilities in information technology systems. As a result, we and the Adviser may face a heightened risk of a security breach or disruption with respect to confidential information resulting from an attack by computer hackers, foreign governments or cyber terrorists.
The efficient operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, which are vulnerable to security breaches and cyberattacks. A cyberattack is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. In addition, we and the Adviser may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or sensitive information. The result of any cyberattack may include disrupted operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen assets or information (including personal information), increased cybersecurity protection and insurance costs, litigation or damage to our business relationships and reputation, in each case causing our business and results of operations to suffer. The rapid evolution and increasing prevalence of AI technologies may also intensify our cybersecurity risks.
As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those provided by third-party service providers. We cannot guarantee that third parties and infrastructure in our networks or our partners’ networks have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems or the third-party information technology systems that support our services. Our ability to monitor these third parties’ information security practices is limited, and they may not have adequate information security measures in place. We and the Adviser have implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber intrusions and rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems. However, these measures, as well as our increased awareness of the nature and extent of a risk of a cyberattack, do not guarantee that a cyberattack will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident, especially because the cyberattack techniques change frequently or are not recognized until launched and because cyberattacks can originate from a wide variety of sources.
Cybersecurity risks are exacerbated by the rapidly increasing volume of highly sensitive data, including our proprietary business information and intellectual property, and personally identifiable information of our employees, our clients and others and other sensitive information that we collect and store in our data centers, on our cloud environments and on our networks. We may also invest in strategic assets having a national or regional profile, the nature of which could expose them to a greater risk of being subject to a terrorist attack or security breach than other assets or businesses. The secure processing, maintenance and transmission of this information are critical to our operations. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of shareholder, employee or other personally identifiable proprietary business data or other sensitive information, whether by third parties or as a result of employee malfeasance (or the negligence or malfeasance of third-party service providers that have access to such confidential information) or otherwise, non-compliance with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data could result in significant remediation and other costs, fines, litigation or regulatory actions against us and significant reputational harm, any of which could harm our business and results of operations.
Increased data protection regulation may result in increased complexities and risk in connection with the operation of our business and our products.
Our business is highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. Cybersecurity has become a priority for regulators in the U.S. and around the world. Recently, the SEC adopted new rules related to cybersecurity risk management for registered investment advisers, registered investment companies and business development companies, as well as amendments to certain rules that govern investment adviser and fund disclosures. The SEC now requires public companies to disclose material cybersecurity incidents on Form 8-K and periodic disclosure of a registrant’s cybersecurity risk management, strategy, and governance in annual reports. The SEC remains particularly focused on cybersecurity, and we expect increased scrutiny of our policies and systems designed to manage our cybersecurity risks and our related disclosures as a result. We also expect to face increased costs to comply with the SEC rules, including increased costs for cybersecurity training and management.
Many jurisdictions in which we operate have laws and regulations relating to data protection, privacy, cybersecurity or information security to which we may be subject (collectively, “Privacy Laws”). Compliance with applicable Privacy Laws may require adhering to stringent legal and operational requirements, which could increase compliance costs for us and require the dedication of additional time and resources to compliance. A failure to comply with applicable Privacy Laws could result in fines, sanctions, enforcement actions or other penalties or reputational damage. In addition, the SEC has indicated in recent periods that one of its examination priorities for the Division of Examinations is to continue to examine cybersecurity procedures and controls, including testing the implementation of these procedures and controls.
There may be substantial financial penalties or fines for a failure to comply with applicable Privacy Laws (which may include insufficient security for our personal or other sensitive information). For example, failure to comply with Regulation (EU) 2016/679 (the “GDPR”) and the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland (the “UK GDPR”) could (in the worst case) attract regulatory penalties up to the greater of (i) 20 million Euros in respect of the GDPR / £17.5 million in respect of the UK GDPR (as applicable), and (ii) 4% of group annual worldwide turnover, as well as the possibility of other enforcement actions (such as suspension of processing activities and audits), and liabilities from third-party claims.
Our operations will be impacted by a growing movement to adopt comprehensive privacy and data protection laws similar to the GDPR, including in the U.S., where such laws focus on privacy as an individual right in general. For example, the State of California passed the California Consumer Privacy Act of 2018 (as amended, the “CCPA”), which took effect on January 1, 2020. The CCPA generally applies to businesses that collect personal information about California consumers and meet certain thresholds with respect to revenue or buying or selling consumers’ personal information. The CCPA imposes stringent legal and operational obligations on such businesses as well as certain affiliated entities that share common branding. The CCPA is enforceable by the California Attorney General. Additionally, if unauthorized access, theft, or disclosure of a consumer’s personal information occurs, and the business did not maintain reasonable security practices, consumers could file a civil action (including a class action) without having to prove actual damages. Statutory damages range from $100 to $750 per consumer per incident, or actual damages, whichever is greater. The California Attorney General also may impose civil penalties ranging from $2,500 to $7,500 per violation. Further, California passed the California Privacy Rights Act of 2020 (the “CPRA”) to amend and extend the protections of the CCPA. Under the CPRA, which became effective on January 1, 2023, California established a new state agency focused on the enforcement of its privacy laws, leading to greater levels of enforcement and greater costs related to compliance with the CCPA and CPRA.
Other jurisdictions, including other states in the United States, have either passed, proposed, adopted or are considering similar laws and regulations to the CCPA, CPRA and GDPR, which could impose similarly significant costs, potential liabilities and operational and legal obligations. Further, we are subject to regulations related to privacy, data protection and information security in the jurisdictions in which we do business. Such laws and regulations vary from jurisdiction to jurisdiction, thus increasing costs, operational and legal burdens and the potential for significant liability on regulated entities.
Non-compliance with any applicable Privacy Laws represents a serious risk to our business. Many jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal information. Breaches in security could potentially jeopardize our, our employees’ or our investors’ or counterparties’ confidential or other information processed and stored in, or transmitted through, our computer systems and networks (or those of our third-party vendors), or otherwise cause interruptions or malfunctions in our, our employees’, our investors’, our counterparties’ or third parties’ operations, which could result in significant losses, increased costs, disruption of our business, liability to our investors and other counterparties, fines or penalties, litigation, regulatory intervention or reputational damage, which could also lead to loss of investors or clients.

Finally, there continues to be significant evolution and developments in the use of AI technologies, such as ChatGPT. We cannot fully determine the impact or cybersecurity risk of such evolving technology to our business at this time. We may incorporate, directly or through third-party vendors, the use of AI into our business and operations, and anticipate that usage and adoption of AI in the marketplace will continue to grow. As with many disruptive innovations, AI presents risks and challenges that could affect its accuracy and adoption and therefore our business. While we intend the use of any AI to make processes more efficient, AI models may not achieve sufficient levels of accuracy. AI algorithms may be flawed, the datasets on which such algorithms are trained may be insufficient, raise privacy concerns or contain biased information, which could undermine the decisions, predictions or analysis AI applications produce, subjecting us to competitive harm, legal liability, and brand or reputational harm. A number of jurisdictions have passed laws and implemented regulations, or are considering the same, related to the use of AI and affecting AI companies, which could limit or adversely affect our business. For example, the EU Artificial Intelligence Act, enacted on 14 March 2024, will incrementally come into force over the next two years. It has extra-territorial application and imposes significant penalties up to the greater of: (i) €35 million; and (ii) 7% of an entire group’s total annual worldwide turnover.
Further, we may not be able to control how third-party AI technologies that we choose to use are developed or maintained, or how data we input is used or disclosed, even where we have sought contractual protections with respect to these matters. The misuse or misappropriation of our data could have an adverse impact on our reputation and could subject us to legal and regulatory investigations or actions.
Our business and operations could be adversely affected by developments in AI technologies.
Evolution and developments in the field of AI technologies could also disrupt and create risks for us or the industries in which we operate. Notwithstanding any preventative policies that aim to restrict or govern the use of AI technologies, it is possible that they may be used in contravention of such policies or otherwise misused, and the data or outputs of AI technologies could be inaccurate or otherwise flawed or inadequate. It is also possible that use of AI technologies could result in the input of confidential information, and such information subsequently being exposed to other parties, and may be more susceptible to and increase the likelihood of cybersecurity incidents and threats. Such occurrences and events may affect use and reliance on AI technologies, including by organizations connected to us and investments by us and our affiliates, and adversely affect us. Moreover, the use of AI technologies could be affected by claims of infringement, misappropriation, or other violations of intellectual property. These may include claims based on the use of datasets by, or outputs generated from AI technologies, or claims made by providers of AI technologies against providers of other AI technologies. AI technologies may also be competitive with certain of our business activities, or increase the obsolescence of certain products or services. This may include AI technologies competing with, or contributing to the obsolescence of, other AI technologies. Any such developments could impede business activities, strategies, or industries that relied on products or services that AI technologies have caused to be noncompetitive or obsolete, including those of organizations connected to us and investments by us and our affiliates.
AI technologies and their current and potential future applications, as well as the legal and regulatory frameworks in which they operate, continue to develop, and it is not possible to predict the full extent of current or future risks related thereto or the impact or risk of such evolving technology on our business at this time.
Our business and operations could suffer in the event of system failures or cybersecurity breaches.
Despite system redundancy, the implementation of security measures and the existence of a disaster recovery plan for the Adviser’s internal and hosted information technology systems, the Adviser’s systems are vulnerable to damages from any number of sources, including energy blackouts, natural disasters, terrorism, war, telecommunication failures and cyberattacks, such as computer viruses, malware or unauthorized access. Any system failure or accident that causes interruptions in our operations could result in a material disruption to our business. Even the most well protected information, networks, systems and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed to not be detected and, in fact, may not be detected. We may also incur additional costs to remedy damages caused by such disruptions. Any compromise of our security could result in a violation of applicable privacy and other laws, unauthorized access to information of ours and others, significant legal and financial exposure, damage to our reputation among our customers and investors generally, loss or misuse of the information and a loss of confidence in our security measures, any of which could harm our business.
Third parties with which the Adviser does business are also sources of cybersecurity or other technological risk. The Adviser outsources certain functions and these relationships allow for the storage and processing of the Adviser’s information, as well as client, counterparty, employee, and borrower information. While the Adviser engages in actions to reduce its exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incidents that adversely affects the Adviser’s data, resulting in increased costs and other consequences as described above.
Actions by our competitors in the markets in which we own properties may decrease or prevent increases in the occupancy and rental rates of our properties.
We are subject to competition in the leasing of our properties. We compete with other owners and operators of real estate and real estate developers, some of which have greater financial resources and greater access to debt and equity capital than we do. Many of our competitors own properties similar to ours in the same markets in which our properties are located. If one of our properties is nearing the end of the lease term or becomes vacant and our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our customers, we may lose existing or potential customers and we may be pressured to reduce our rental rates below those we currently charge or to offer substantial rent concessions to retain customers when such customers’ leases expire or to attract new customers. In addition, if our competitors sell assets similar to assets we intend to divest in the same markets or at valuations below our internal valuations for comparable assets, we may be unable to divest our assets at favorable pricing or on favorable terms, if at all.
Compliance with fire, safety, environmental and other regulations may require us to make unanticipated expenditures that materially and adversely affect us.
We are required to operate our properties in compliance with fire and safety regulations, building codes, environmental regulations, and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and may be required to obtain approvals from various authorities with respect to our properties, including prior to acquiring an asset or when undertaking improvements of any of our existing properties. There can be no assurance that existing laws and regulatory policies or the timing or cost of any future acquisitions or improvements will not adversely affect us, or that additional regulations will not be adopted that increase such delays or result in additional costs. Additionally, failure to comply with any of these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants or other types of liability in which the limited liability characteristic of business ownership could potentially be ignored, and the Company could suffer a significant loss. While we intend to only acquire properties that we believe are currently in substantial compliance with all regulatory requirements, these requirements may change and new requirements may be imposed which would require significant unanticipated expenditures by us and could materially and adversely affect us.
Our access to external sources of capital is subject to factors outside of our control and could materially and adversely affect our growth prospects and our ability to take advantage of strategic opportunities, satisfy debt obligations and make distributions to our shareholders.
In order to maintain our qualification as a REIT, we are generally required under the Code to annually distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to U.S. federal corporate income tax to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition financing, from operating cash flow due to differences in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes or the effect of non-deductible capital expenditures, the creation of reserves, certain restrictions on distributions under loan documents or required debt or amortization payments. Consequently, in order to meet the REIT distribution requirements and maintain our REIT status and to avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis to meet the REIT distribution requirements even if the then-prevailing market conditions are not favorable for these borrowings.
Therefore, we may need to rely on third-party sources to fund our capital needs. We may not be able to obtain financing on favorable terms or at all. In addition, any additional debt we incur will increase our leverage and debt service obligations. Our access to third-party sources of capital depends, in part, on:
•general market conditions;
•the market’s perception of our growth potential;
•our current debt levels;
•our current and expected future earnings;
•our cash flow and dividends; and
•our NAV.
If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties or satisfy our debt service obligations.
To the extent that capital is not available to acquire additional assets, profits may not be realized or their realization may be delayed, which could result in an earnings stream that is less predictable than some of our competitors or a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period. Such a failure to meet our projected earnings and distributable cash flow levels in a particular reporting period could have an adverse effect on our financial condition and on the net asset value of our shares.
The acquisition of digital infrastructure assets involves risks that could materially and adversely affect our business, financial condition, results of operations and cash flows.
We expect to acquire digital infrastructure assets both through the direct acquisition of real estate and through the acquisition of entities that own real estate. We may also acquire digital infrastructure operating businesses. The acquisition of digital infrastructure assets or operating businesses involves risks, including the risk that we may not be successful in identifying attractive digital infrastructure assets or that, once identified, we may not be successful in consummating an acquisition. We may incur significant transaction expenses, including finder’s fees, in connection with our acquisition of digital infrastructure assets or operating businesses. When we acquire digital infrastructure assets in new markets, we may face risks associated with a lack of market knowledge or understanding of the local economy, forging new business relationships in the area and unfamiliarity with local government and permitting procedures. The acquired digital infrastructure asset or operating business may not perform as anticipated and any costs for rehabilitation, repositioning, renovation and improvements may exceed our estimates. Furthermore, the acquired digital infrastructure assets, entities, or operating businesses may be subject to liabilities, which may be without any recourse, or with only limited recourse, with respect to unknown liabilities, such as liabilities for clean-up of undisclosed environmental contamination, claims by customers, vendors or other persons dealing with the former owners of the digital infrastructure assets or operating businesses, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, trustees, officers and others indemnified by the former owners of the digital infrastructure assets or operating businesses. As a result, if a liability were asserted against us based on ownership of any of these entities or digital infrastructure assets, then we may have to pay substantial sums to defend or settle it which could materially and adversely affect our cash flows.
Additionally, there is, and it is expected there will continue to be, significant competition for acquisition targets that meet our investment criteria from other well-capitalized investors, including both publicly traded REITs and private institutional investment funds, some of which could have greater financial resources and greater access to debt and equity capital to acquire digital infrastructure assets or operating businesses than we do. Competition for acquisition targets may result in increased prices of acquisition targets and a diminished pool of digital infrastructure assets or operating businesses available for acquisition.

Declining real estate valuations and impairment charges could materially and adversely affect our business, financial condition, results of operations and cash flows.
We continuously monitor events and changes in circumstances, including those resulting from an economic downturn that could indicate that the carrying value of the real estate and related intangible assets in which we have an ownership interest may not be recoverable. Examples of such indicators may include a significant decrease in net asset value, a significant adverse change in the extent or manner an asset is being used or in its physical condition, an accumulation of costs significantly in excess of the amount originally expected for the acquisition or development, or a history of operating or cash flow losses.
When such impairment indicators exist, we review an estimate of the future undiscounted net property cash flows expected to result from the real estate investment’s use and eventual disposition and compare it to the carrying value of the property. We consider factors such as future rental rates and occupancy, trends and prospects, leasing demand, competition and other factors. If our future undiscounted net cash flow evaluation indicates that we are unable to recover the net carrying value of a real estate investment, an impairment loss is recorded to the extent that the net carrying value exceeds the estimated fair value of the property. These losses have a direct impact on our net income because recording an impairment loss results in an immediate negative adjustment to net income. The evaluation of anticipated future cash flows is highly subjective and is based on numerous assumptions, including future occupancy, rental rates, property operating expenses, capital requirements and holding periods. These assumptions could differ materially from actual results in future periods. A worsening real estate market may cause us to re-evaluate the assumptions used in our impairment analysis. Impairment charges could materially and adversely affect our business, financial condition, results of operations and cash flows.
If a sale-leaseback transaction is re-characterized in a customer’s bankruptcy proceeding, our financial condition could be adversely affected.
The Company expects to invest in sale-leaseback transactions, whereby it would lease the properties it purchases back to the sellers of such properties. In the event of the bankruptcy of a customer, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect the Company’s financial condition, cash flows and the amount available for distributions to its shareholders. If the sale-leaseback were re-characterized as a financing, the Company might not be considered the owner of the property, and as a result, would have the status of a creditor in relation to the customer. In that event, the Company would no longer have the right to sell or encumber its ownership interest in the property. Instead, the Company would have a claim against the customer for the amounts owed under the lease, with the claim arguably secured by the property. The customer/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, the Company could be bound by the new terms, and prevented from foreclosing its lien on the property. If the sale-leaseback were re-characterized as a joint venture, the Company and its customer could be treated as co-venturers with respect to the property. As a result, the Company could be held liable, under some circumstances, for debts incurred by the customer relating to the property.
We are exposed to various environmental risks, which may result in unanticipated losses that could affect our business, financial condition, results of operations and cash flows.
We are subject to federal, state and local laws, statutes, regulations and ordinances relating to pollution, the protection of the environment and human health and safety. Under certain environmental laws, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances, including asbestos, asbestos-containing materials, lead-based paint, polychlorinated biphenyls, mold or mildew, or waste or petroleum products, released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with contamination. These laws often impose liability without regard to whether the owner or operator knew of, or caused, the contamination, and the liability may be joint and several. The presence of contamination or the failure to remediate contamination may adversely affect the owner’s ability to sell or lease real estate or to borrow using the real estate as collateral.

Because certain environmental laws are retroactive and impose liability on persons who owned a property at the time it became contaminated, it is possible we could incur cleanup costs or other environmental liabilities even after we sell the properties. In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. If contamination is discovered on our properties, environmental laws also may impose restrictions on the manner in which the properties may be used or businesses may be operated, and these restrictions may require substantial expenditures. Moreover, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property on favorable terms or at all.
Environmental laws that govern the presence, maintenance and removal of asbestos-containing building materials may impose fines and penalties on building owners or operators for failure to comply with these requirements or expose such owners and operators to third-party liability for personal injury associated with exposure to asbestos fibers. Such laws require that building owners or operators properly manage and maintain asbestos, adequately notify or train those that come into contact with asbestos and undertake special precautions, including removal or other abatement, if asbestos would be disturbed. The cost of removing and disposing of any material containing asbestos, if found, may be significant and we could be liable for related damages, fines and penalties. In addition, third parties may seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials. Some of our properties are known to contain asbestos-containing building materials.
There may be environmental liabilities associated with our properties of which we are unaware. We expect to obtain Phase I environmental assessments on all properties we acquire upon acquisition. Phase I environmental site assessments are limited in scope and therefore may not reveal all environmental conditions affecting a property. Therefore, there could be undiscovered environmental liabilities on the properties we own. Some of our properties use, or may have used in the past, underground tanks for the storage of petroleum-based products or waste products that could create a potential for release of hazardous substances or penalties if tanks do not comply with legal standards. Some of our properties may contain asbestos-containing materials. Liabilities and costs associated with environmental contamination at, on, under or emanating from our properties, defending against claims related to alleged or actual environmental issues, or complying with environmental, health and safety laws could be material and could have a material and adverse effect on our business, financial condition, results of operations, cash flows, the net asset value of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders.
In addition, although our leases generally will require our customers to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a customer’s activities on the property, we could be subject to strict liability by virtue of our ownership interest. We cannot be sure that our customers will, or will be able to, satisfy their indemnification obligations, if any, under our leases. Furthermore, the discovery of environmental liabilities on any of our properties could lead to significant remediation costs or to other liabilities or obligations attributable to the customer of that property or could result in material interference with the ability of our customers to operate their businesses as currently operated. Noncompliance with environmental laws or discovery of environmental liabilities could each individually or collectively affect such customer’s ability to make payments to us, including rental payments and, where applicable, indemnification payments.
Climate change and climate change-related regulation may adversely affect our business and financial results and damage our reputation.
There has been increasing awareness of severe weather and other climate events outside of the historical norm as well as increasing concern from government and scientific agencies and the public about the effects of climate change arising from greenhouse gas (“GHG”) emissions on the environment. Transition risks related to the transition to a low-carbon economy, such as government restrictions, standards or regulations intended to reduce GHG emissions and potential climate change impacts, continue to emerge and may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Such restrictions and requirements could increase our costs or require additional technology and capital investment, which could adversely affect our results of operations. This is a particular concern in the western and northeastern United States, where some of the most extensive and stringent environmental laws and building construction standards in the United States have been enacted.
Further, physical risks that may materialize related to the significant physical effects of climate change, including extreme weather events such as hurricanes or floods, also could have an adverse impact on our properties, operations and business. For example, our properties could be severely damaged or destroyed from either singular extreme weather events (for example floods, storms and wildfires) or through long-term impacts of climatic conditions (such as precipitation frequency, weather instability and rise of sea levels). Such events could also adversely impact us or the customers of our properties if we or they are unable to operate our or their businesses due to damage resulting from such events. If we fail to adequately prepare for such events, our revenues, results of operations and financial condition may be impacted. Climate change could also increase utility and other costs of operating our properties, including increased costs for energy, water and other supply chain materials, which, if not offset by rising rental income or paid by customers, could have a material adverse effect on our properties, operations and business. In addition, we may incur significant costs in preparing for possible future climate change or climate-related events and we may not realize desirable returns on those investments. While our leases are triple-net, and generally impose responsibility on our customers for the property-level operating costs and require our customers to indemnify us for environmental liabilities, there can be no assurance that a given customer will be able to satisfy its payment obligations to us under its lease if climate change adversely impacts a particular property. As the effects of climate change increase, we expect the frequency and impact of weather and climate-related events and conditions to increase as well. For example, unseasonable or violent weather events could have a material impact to businesses or properties that focus on hospitality.
In addition, new climate change-related regulations or interpretations of existing laws may result in enhanced disclosure obligations, which could negatively affect us and materially increase our regulatory burden and cost of compliance. Developing and acting on initiatives relating to climate change and environmental, social and governance (“ESG”) and other sustainability matters, and collecting, measuring and reporting climate or sustainability-related information and metrics can be costly, difficult and time-consuming. In addition, we note that reporting standards and expectations regarding carbon accounting and the processes for measuring and counting GHG emissions and GHG emission reductions and other sustainability matters are evolving, and conflicting regulations and a lack of harmonization of sustainability-related legal and regulatory environments across the jurisdictions in which we operate, including the new California climate disclosure rules and similar proposals by other U.S. states and international regulatory bodies, may create enhanced compliance risks and costs. We may also communicate in the future certain climate-related initiatives, commitments and goals in our SEC filings or in other disclosures, which could subject us to additional risks, including the risk of being accused of “greenwashing.”
Insurance on our properties may not adequately cover all losses and uninsured losses could materially and adversely affect us.
We may experience losses related to our properties arising from natural disasters and acts of God, vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism, or other catastrophes. We plan to carry insurance covering our properties to the extent insurance is not provided under a net lease. The Adviser will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Furthermore, certain of our customers may be required to maintain comprehensive insurance coverage for the properties they lease from us pursuant to a net lease. Pursuant to such net leases, our customers will be required to name us (and any of our lenders that have a mortgage on the property leased by the customer) as additional insureds on their liability policies and additional named insured or loss payee (or mortgagee, in the case of our lenders) on their property policies. All such customers will be required to maintain casualty coverage and most carry limits at 100% of replacement cost. Depending on the location of the property, losses of a catastrophic nature, such as those caused by earthquakes and floods, may be covered by insurance policies that are held by our customer with limitations such as large deductibles or co-payments that a customer may not be able to meet.
In addition, losses of a catastrophic nature, such as those caused by wind, hail, hurricanes, terrorism, or acts of war, may be uninsurable or not economically insurable. If we or one or more of our customers experience a loss that is uninsured or that exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. If such properties are subject to recourse indebtedness, we will continue to be liable for the indebtedness, even if these properties are irreparably damaged. If uninsured damages to a property occur or a loss exceeds policy limits and we do not have adequate cash to fund repairs, we may be forced to sell the property at a loss or to borrow capital to fund the repairs. Inflation, changes in building codes and ordinances, environmental considerations, and other factors, including terrorism or acts of war, may make any insurance proceeds we receive insufficient to repair or replace a property if it is damaged or destroyed. In that situation, the insurance proceeds received may not be adequate to restore our economic position with respect to the affected real property. Furthermore, if we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications without significant capital expenditures which may exceed any amounts received pursuant to insurance policies, as reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. The loss of our capital investment in or anticipated future returns from our properties due to material uninsured losses could materially and adversely affect us.
We may obtain only limited representations and warranties when we acquire a digital infrastructure asset and may only have limited recourse if our due diligence did not identify issues that may subject us to unknown liabilities or lower the value of such asset, which could adversely affect our financial condition and ability to make distributions to you.
The seller of an asset often sells the asset in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited representations, warranties and indemnifications that will survive for only a limited period after the closing. Also, many sellers of real estate are single-purpose entities without any other significant assets. The acquisition of, or purchase of, assets with limited representations and warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the asset, lose rental income from that asset, or may be subject to unknown liabilities with respect to such assets.
The Adviser will perform due diligence on each investment prior to its acquisition. Regardless of the thoroughness of the due diligence process, not all circumstances affecting the value of an investment can be ascertained through the due diligence process. The due diligence process also at times requires the Adviser to rely on limited resources available to the Adviser, including information provided by the target of the investment and third-party consultants, legal advisors, accountants and investment banks. As a result, there can be no assurance that the due diligence process will reveal or highlight all relevant facts that are necessary or helpful in evaluating an investment opportunity. The Adviser’s due diligence process cannot ensure the Company will not acquire an investment that results in significant losses to the Company or that the Company will not overpay for an investment, which would cause the Company’s performance to suffer.
Our anticipated amount of debt may subject us to an increased risk of loss and could adversely affect our results of operations and financial condition.
We expect to incur significant indebtedness and, subject to market conditions and availability, we may incur a significant amount of additional debt through bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase or reverse repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt securities to fund our growth. The percentage of leverage we employ will vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, the type of assets we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimate of the stability of our investment portfolio’s cash flow. We may significantly increase the amount of leverage we utilize at any time without approval of our Board of Trustees. In addition, we may leverage individual assets at substantially higher levels.
If we are unable to refinance our debt on acceptable terms, or at all, we may be forced to dispose of one or more of our properties on disadvantageous terms, which may result in losses to us and may adversely affect cash available for distributions to our shareholders. In addition, if then prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, our interest expense would increase, which would materially and adversely affect our future operating results and liquidity. We may also refinance our debt through equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our shareholders.
Our substantial outstanding indebtedness, and the limitations imposed on us by our financing agreements, could have other significant adverse consequences, including the following:
•we may be required to dedicate a substantial portion of our cash flow to paying principal and interest payments on our indebtedness, reducing the cash flow available to fund our business, to pay dividends, including those necessary to maintain our REIT qualification, or to use for other purposes;
•we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon emerging acquisition opportunities or meet operational needs;
•we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;
•we may violate restrictive covenants in our loan documents, which would entitle the lenders to require us to retain cash for reserves or to pay down loan balances, and we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under our hedge agreements and these agreements may not effectively hedge interest rate fluctuation risk; and
•we may default on our obligations and the lenders or mortgagees may foreclose on our properties that secure their loans.
If any one of these events were to occur, our business, financial condition, results of operations, cash flows, the net asset value of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders could be materially and adversely affected.
We may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and our investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for us.
In addition, many of these same issues may also apply to the credit facilities which are expected to be in place. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. We may also rely on short-term financing that would be especially exposed to changes in availability.
Conflicts of interest also have the potential to arise to the extent that a subscription line is used to make an investment that is later sold in part to co-investors since, to the extent co-investors are not required to act as guarantors under the relevant facility or pay related costs or expenses, co-investors nevertheless stand to receive the benefit of the use of the subscription line and neither the Company nor investors generally will be compensated for providing the relevant guarantee(s) or being subject to the related costs, expenses or liabilities.
Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.
There can be no assurance that a leveraging strategy will be successful, and such strategy may subject us to increased risk of loss and could adversely affect our results of operations and financial condition.

We may encounter adverse changes in the credit markets.
Any adverse changes in the global credit markets, such as those experienced as a result of rising interest rates in the global credit markets, could make it more difficult for us to obtain favorable financing. Our ability to generate attractive investment returns for our shareholders will be adversely affected to the extent we are unable to obtain favorable financing terms. If we are unable to obtain favorable financing terms, we may not be able to adequately leverage our portfolio, may face increased financing expenses or may face increased restrictions on its investment activities, any of which would negatively impact our performance.
Our investments are expected to be substantially illiquid.
Our ability to dispose of investments could be limited for several reasons. Illiquidity could result from the absence of an established market for the investments, as well as legal, contractual or other restrictions on their resale by us. Dispositions of investments could be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. In view of these limitations on liquidity, the return of capital and the realization of gains, if any, generally will occur only upon the partial or complete disposition of an investment. While an investment could be sold at any time, it is generally expected that this will not occur until a number of years after the initial investment. Before such time, there could potentially be no current return on the investment. Furthermore, the expenses of operating the Company (including the management fee payable to the Adviser or its designee) could potentially exceed its income, thereby requiring that the difference be paid from the Company’s capital.
The agreements governing our indebtedness place restrictions on us and our subsidiaries, reducing operational flexibility and creating default risks, and our failure to comply with all covenants in our existing or future financing agreements could materially and adversely affect us.
The agreements governing our indebtedness, including the mortgages on our properties and on certain equity interests in certain property-owning subsidiaries and the mortgages on properties or equity interests that we may incur in the future likely will, contain covenants that place restrictions on us and our subsidiaries. Risks related to these covenants will also apply to agreements governing future indebtedness. These covenants may restrict, among other things, our and our subsidiaries’ ability to:
•incur additional indebtedness (including guarantee obligations);
•incur liens;
•engage in certain fundamental changes, including changes in the nature of the business, mergers, liquidations, and dissolutions;
•sell assets;
•pay dividends and make share repurchases and redemptions (with exceptions for customary REIT distributions and certain payments to be made with the proceeds of a qualified initial public offering);
•make acquisitions, investments, loans and advances;
•pay certain subordinated indebtedness;
•modify the terms of organizational documents;
•engage in certain transactions with affiliates; and
•enter into negative pledge clauses and clauses restricting subsidiary distributions.
These covenants could impair our ability to grow our business, take advantage of attractive business opportunities or successfully compete. A breach of any of these covenants or covenants under any other agreements governing our indebtedness, as well as our inability to make required payments, could result in an event of default under the instruments governing the applicable indebtedness. Upon the occurrence of an event of default under any of our financing agreements, the lenders could elect to declare all outstanding debt under such agreements to be immediately due and payable. Capital obtained from other sources may not be available to us or may be available only on unattractive terms. If we were unable to repay or refinance the accelerated debt, the lenders could proceed against any assets pledged to secure that debt, including foreclosing on or requiring the sale of our properties, and our assets may not be sufficient to repay such debt in full. In addition, financing agreements may contain specific cross-default provisions with respect to specified other indebtedness, giving the lenders the right to declare a default on its debt and to enforce remedies, including acceleration of the maturity of such debt upon the occurrence of a default under such other indebtedness. If we default on several of our financing agreements or any significant financing agreement, we could be materially and adversely affected.
Covenants in the agreements governing our indebtedness could restrict our ability to make distributions to our shareholders necessary to qualify as a REIT, which could materially and adversely affect us and the net asset value of our shares.
We intend to operate in a manner to allow us to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, each year to our shareholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, including net capital gains, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute or are deemed to have distributed to our shareholders in a calendar year is less than a minimum amount specified under the Code. Our credit facilities contain, and certain of the agreements governing our existing and future indebtedness may contain, restrictions on our ability to make distributions to our shareholders, and we may be unable to make distributions necessary for us to avoid U.S. federal corporate income and excise taxes and maintain our qualification as a REIT without breaching such agreements. If we default under covenants that restrict our ability to make distributions and are unable to cure the default, refinance the indebtedness or meet payment obligations, our business, financial condition, results of operations and cash flows generally and, in particular, the amount of our distributable cash flow could be materially and adversely affected.
The financial covenants in our loan agreements may restrict our operating or acquisition activities, which may harm our financial condition and operating results.
The financial covenants in our loan agreements may restrict our operating, acquisition and divestiture activities, which may harm our financial condition and operating results. Our unsecured credit facility and the mortgages on our properties and on certain equity interests in certain property-owning subsidiaries contain customary negative covenants, such as those that limit our ability, without the prior consent of the lender, to sell or otherwise transfer any ownership interest, to further mortgage the applicable property, to enter into leases, or to discontinue insurance coverage. Our ability to borrow under our unsecured credit facility is subject to compliance with these financial and other covenants, including restrictions on the maximum availability, which is based on the adjusted net operating income of designated unencumbered properties, the payment of dividends, and overall restrictions on the amount of indebtedness we can incur. If we breach covenants in our debt agreements, the lenders could declare a default and require us to repay the debt immediately and, if the debt is secured, take possession of the property or properties securing the loan.
An increase in market interest rates may materially and adversely affect us and our customers.
Elevated and rising interest rates could have a dampening effect on overall economic activity and the financial condition of us and our customers. Although the Federal Reserve has signaled the potential for federal funds rate cuts in the future, the rate and timing of such decreases remains unknown. Persistently high interest rates and uncertainty around future Federal Reserve actions may have a material effect on our business making it particularly difficult for us to obtain financing at attractive rates, impacting our ability to execute on our growth strategies or future acquisitions. High interest rates increase the Company’s interest costs for new debt, including variable-rate debt obligations under any credit facility or other financing. This increased cost could make the financing of any development or acquisition more costly. Persistently high interest rates and uncertainty around future Federal

Reserve actions could make it difficult for us to obtain financing at attractive rates, limit our ability to refinance existing debt when it matures or cause it to pay higher interest rates upon refinancing, which would adversely impact our liquidity and profitability. In addition, higher interest rates could decrease the access our customers or potential customers have to credit or the amount they are willing to pay to lease our properties.
We intend to use reverse repurchase agreements to finance our securities investments, which may expose us to risks that could result in losses.
We intend to use reverse repurchase agreements as a form of leverage to finance our securities investments (including CMBS), and the proceeds from reverse repurchase agreements may be invested in additional securities. There is a risk that the market value of the securities acquired from the proceeds received in connection with a reverse repurchase agreement may decline below the price of the securities underlying the reverse repurchase agreement that we have sold but remain obligated to repurchase. Reverse repurchase agreements also involve the risk that the counterparty liquidates the securities we delivered to it under the reverse repurchase agreements following the occurrence of an event of default under the applicable repurchase agreement by us, which may be at an inopportune time in the market. In addition, there is a risk that the market value of the securities we retain may decline. If the buyer of securities under a reverse repurchase agreement were to file for bankruptcy or experiences insolvency, we may be adversely affected. Furthermore, our counterparty may require us to provide additional margin in the form of cash, securities or other forms of collateral under the terms of the derivative contract. Also, in entering into reverse repurchase agreements, we bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the underlying securities. In addition, the interest costs associated with reverse repurchase agreements transactions may adversely affect our results of operations and financial condition, and, in some cases, we may be worse off than if we had not used such instruments.
We will face risks associated with hedging transactions, and failure to hedge effectively against interest rate changes may materially and adversely affect our financial condition, results of operations, cash flows, cash available for distribution and our ability to service our debt obligations.
Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using a wide variety of derivative and other hedging instruments, such as interest rate cap or collar agreements and interest rate swap agreements. The use of these instruments is a highly specialized activity, and these agreements involve greater than ordinary investment risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Additionally, hedging may reduce the overall returns on our investments.
Engaging in derivatives and other hedging transactions may result in a poorer overall performance for us than if we had not engaged in any such transaction, and the Adviser may not be able to effectively hedge against, or accurately anticipate, certain risks that may adversely affect our investment portfolio. Any such derivatives and other hedging transactions may not be effective in mitigating risk in all market conditions or against all types of risk (including unidentified or unanticipated risks), thereby adversely affecting our results of operations and financial condition. In addition, our investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as interest rate and currency risks.
We will face risks associated with our investments that are denominated in foreign currency.
Our investments and loans that are denominated in a foreign currency are subject to risks related to fluctuations in exchange rates. We generally expect to mitigate this exposure by matching the currency of our foreign currency assets to the currency of the borrowings that finance those assets. As a result, we expect to substantially reduce our exposure to changes in portfolio value related to changes in foreign exchange rates. We intend to hedge our net currency exposures in a prudent manner. In doing so, we generally expect to structure our foreign currency hedges so that the notional values and expiration dates of our hedges approximate the amounts and timing of future payments we expect to receive on the related investments. However, our currency hedging strategies may not eliminate all of our currency risks due to, among other things, uncertainties in the timing or amounts of payments received on the related investments, or unequal, inaccurate, or unavailable hedges to perfectly offset changes in future exchange rates. Additionally, we may be required under certain circumstances to collateralize our currency hedges for the benefit of the hedge counterparty, which could adversely affect our liquidity.
The success of any joint venture investments that we may make could be materially and adversely affected by our lack of sole decision-making authority, our reliance on joint venture partners’ financial condition and liquidity and disputes between us and our joint venture partners.
We expect to enter into joint ventures to acquire, develop, improve or dispose of properties, thereby reducing the amount of capital required by us to make investments and diversifying our capital sources for growth. We may acquire non-controlling interests or shared control interests in joint ventures. Even if we have some control in a joint venture, we would not be in a position to exercise sole decision-making authority regarding the joint venture. There can be no assurance that we will be able to form new joint ventures or attract third-party investments or that additional investments in new or existing ventures to develop or acquire properties will be successful. Further, there can be no assurance that we are able to realize value from such investments.
Such joint venture investments involve risks not otherwise present in a wholly owned single-customer digital infrastructure asset or a redevelopment project, including (i) potentially inferior financial capacity, diverging business goals and strategies and the need for our joint venture partners’ continued cooperation; (ii) the possibility that our joint venture partners might become bankrupt, default on their obligations, encounter liquidity or insolvency issues, suffer a deterioration in their creditworthiness, or fail to fund their share of required capital contributions; (iii) our inability to take certain actions with respect to the joint ventures’ activities that we believe are favorable to us if our joint venture partners do not agree; (iv) our inability to control the legal entities that have title to the real estate associated with the joint ventures, meaning the joint venture partners could take actions that subject the property to liabilities in excess of, or other than, those contemplated; (v) our lenders may not be easily able to sell our joint venture assets and investments or may view them less favorably as collateral, which could negatively affect our liquidity and capital resources; (vi) our joint venture partners can take actions that we may not be able to anticipate or prevent, which could result in negative impacts on our debt and equity; (vii) our joint venture partners could have rights with respect to the disposition of certain investments or the liquidation of their interest therein; (viii) in certain circumstances, we could be liable for the actions of our joint venture partners; (ix) our joint venture partners’ business decisions or other actions or omissions may be inconsistent with the business interests or goals of the Company, may be contrary to the Company’s investment objective, or may result in harm to our reputation or adversely affect the value of our investments; and (x) our joint venture partners may be in a position to take actions that could conflict with our ability to maintain our qualification as a REIT.
In addition, the joint venture partner could have authority to remove the Blue Owl affiliated investment manager of the joint venture. If such removal were to occur, we would be joint venture partners with a third-party manager, in which case it could be significantly more difficult for us to implement our investment objective with respect to any of our investments held through such joint ventures. Under a joint venture arrangement, we and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital.
The joint venture partner could from time to time be a joint venture partner or interest holder in another joint venture or other vehicle in which the Adviser or its affiliates has an interest or otherwise controls. The joint venture partner could also be entitled to receive payments from, or allocations or performance-based payments (e.g., carried interest) in respect of, the Company as well as such investments, and in such circumstances, any such amounts could be treated as a Company expense and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by the Adviser, be deemed paid to or received by the Adviser or reduce the management fee. Moreover, the Adviser could receive fees associated with capital invested by a joint venture partner relating to investments in which the Company participates. This could be in connection with a joint venture in which the Company participates or other similar arrangements with respect to assets or other interests retained by a seller or other commercial counterparty with respect to which the Adviser performs services. In addition, the Company is permitted to co-invest with non-affiliated co-investors or partners whose ability to influence the affairs of the companies in which the Company invests could be significant and even greater than that of the Company and as such, the Company could be required to rely upon the abilities and management expertise of such joint venture partner. It could also potentially be more difficult for the Company to sell its interest in any joint venture, partnership or entity with other owners than to sell its interest in other types of investments (and any such investment could be subject to a buy-sell right, right of first refusal, right of first offer or other similar right). Under a joint venture arrangement, we and the joint venture partner could be subject to lockups, which could prevent us from disposing of our interests in the joint venture at a time it determines it would be advantageous to exit. The Company is permitted to grant joint venture partners approval rights with respect to major decisions concerning the management and disposition of the investment, which would increase the risk of deadlocks or unanticipated exits from an investment. A joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying us from selling our interest in the applicable investment. A deadlock could delay the execution of the business plan for the investment, require the Company to engage in a buy-sell of the venture with the joint venture partner, conduct the forced sale or other liquidation of such investment or require alternative dispute resolution in order to resolve such deadlock. Additionally, in certain scenarios, the Company is permitted to grant joint venture partners the right to put (i.e., sell) their interests in an investment to the Company, or call (i.e., buy) the Company’s interests in an investment. As a result of these risks, the Company could be unable to fully realize its expected return on any such investment.
Any of the foregoing might subject an investment to liabilities in excess of those contemplated and could have a material adverse effect on the value of our joint venture investments.
Compliance or failure to comply with regulatory requirements could result in substantial costs.
Government authorities at all levels are actively involved in the regulation of land use and zoning, environmental protection and safety and other matters affecting the ownership, use and operation of real property. Regulations could be promulgated that could restrict or curtail certain usages of existing structures or require that such structures be renovated or altered in some manner. The promulgation and enforcement of such regulations could increase expenses, and lower the income or rate of return, as well as adversely affect the value of any of our investments. Operators are also subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce our revenue and profitability.
Our properties are subject to various federal, state and local regulatory requirements, such as the Americans with Disabilities Act (“ADA”) and state and local fire and life safety requirements, building codes and other land use regulations. Noncompliance could result in the imposition of governmental fines or the award of damages to private litigants. While we believe that we are currently in material compliance with these regulatory requirements, the requirements may change or new requirements may be imposed that could require significant unanticipated expenditures by us that could affect our cash flow and results of operations. If we are required to make substantial modifications to the properties that we own or acquire, whether to comply with the ADA or other changes in governmental rules and regulations, our business, financial condition, results of operations, cash flows, the net asset value of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders could be materially and adversely affected.
The businesses of the Company and the Adviser and their affiliates, as well as the financial services industry generally, are subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations or exchanges in the United States and other jurisdictions in which they operate relating to, among other things, antitrust law, anti-money laundering laws, anti-bribery laws, laws relating to foreign officials, privacy laws with respect to client information and the regulatory oversight of the trading and other investment activities of investment managers, including the Adviser. Each of the regulatory bodies with jurisdiction over the Company and the Adviser or their affiliates, has regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities. Any failure to comply with these rules and regulations could expose the Company or the Adviser to liability or other risks.

Additionally, such oversight and regulation will likely cause the Company to incur additional expenses, divert the attention of the Adviser and its personnel and may result in fines if the Company is deemed to have violated any regulations. Regulation generally as well as regulation more specifically addressed to the alternative asset management industry, including tax laws and regulation, could increase the cost of identifying, structuring and completing loan transactions, the profitability of enterprises and the cost of operating the Company. Additional regulation could also increase the risk of third-party litigation. The transactional nature of the business of the Company exposes the Company and the Adviser and certain related parties generally to the risks of third-party litigation. Under the Declaration of Trust, the Company will generally, to the extent permitted by law, be responsible for indemnifying the Adviser and certain related parties for losses or obligations they may incur with respect to such litigation.
We and our customers are subject to increasing scrutiny from certain investors, third-party assessors and our shareholders with respect to sustainability-related topics.
We and our customers face increasing scrutiny from certain investors, third-party assessors that measure companies’ sustainability performance and our shareholders related to sustainability-related topics, including in relation to diversity and inclusion, human rights, environmental stewardship, support for local communities, corporate governance and transparency. For example, we and our customers risk damage to our brands and reputation if we or they do not act (or are perceived to not act) responsibly either with respect to responsible investing processes or sustainability-related practices. Adverse incidents related to sustainability practices could impact the value of our brand or the cost of our or their operations and relationships with investors, all of which could adversely affect our business and results of operations. Further, there can be no assurance that any of the Adviser’s sustainability initiatives or commitments will meet the standards or expectations of our shareholders or other stakeholders. There can be no assurance that the Adviser will be able to accomplish any goals related to responsible investing or sustainability practices, as statements regarding its sustainability and responsible investing commitments and priorities reflect its current estimates, plans or aspirations and are not guarantees that it will be able to achieve them within the timelines announced or at all. Additionally, the Adviser may determine in its discretion that it is not feasible or practical to implement or complete certain aspects of its responsible investing program or sustainability initiatives based on cost, timing or other considerations.
In recent years, certain investors have placed increasing importance on policies and practices related to responsible investing and sustainability for the products to which they commit capital, and investors may decide not to commit capital to future fundraises based on their assessment of the Adviser’s approach to and consideration of sustainability-related issues or risks. Similarly, a variety of organizations measure the performance of companies on sustainability topics, and the results of these assessments are widely publicized. If the Adviser’s responsible investing or sustainability-related practices or ratings do not meet the standards set by such investors or organizations, or if the Adviser receives a negative rating or assessment from any such organization, or if the Adviser fail, or is perceived to fail, to demonstrate progress toward its sustainability priorities and initiatives, they may choose not to invest in us, and we may face reputational damage. Similarly, it is expected that shareholder demands will require the Adviser to spend additional resources and place increasing importance on business-relevant sustainability factors in its review of prospective investments and management of existing ones. Devoting additional resources to our responsible investing or sustainability-related practices could increase the amount of expenses we or our investments are required to bear. For example, collecting, measuring, and reporting sustainability information and metrics can be costly, difficult and time consuming, is subject to evolving reporting standards, and can present numerous operational, reputational, financial, legal and other risks. To the extent our access to capital from investors focused on sustainability ratings or sustainability-related matters is impaired, we may not be able to maintain or raise sufficient capital for new investments, which may adversely affect our revenues. Further, growing interest on the part of investors and regulators in sustainability-related topics and themes and increased demand for, and scrutiny of, sustainability-related disclosure by asset managers, have also increased the risk that asset managers could be perceived as, or accused of, making inaccurate or misleading statements regarding the sustainability-related investment strategies of their and their funds’ responsible investing or sustainability-related efforts or initiatives, or “greenwashing.” Such perception or accusation could damage our reputation, result in litigation or regulatory actions and adversely impact our ability to raise capital.

At the same time, various stakeholders may have differing approaches to responsible investing activities or divergent views on the consideration of sustainability or sustainability-related topics. These differing views increase the risk that any action or lack thereof with respect to the Adviser’s consideration of responsible investing or sustainability-related practices will be perceived negatively. A growing number of states have enacted or proposed “anti-ESG” policies, legislation, issued related legal opinions and engaged in related litigation. For example: (i) boycott bills target financial institutions that “boycott” or “discriminate against” companies in certain industries (e.g., energy and mining) and prohibit state entities from doing business with such institutions or investing the state’s assets (including pension plan assets) through such institutions and (ii) ESG investment prohibitions require that state entities or managers/administrators of state investments make investments based solely on pecuniary factors without consideration of ESG factors. If investors subject to such legislation view our responsible investing or sustainability practices as being in contradiction of such “anti-ESG” policies, legislation or legal opinions, such investors may not invest in us and it could negatively affect the results of operations, cash flow, or and it could negatively affect the price of our common shares. Further, asset managers have been subject to recent scrutiny related to ESG-focused industry working groups, initiatives and associations, including organizations advancing action to address climate change or climate-related risk. In addition, state attorneys general, among others, have asserted that the Supreme Court’s decision striking down race-based affirmative action in higher education in June 2023 should be analogized to private employment matters and private contract matters. Cases alleging discrimination based on similar arguments have been filed since that decision, with scrutiny of certain corporate diversity, equity and inclusion (“DEI”) practices increasing throughout 2024. Additionally, in January 2025, the new U.S. presidential administration signed a number of executive orders focused on DEI (the “Executive Orders”), which include a broad mandate to eliminate federal DEI programs and a caution to the private sector to end what may be viewed as illegal DEI discrimination and preferences. The Executive Orders also indicate upcoming compliance investigations of private entities, including publicly traded companies, and changes to federal contracting regulations. If the Adviser does not successfully manage expectations across these varied stakeholder interests, it could erode stakeholder trust, impact our reputation or constrain our investment and fundraising opportunities. Such scrutiny of both ESG and DEI related practices could expose the Adviser to the risk of investigations or challenges by federal authorities, result in reputational harm and discourage certain investors from investing in us.
We are subject to increasing scrutiny with respect to sustainability-related issues and the regulatory disclosure landscape surrounding related topics continues to evolve.
Responsible investing, ESG practices, and ESG-related disclosures have been the subject of increased focus by certain regulators, and regulatory initiatives related to ESG-specific topics that are applicable to us could adversely affect our business. There has been a growing regulatory interest across jurisdictions in improving transparency regarding the definition, measurement and disclosure of ESG factors in order to allow investors to validate and better understand sustainability claims, including in the United States, the European Union (the “EU”) and the United Kingdom (the “UK”).
For example, in March 2024, the SEC adopted final rules intended to enhance and standardize climate-related disclosures; however, these rules are stayed pending the outcome of consolidated legal challenges in the Eighth Circuit Court of Appeals. Further, the SEC sometimes reviews compliance with ESG commitments in examinations, and it has taken enforcement actions against registered investment advisers for not establishing adequate or consistently implementing ESG policies and procedures to meet ESG commitments to investors.
In addition, in October 2023, California enacted legislation that will ultimately require certain companies that (i) do business in California to publicly disclose their Scopes 1, 2 and 3 greenhouse gas emissions, with third-party assurance of such data, and issue public reports on their climate-related financial risk and related mitigation measures and (ii) operate in California and make certain climate-related claims to provide enhanced disclosures around the achievement of climate-related claims, including the use of voluntary carbon credits to achieve such claims. From a European perspective, the EU has adopted legislation aimed at increasing transparency for investors of sustainability-related policies, processes, performance and commitments which apply to certain of our products, including: (a) the Regulation EU 2019/2088 on sustainability-related disclosures in the financial services sector (“SFDR”), for which most rules took effect beginning on March 10, 2021 and (b) Regulation (EU) 2020/852 on the establishment of a framework to facilitate sustainable investment and amending the SFDR. Further, the European

Commission is currently considering whether to propose further changes or amendments to the SFDR and the associated regulatory framework. Relatedly, the European Securities and Markets Authority (“ESMA”) has identified promoting transparency through effective sustainability disclosures and addressing greenwashing as one of its key priorities per ESMA’s sustainable finance roadmap and strategy. ESMA has also introduced guidelines on funds with ESG, impact, transition or sustainability-related terms in their names.
There are still some uncertainties regarding the operation of some of these requirements and how they might evolve, and an established market practice is still being developed in certain cases, which can lead to diverging implementation or operationalization, data gaps or methodological challenges which may affect our ability to collect relevant data. These regimes continue to evolve and there is still a lack of clarity and established practice around the approach to their supervision and enforcement, which may vary across national competent authorities. There is a risk that a development or reorientation in the regulatory requirements or market practice in this respect could be adverse to our investments if they are perceived to be less valuable as a consequence of, among other things, their carbon footprint or perceived “greenwashing.” Compliance with requirements of this nature may also increase risks relating to financial supervision and enforcement action. There is the additional risk that market expectations in relation to certain commitments under the SFDR, such as disclosures made in relation to financial products, could adversely affect our ability to raise capital, especially from European Economic Area (“EEA”) investors.
There are a variety of other regulatory initiatives related to sustainability-specific topics that may be applicable to us, our products or our products’ portfolio companies. For example, on January 5, 2023, the Corporate Sustainability Reporting Directive (“CSRD”) came into effect. The CSRD amends and strengthens the rules introduced on sustainability reporting for companies, banks and insurance companies under the Non-Financial Reporting Directive (2014/95/EU). The CSRD requires a much broader range of companies, including non-EU companies with significant turnover and a legal presence in EU markets, to produce detailed and prescriptive reports on sustainability-related matters within their financial statements. Although we are not currently directly in-scope of CSRD, it is possible that we may become subject to CSRD. This may result in additional compliance burdens and increased legal, accounting and compliance costs and enhanced disclosure obligations.
In November 2023, the Sustainability Labelling and Disclosure of Sustainability-Related Financial Information Instrument 2023 (“SDR”) introduced sustainability disclosure requirements, voluntary investment product labels and an “anti-greenwashing” rule. The anti-greenwashing rule applies to all UK-authorized firms in relation to sustainability-related claims made in their communications, or communications of financial promotions with, clients in the UK. The balance of the new regime is currently directed at UK investment funds and UK-regulated asset management firms as well as distributors of such funds; however, the FCA consulted in Spring 2024 as to whether to extend the SDR to portfolio management, and the UK Government also announced in May 2024 its intention to launch a consultation on whether to extend the scope of SDR to overseas funds.
In Asia, examples of ESG-related regulations including those by regulators in Singapore and Hong Kong, have released guidelines for asset managers to integrate climate risk considerations in investment and risk management processes, together with enhanced disclosure and reporting and have also issued enhanced rules for certain ESG funds on general ESG risk management and disclosure.
As a result of these and other legislative and regulatory initiatives, we or the Adviser may be required to provide additional disclosure to our investors with respect to sustainability matters. This exposes us to increased disclosure risks, for example due to a lack of available or credible data, and the potential for conflicting disclosures may also expose us to an increased risk of misstatement litigation or miss-selling allegations. Failure to manage these risks could result in a material adverse effect on our business in a number of ways. Compliance with frameworks of this nature may create an additional compliance burden and increased legal, compliance, governance, reporting and other costs because of the need to collect certain information to meet the disclosure requirements. In addition, where there are uncertainties regarding the operation of the framework, a lack of official, conflicting or inconsistent regulatory guidance, a lack of established market practice or data gaps or methodological challenges affecting the ability to collect relevant data, we may be required to engage third-party advisors or service providers to fulfil the requirements, thereby exacerbating any increase in compliance burden and costs. To the extent that any applicable jurisdictions enact similar laws or frameworks, there is a risk that we may not be able to maintain alignment of a particular investment with such frameworks, or may be subject to additional compliance burdens and costs, which might adversely affect us.
Certain of our digital infrastructure assets may be special use or build-to-suit and may be difficult to sell or relet upon customer defaults or lease terminations.
Certain of our digital infrastructure assets may include special use or build-to-suit properties. These types of properties are relatively illiquid and may not be marketable without substantial capital improvements compared to other types of real estate and financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With such properties, if the current lease is terminated or not renewed, we may be required to renovate the asset or to make rent concessions in order to lease the asset to another customer, finance the asset or sell the property. In addition, if we are forced to sell the property, we may have difficulty selling it to a party other than the customer or borrower due to the special purpose for which the asset may have been designed without substantial capital improvements. Improvements could require the use of cash that would otherwise be distributed to the shareholders. Attempting to sell the asset without improvements may also result in a lower sales price. These and other limitations may affect our ability to sell or relet these assets and adversely affect our results of operations at such assets.
We may incur costs to finish build-to-suit properties.
We may acquire undeveloped land or partially developed buildings for the purpose of owning to-be-built facilities for a prospective customer. The primary risks of a build-to-suit project are potential for failing to meet an agreed-upon delivery schedule and cost overruns, which may among other things, cause the total project costs to exceed the original budget. In some cases, the prospective customer will bear these risks. However, in other instances we may be required to bear these risks, which means that we may have to advance funds to cover cost-overruns that we would not be able to recover through increased rent payments or that we may experience delays in the project that delay commencement of rent. We will attempt to minimize these risks through guaranteed maximum price contracts, review of contractor financials and completed plans and specifications prior to commencement of construction. The incurrence of the costs described above or any non-occupancy by the customer upon completion may reduce the project’s and our portfolio’s returns or result in losses to us.
We may obtain limited or no warranties when we purchase a digital infrastructure asset, which increases the risk that we may lose invested capital in, or rental revenue from, such asset.
We may acquire properties in the future that are sold in “as is” condition, on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In other acquisitions, the purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Also, many sellers of real estate are single-purpose entities without any other significant assets. The purchase of assets with limited warranties or from undercapitalized sellers increases the risk that we may lose some or all of our invested capital in the asset (and in some cases, have liabilities greater than our investment) as well as the loss of rental revenue from such asset.
We may be exposed to substantial risk of loss arising from investments involving undisclosed or unknown environmental, health, or occupational safety matters, or inadequate reserves, insurance or insurance proceeds for such matters that have been previously identified.
The Company may be exposed to substantial risk of loss arising from investments involving undisclosed or unknown environmental, health or occupational safety matters, or inadequate reserves, insurance or insurance proceeds for such matters that have been previously identified. Under various laws, ordinances and regulations, an owner of real property may be liable for the costs of investigating, monitoring, removing or remediating certain hazardous or toxic substances on or in such property. Such laws may impose joint and several liabilities, which can result in a party being obligated to pay for greater than its share, or even all, of the liability involved. Such liability may also be imposed without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner’s liability therefore as to any property are generally not limited under such laws and could exceed the value of the property or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate contamination from such substances, may adversely affect the owner’s ability to sell the real estate or to borrow funds using such property as collateral, which could have an adverse effect on the Company’s return from such investment. Environmental claims with respect to a specific investment may exceed the value of such investment, and under certain circumstances, subject the other assets of the Company to such liabilities. There can be no assurances that the costs of complying with environmental laws and regulations and defending personal injury and property damage claims based on the presence of hazardous or toxic substances will not have a material adverse effect on the Company’s investments. In addition, changes in environmental laws or in the environmental condition of an asset may create liabilities that did not exist at the time of acquisition of an investment and could not have been foreseen.
In addition, many insurance carriers are excluding asbestos-related claims and most mold-related claims from standard policies. The Company will evaluate the availability and cost of additional insurance coverage for such claims. If the Company decides to purchase insurance for these occurrences, the cost could have an adverse effect on the Company’s results of operations. If a major uninsured loss or loss in excess of insured limits occurs, the Company could lose both invested capital in and anticipated future revenues from an affected investment and, in the case of debt that is recourse to the Company, the Company would remain obligated for such debt. Any loss of this nature would adversely affect the Company.
We may be subject to litigation or threatened litigation, which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business.
We may be subject to litigation or threatened litigation for damages that occur on, or liabilities derived from, the ownership of our properties. In particular, we are subject to the risk of personal injury claims, employment and labor claims and others. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. Additionally, whether or not any dispute actually proceeds to litigation, we may be required to devote significant management time and attention to its successful resolution (through litigation, settlement or otherwise), which would detract from our management’s ability to focus on our business. Any such resolution could involve the payment of damages or expenses by us, which may be significant, or involve our agreement with terms that restrict the operation of our business. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of such claims or of those that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could have a material adverse effect on our business, financial condition, results of operations, cash flows, the net asset value of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage and could expose us to increased risks that would be uninsured, or adversely impact our ability to attract officers and trustees, which could have a material adverse effect on our business, financial condition, results of operations, cash flows, the net asset value of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders.
There is a risk that assets will be subject to the exercise of eminent domain.
Municipalities and other government subdivisions may, in certain circumstances, seek to acquire certain assets of the Company through eminent domain proceedings. While the Company may seek to contest these proceedings, which may be costly and may divert the attention of management from the operation of the Company, there can be no assurance that a municipality or other government subdivision will not succeed in acquiring assets of the Company. In such event, there is a risk that the Company will not receive adequate compensation for the assets acquired, or that the Company will not be able to recover all charges associated with divesting these assets.
Risks Related to Investments in Digital Infrastructure Assets
Our digital infrastructure investments are subject to risks from changes in demand, technology and customer preferences and competition in the data center industry.
Our digital infrastructure investments are subject to operating risks common to the digital infrastructure industries, which include changes in customer demands or preferences, our customers’ insourcing of the development, management or ownership of their digital infrastructure assets, a decline in the technology industry, such as a decrease in the use of mobile or web-based commerce, industry slowdowns, business layoffs or downsizing, relocation of businesses, increased costs of complying with existing or new government regulations and other factors, a downturn in the market for digital infrastructure generally such as oversupply of or reduced demand for space, increased competition, including from our customers choosing to develop their own digital infrastructure assets, and the rapid development of new technologies or the adoption of new industry standards that render our customers’ current products and services or our facilities obsolete or unmarketable. To the extent that any of these or other adverse conditions occur, they are likely to impact market rents for, and cash flows from, our digital infrastructure investments, which could have a material adverse effect on us.
Our digital infrastructure investments may not be suitable for re-leasing without significant expenditures or renovations.
Because many of our digital infrastructure investments are expected to contain customer improvements installed at our customers’ expense, they may be better suited for a specific digital infrastructure user or technology industry customers and could require significant modification in order for us to re-lease vacant space to another digital infrastructure user or technology industry customers. The customer improvements may also become outdated or obsolete as the result of technological change, the passage of time or other factors.
As a result, we may be required to invest significant amounts or offer significant discounts to customers in order to lease or re-lease that space, either of which could adversely affect our financial and operating results.
We may incur costs in connection with the development, renovation or maintenance of undeveloped or underdeveloped properties.
We may acquire undeveloped or underdeveloped properties that require development, renovation or deferred maintenance and may often receive little or no revenue from the date of acquisition through the date of completion of such development. We may continue to experience operating deficits following the date of completion. In connection with the development, renovation or maintenance of such properties, there may be unanticipated delays in the completion of such projects due to factors beyond our control. These factors may include strikes, adverse weather, changes in building plans and specifications, material shortages, increases in the costs of labor and materials and lack of availability of financing on favorable terms. Delays in completing any project will cause corresponding delays in the receipt of revenue. In addition, the estimated costs and schedules of developing and constructing buildings and related landscaping may be affected by changes in construction plans and specifications or by other unforeseen events, any of which may cause additional expenses to be incurred, which likely will be borne by us. Any delay in completing a project may result in increased interest and construction costs, the potential loss of purchasers or customers and the possibility of defaults under project financings. There is also the risk that inadequate oversight over contractors, architects or engineers may result in poor-quality construction or the diversion of funds intended for construction, and the quality of construction generally may not be commensurate with appropriate standards, resulting in potential difficulties in obtaining all authorizations necessary for operation. Because of the long lead time between the inception of a project and its completion, a well-conceived project may, as a result of changes in real estate market and economic and other conditions prior to its completion, become an economically unattractive investment and may result in losses to us.
Our ability to lease any available space at our data centers to existing or new customers could be constrained by our ability to obtain sufficient electrical power.
Many digital infrastructure assets greatly rely on the steady supply of power at reasonable costs and could be harmed by prolonged power outages or shortages, increased cost of energy or general lack of availability of electrical resources. As customers increase their power footprint in our data centers over time, the corresponding reduction in available power could limit our ability to increase occupancy rates or network density within our existing data centers. Furthermore, at certain of our data centers, our expected aggregate maximum contractual obligation to provide power and cooling to our customers may exceed the physical capacity at such data centers if customers were to quickly increase their demand for power and cooling. If we are not able to increase the available power or cooling or move the customer to another location within our data centers with sufficient power and cooling to meet such demand, we could lose the customer as well as be exposed to liability under our customer agreements.

In addition, our power and cooling systems are expected to be difficult and expensive to upgrade. Accordingly, we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our customers. Any such material loss of customers, liability or additional costs could adversely affect our business, financial condition and results of operations. Further, we may acquire land that we intend to develop into data centers or other digital infrastructure assets. We may not be able to obtain the necessary electrical power to do so, which will prevent us from fully developing the land and negatively impact the value of our investment in the land.
We depend on third parties to provide network connectivity to the customers in our digital infrastructure investments and any delays or disruptions in connectivity may materially adversely affect our operating results and cash flow.
We are not a telecommunications carrier. Although our customers generally are responsible for providing their own network connectivity, we still depend upon the presence of telecommunications carriers’ fiber networks serving our digital infrastructure investments in order to attract and retain customers. We believe that the availability of carrier capacity will directly affect our ability to achieve our projected results. Any carrier may elect not to offer its services within our digital infrastructure investments. Any carrier that has decided to provide network connectivity to our digital infrastructure investments may not continue to do so for any period of time. Further, some carriers are experiencing business difficulties or have announced consolidations. As a result, some carriers may be forced to downsize or terminate connectivity within our digital infrastructure investments, which could have an adverse effect on the business of our customers and, in turn, our own operating results.
Our digital infrastructure investments may require construction and operation of a sophisticated redundant fiber network. The construction required to connect multiple carrier facilities to our digital infrastructure investments is complex and involves factors outside of our control, including regulatory requirements and the availability of construction resources. If the establishment of highly diverse network connectivity to our digital infrastructure investments does not occur, is materially delayed or is discontinued, or is subject to failure, our operating results and cash flow may be materially adversely affected. Additionally, any hardware or fiber failures on this network may result in significant loss of connectivity to our digital infrastructure investments. This could negatively affect our ability to attract new customers or retain existing customers, which could have an adverse effect on our business, financial condition and results of operations.
We may not be able to adapt to changing technologies and customer requirements, and our digital infrastructure investments may become obsolete.
Our investments may be impacted by adverse developments in the internet and data communications and broader technology industries. The technology industry generally and specific industries in which certain of our customers operate are characterized by rapidly changing technology, customer requirements and industry standards. New systems to deliver power to or eliminate heat in data centers or the development of new server technology that does not require the levels of critical load and heat removal that our facilities are designed to provide and could be run less expensively on a different platform could make our data center infrastructure obsolete. Our power and cooling systems are difficult and expensive to upgrade, and we may not be able to efficiently upgrade or change these systems to meet new demands without incurring significant costs that we may not be able to pass on to our customers which could adversely impact our business, financial condition and results of operations. In addition, the infrastructure that connects our digital infrastructure investments to the Internet, data communications, and other external networks may become insufficient, including with respect to latency, reliability and connectivity. We may not be able to adapt to changing technologies or meet customer demands for new processes or technologies in a timely and cost-effective manner, if at all, which would adversely impact our ability to sustain and grow our business.
Further, our inability to adapt to changing customer requirements may make our digital infrastructure investments obsolete or unmarketable to such customers. Some of our customers operate at significant scale across numerous digital infrastructure facilities and have designed cloud and computing networks with redundancies and fail-over capabilities across these facilities, which enhances the resiliency of their networks and applications. As a result, these customers may realize cost benefits by locating their digital infrastructure operations in facilities with less electrical or mechanical infrastructure redundancy than is found in our existing digital infrastructure facilities. Additionally, some of our customers have begun to operate their digital infrastructure facilities using a wider range of humidity levels and at temperatures that are higher than servers customarily have operated at in the past, all of which may result in energy cost savings for these customers. We may not be able to operate our existing digital infrastructure facilities under these environmental conditions, particularly in multi-customer facilities with other customers who are not willing to operate under these conditions, and our digital infrastructure facilities could be at a competitive disadvantage to facilities that satisfy such requirements. Because we may not be able to modify the redundancy levels or environmental systems of our existing digital infrastructure facilities cost effectively, these or other changes in customer requirements could have a material adverse effect on our business, results of operations and financial condition.
Additionally, due to regulations that apply to our customers as well as industry standards, they may seek specific requirements from their digital infrastructure facilities that we are unable to provide. If new or different regulations or standards are adopted or such extra requirements are demanded by our customers, we could lose some customers or be unable to attract new customers in certain industries, which could materially and adversely affect our operations.
We will compete with numerous digital infrastructure developers, owners and operators.
The Company will compete with numerous data center developers, owners, and operators, and may in the future face competition from new entrants into the digital infrastructure market, including new entrants who may acquire its current competitors. Competition in the digital infrastructure sector has intensified as institutional investors, technology companies, and private equity firms increasingly target this asset class. Certain competitors may have advantages over the Company, including greater name recognition, longer operating histories, preexisting relationships with current or potential customers, greater financial, marketing and other resources and more ready access to capital. The Company may experience difficulty attracting customers for its properties should such customers perceive the Company’s competitors to offer superior security considerations, power, location, or connectivity, or if they offer rental rates below current market rates. Further, recently, many of the Company’s competitors have developed and continue to develop additional digital infrastructure space. If the supply of digital infrastructure space continues to increase as a result of these activities or otherwise, rental rates may be reduced or the Company may face delays in leasing or be unable to lease vacant space.
Any failure in the physical infrastructure of or services provided by digital infrastructure assets in which the Company may invest could lead to significant costs and disruptions that may reduce revenues and have a material adverse effect on the Company’s cash flow and operating results.
The success of a digital infrastructure asset depends in large part on providing customers with highly reliable service. Digital infrastructure assets may fail to provide such service as a result of numerous factors, including:
•human error;
•equipment failure;
•power loss;
•fiber cuts;
•exposure to temperature, humidity, smoke and other environmental hazards;
•improper building maintenance by tenants;
•failure of business partners who provide network connectivity;
•physical, electronic and cybersecurity breaches;
•fire, earthquake, hurricane, flood and other natural disasters;

•water damage;
•war, terrorism and any related conflicts or similar events worldwide; and
•sabotage and vandalism.
Problems at one or more digital infrastructure assets in which the Company invests may result in service interruptions or equipment damage which may result in billing abatements to customers. However, there can be no assurance that customers will accept abatements as compensation for service interruptions or equipment failure and such interruptions or failures may result in legal liability. In addition, significant or frequent service interruptions or equipment failures may cause customers to terminate or not renew leases with the digital infrastructure assets, and such digital infrastructure assets may be unable to attract new customers due to the reputational damage incurred.
We will depend on third-party management of our digital infrastructure assets.
While the Adviser will monitor the performance of digital infrastructure assets in which the Company invests, the Company does not directly control the operations of each digital infrastructure asset. The management team for each digital infrastructure asset will be primarily responsible for the operations of the digital infrastructure asset on a day-to-day basis. Although the Company intends to invest in digital infrastructure assets with strong operating management, there can be no assurance that the existing management team, or any new one, will be able to operate a digital infrastructure asset. To the extent a management team is unable to operate a digital infrastructure asset, such digital infrastructure asset may experience decreases in demand, higher default rates on leases or other payments and amounts due, or other adverse results, all of which may have a material and adverse effect on our business, financial condition, results of operations and cash flows.
The Company’s customers may be liable for the material that content providers distribute over their network.
Although the Company believes its liability for third-party information stored on or transmitted through the networks of such companies is limited, the liability of private network operators is affected both by changing technology and evolving legal principles. The Company’s customers may be exposed to legal claims relating to third-party content stored or transmitted on its networks. Such claims could involve, among others, allegations of defamation, invasion of privacy, copyright infringement or aiding and abetting restricted activities such as online gambling or pornography. If a customer decides to implement additional measures to reduce their exposure to these risks, or if a customer is required to defend itself against these kinds of claims, such customer’s operating results and financial condition could be negatively affected.
Risks Related to Debt Investments
Debt Investments are subject to risks including various creditor risks and early redemption features that may materially adversely affect our results of operations and financial condition.
The debt and other interests in which we may invest may include secured or unsecured debt at various levels of an issuer’s capital structure. The Debt Investments in which we may invest may not be protected by financial covenants or limitations upon additional indebtedness, may be illiquid or have limited liquidity, and may not be rated by a credit rating agency. Real estate debt is also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligation and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. Our investments may be subject to early redemption features, refinancing options, prepayment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.
Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.
During periods of declining interest rates, the issuer of a security or borrower under a loan may exercise its option to prepay principal earlier than scheduled, forcing us to reinvest the proceeds from such prepayment in lower yielding securities or loans, which may result in a decline in our return. Debt investments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met. An issuer may choose to redeem debt if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. During periods of rising interest rates, the expected weighted average life of a debt investment may increase, which may decrease the expected yield on a debt investment purchased at a discount.
The market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. If the U.S. Federal Reserve or other relevant central banks increase benchmark interest rates, this could also negatively impact the price of debt instruments and could adversely affect the value of our investments and the NAV and price per share of our shares.
Reinvestment risk could affect the price for our shares or their overall returns.
Reinvestment risk is the risk that income from our portfolio will decline if we invest the proceeds from matured, traded or called securities at market interest rates that are below our real estate debt portfolio’s current earnings rate. A decline in income could affect the NAV of our shares or their overall returns.
Debt-oriented real estate investments face a number of general market-related risks that can affect the creditworthiness of issuers, and modifications to certain loan structures and market terms make it more difficult to monitor and evaluate investments.
Any deterioration of real estate fundamentals generally, and in the United States in particular, could negatively impact our performance by making it more difficult for issuers to satisfy their debt payment obligations, increasing the default risk applicable to issuers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic or market fluctuations (including economic impacts resulting from actual or perceived instability in the U.S. banking system, political dynamics associated with U.S. election results and potential shutdowns of the U.S. federal government due to Congressional inaction), changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to customers, changes in supply and demand for competing properties in an area (as a result, for instance, of overbuilding), fluctuations in real estate fundamentals (including average occupancy, operating income and room rates for hotel properties), the financial resources of customers, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, trade barriers, currency exchange controls, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, changes in the availability of debt financing or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, outbreaks of an infectious disease, epidemics/pandemics or other serious public health concerns, negative developments in the economy or political climate that depress travel activity (including restrictions on travel or quarantines imposed), environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war or conflicts (including the ongoing conflicts in Eastern Europe and the Middle East), demand or real estate values generally and other factors that are beyond the control of the Adviser. Such changes may develop rapidly and it may be difficult to determine the comprehensive impact of such changes on our investments, particularly for investments that may have inherently limited liquidity. These changes may also create significant volatility in the markets for our investments which could cause rapid and large fluctuations in the values of such investments. Recent concerns about the real estate market, elevated interest rates, inflation, energy costs and geopolitical issues have contributed to increased volatility and diminished expectations for the economy and markets going forward. There can be no assurance that there will be a ready market for the resale of our debt investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us. The value of securities of companies which service the real estate business sector may also be affected by such risks.
The Adviser cannot predict whether economic conditions generally, and the conditions for real estate debt investing in particular, will deteriorate in the future. Declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our investment activities. In addition, market conditions relating to real estate debt investments have evolved since the financial crisis, which has resulted in a modification to certain loan structures and market terms. For example, it has become increasingly difficult for real estate debt investors in certain circumstances to receive full transparency with respect to underlying investments because transactions are often effectuated on an indirect basis through pools or conduit vehicles rather than directly with the borrower. These and other similar changes in loan structures or market terms may make it more difficult for us to monitor and evaluate investments.
Political changes may affect the digital infrastructure or real estate debt markets.
The current regulatory environment in the United States may be impacted by future legislative developments and the regulatory agenda of the then-current U.S. President.
The outcome of congressional and other elections creates uncertainty with respect to legal, tax and regulatory regimes in which we and our investments, as well as the Adviser and its affiliates, will operate. In addition, uncertainty regarding legislation and regulations affecting the financial services industry or taxation could also adversely impact our business or the business of our portfolio companies. For example, the U.S. Department of the Treasury has issued a series of recommendations in several reports for streamlining banking regulation and changing key features of the Dodd-Frank Act and other measures taken by regulators following the 2008 financial crisis. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the investment management industry, tax law, immigration policy or government entitlement programs could have a material adverse impact on us and our investments.
The operating and financial risks of issuers and the underlying default risk across capital structures may adversely affect our results of operations and financial condition.
Our securities investments will involve credit or default risk, which is the risk that an issuer or borrower will be unable to make principal and interest payments on its outstanding debt when due. The risk of default and losses on Debt Investments will be affected by a number of factors, including global, regional and local economic conditions, interest rates, the commercial real estate market in general, an issuer’s equity and the financial circumstances of the issuer, as well as general economic conditions. Such default risk will be heightened to the extent we make relatively junior investments in an issuer’s capital structure since such investments are structurally subordinate to more senior tranches in such issuer’s capital structure, and our overall returns would be adversely affected to the extent one or more issuers is unable to meet its debt payment obligations when due. To the extent we hold an equity or “mezzanine” interest in any issuer that is unable to meet its debt payment obligations, such equity or mezzanine interest could become subordinated to the rights of such issuer’s creditors in a bankruptcy. Furthermore, the financial performance of one or more issuers could deteriorate as a result of, among other things, adverse developments in their businesses, changes in the competitive environment or an economic downturn. As a result, underlying properties or issuers that we expected to be stable may operate, or expect to operate, at a loss or have significant fluctuations in ongoing operating results, may otherwise have a weak financial condition or be experiencing financial distress and subject our investments to additional risk of loss and default.
Certain risks associated with CMBS and ABS may adversely affect our results of operations and financial condition.
We intend to invest a portion of our assets in pools or tranches of CMBS and ABS, including single asset-single borrower (“SASB”) CMBS, conduit and agency-backed securities, collateralized loan obligations (“CLOs”) backed by commercial real estate (“CRE”) loans, and horizontal and other risk retention investments. The collateral underlying CMBS and ABS generally consists of commercial mortgages on real property that has a multifamily or commercial use, such as retail space, office buildings and warehouses, lodging and entertainment, self-storage, and industrial properties, and which from time to time include assets or properties owned directly or indirectly by one or more Other Blue Owl Accounts. CMBS or ABS may be issued in a variety of issuances, including through private transactions, with varying structures including senior and subordinated classes.
Mortgage-backed securities may also have structural characteristics that distinguish them from other securities. The interest rate payable on these types of securities may be set or effectively capped at the weighted average net coupon of the underlying assets themselves. As a result of this cap, the return to investors in such a security would be dependent on the relevant timing and rate of delinquencies and prepayments of mortgage loans bearing a higher rate of interest. In general, early prepayments will have a greater impact on the yield to investors. Federal and state law may also affect the return to investors by capping the interest rates payable by certain mortgagors. Certain mortgage-backed securities may provide for the payment of only interest for a stated period of time. In addition, in a bankruptcy or similar proceeding involving the originator or the servicer of the CMBS (often the same entity or an affiliate), the assets of the issuer of such securities could be treated as never having been truly sold to the originator to the issuer and could be substantively consolidated with those of the originator, or the transfer of such assets to the issuer could be voided as a fraudulent transfer.
The credit markets, including the CMBS and ABS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our investments and impair our ability to sell such investments if we were required to liquidate all or a portion of our CMBS or ABS investments quickly. Additionally, certain of our securities investments, such as horizontal or other risk retention investments in CMBS or ABS, may have certain holding period and other restrictions that limit our ability to sell such investments.
Concentrated CMBS investments may pose specific risks beyond the control of the Adviser that may adversely affect our results of operations and financial condition.
Default risks with respect to CMBS investments may be further pronounced in the case of SASB CMBSs or CMBSs secured by a small or less diverse collateral pool, which is the majority of our Debt Investments portfolio. At any one time, a portfolio of CMBS may be backed by commercial mortgage loans disproportionately secured by properties in only a few states, regions or foreign countries. As a result, such investments may be more susceptible to geographic risks relating to such areas, including adverse economic conditions, declining home values, adverse events affecting industries located in such areas and other factors beyond the control of the Adviser relative to investments in multi-issuer CMBS or a pool of mortgage loans having more diverse property locations.
The quality of the CMBS is dependent on the credit quality and selection of the mortgages for each issuance.
CMBS are also affected by the quality of the credit extended. As a result, the quality of the CMBS is dependent upon the selection of the commercial mortgages for each issuance and the cash flow generated by the commercial real estate assets, as well as the relative diversification of the collateral pool underlying such CMBS and other factors such as adverse selection within a particular tranche or issuance.
Our CMBS and ABS investments face risks associated with extensions that may adversely affect our results of operations and financial condition.
Our CMBS, ABS, and other investments may be subject to extension, resulting in the term of the securities being longer than expected. Extensions are affected by a number of factors, including the general availability of financing in the market, the value of the related mortgaged property, the borrower’s equity in the mortgaged property, the financial circumstances of the borrower, fluctuations in the business operated by the borrower on the mortgaged property, competition, general economic conditions and other factors. Such extensions may also be made without the Adviser’s consent.
There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments.
The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans underlying CMBS and other investments may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds. While servicers are obligated to service the portfolio subject to a servicing standard and maximize the present value of the loans for all bond classes, servicers with an affiliate investment in the CMBS or other investments may have a conflict of interest. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.
We may invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.
We may invest from time to time in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by residential, commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are generally not fully amortizing, which means that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.
Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property, the financial circumstances of the borrower, customer mix and customer bankruptcies, property management decisions, including with respect to capital improvements, property location and condition, competition from other properties offering the same or similar services, environmental conditions, real estate tax rates, tax credits and other operating expenses, governmental rules, regulations and fiscal policies, acts of God, terrorism, social unrest, and civil disturbances. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.
In the event of any default under a mortgage or real estate loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or real estate loan, which could have a material adverse effect on our profitability. In the event of the bankruptcy of a mortgage or real estate loan borrower, the mortgage or real estate loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage or real estate loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Additionally, in the event of a default under any senior debt, the junior or subordinate lender generally forecloses on the equity, purchases the senior debt or negotiates a forbearance or restructuring arrangement with the senior lender in order to preserve its collateral.
We may utilize non-recourse securitizations of certain of our CMBS or ABS investments, which may expose us to risks that could result in losses.
We may seek to utilize non-recourse securitizations of certain of our CMBS or ABS investments to the extent consistent with REIT and Investment Company Act requirements. This would likely involve us creating a special-purpose vehicle, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment-grade loan pools). We would expect to retain all or a portion of the equity in the securitized pool of loans or investments. Prior to any such financing, we may use short-term facilities to finance the acquisition of securities until a sufficient quantity of securities had been accumulated, at which time we would refinance these facilities through a securitization, such as a CMBS or ABS, or issuance of CLOs, or the private placement of loan participations or other long-term financing. If we were to employ this strategy, we would be subject to the risk that we would not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CMBS, ABS, CLO, or private placement issuance. We also would be subject to the risk that we would not be able to obtain short-term credit facilities or would not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. The inability to consummate securitizations of our portfolio to finance our loans and investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could adversely affect our performance and our ability to grow our business. Moreover, conditions in the capital markets, including volatility and disruption in the capital and credit markets, may not permit a non-recourse securitization at any particular time or may make the issuance of any such securitization less attractive to us even when we do have sufficient eligible assets. We may also suffer losses if the value of the mortgage loans we acquire declines prior to securitization. Declines in the value of a mortgage loan can be due to, among other things, changes in interest rates and changes in the credit quality of the loan. In addition, transaction costs incurred in executing transactions impact any liability that we may incur, or may be required to reserve for, in connection with executing a transaction can cause a loss to us. To the extent that we incur a loss executing or participating in future securitizations for the reasons described above or for other reasons, it could materially and adversely impact our business and financial condition.
In addition, the securitization of investments in our portfolio might magnify our exposure to losses because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. The inability to securitize our portfolio may hurt our performance and our ability to grow our business. At the same time, the securitization of our loans or investments might expose us to losses, as the residual loans or investments in which we do not sell interests will tend to be riskier and more likely to generate losses. Moreover, the Dodd Frank Act contains a risk retention requirement for all asset-backed securities, which requires both public and private securitizers to retain not less than 5% of the credit risk of the assets collateralizing any asset-backed security issuance. Significant restrictions exist, and additional restrictions may be added in the future, regarding who may hold risk retention interests, the structure of the entities that hold risk retention interests and when and how such risk retention interests may be transferred. Therefore, such risk retention interests will generally be illiquid. As a result of the risk retention requirements, we may be required to purchase and retain certain interests in a securitization into which we sell mortgage loans or when we act as issuer, may be required to sell certain interests in a securitization at prices below levels that such interests have historically yielded or may be required to enter into certain arrangements related to risk retention that we have not historically been required to enter into and, accordingly, the risk retention rules may increase our potential liabilities or reduce our potential profits in connection with securitization of mortgage loans. It is likely, therefore, that these risk retention rules will increase the administrative and operational costs of asset securitizations.

We may find it necessary or desirable to foreclose on certain of the loans, ABS or CMBS we acquire, and the foreclosure process may be lengthy and expensive.
We may find it necessary or desirable to foreclose on certain of the loans, ABS or CMBS we acquire, and the foreclosure process may be lengthy and expensive. The protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests may not be adequate. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy or its equivalent, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value, and in the event of any such foreclosure or other similar real estate owned-proceeding, we would also become the subject to the various risks associated with direct ownership of real estate, including environmental liabilities. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net proceeds and, thus, increase the loss.
We will face risks related to our investments in collateralized debt obligations.
We may also invest from time to time in collateralized debt obligations (“CDOs”). CDOs include, among other things, CLOs and other similarly structured securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, CRE loans, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Certain investments in CRE CLOs may be backed by transitional loans (as opposed to stabilized properties) for renovation or maintenance projects. CDOs may charge a management fee and administrative expenses. For CLOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CLO trust typically has higher ratings and lower yields than the underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults and aversion to CLO securities as a class. The risks of an investment in a CDO depend largely on the type of the collateral and the class of the CDO in which we invest. In addition, to the extent that a collateral manager of a CLO has the ability to reinvest underlying loan payments into new property loans (i.e., revolving pools), we will be reliant on the ability of the collateral manager to source and select new property loans for the CLO.
Normally, CLOs and other CDOs are privately offered and sold, and thus are not registered under the securities laws. As a result, certain investments in CDOs may be characterized as illiquid securities and volatility in CLO and CDO trading markets may cause the value of these investments to decline. Moreover, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral value is available to satisfy interest and principal payments and any other fees in connection with the trust or other conduit arrangement for such securities, we may incur significant losses. Also, with respect to the CLOs and CDOs in which we may invest, control over the related underlying loans will be exercised through a special servicer or collateral manager designated by a “directing certificate holder” or a “controlling class representative,” or otherwise pursuant to the related securitization documents. We may acquire classes of CLOs or CDOs for which we may not have the right to appoint the directing certificate holder or otherwise direct the special servicing or collateral management. With respect to the management and servicing of those loans, the related special servicer or collateral manager may take actions that could adversely affect our interests. In addition to the risks associated with debt instruments (e.g., interest rate risk and credit risk), CDOs carry additional risks including: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that we may invest in CDOs that are subordinate to other classes; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.
We invest in subordinated debt, which is subject to greater credit risk than senior debt.
We may in the invest in debt instruments, including junior tranches of CMBS, ABS, and “mezzanine” or junior mortgage loans (e.g., B-Notes), that are subordinated in an issuer’s capital structure. To the extent we invest in subordinated debt of an issuer’s capital structure, including subordinated CMBS or ABS bonds or other “mezzanine” debt, such investments and our remedies with respect thereto, including the ability to foreclose on any collateral securing such investments, will be subject to the rights of holders of more senior tranches in an issuer’s capital structure and, to the extent applicable, contractual inter-creditor, co-lender and participation agreement provisions.
Investments in subordinated debt involve greater credit risk of default and loss than the more senior classes or tranches of debt in an issuer’s capital structure. Subordinated tranches of debt instruments (including mortgage-backed securities) absorb losses from default before other more senior tranches of such instruments, which creates a risk particularly if such instruments (or securities) have been issued with little or no credit enhancement or equity. As a result, to the extent we invest in subordinate debt instruments (including mortgage-backed securities), we would likely receive payments or interest distributions after, and must bear the effects of losses or defaults on, the senior debt (including underlying mortgage loans, senior mezzanine debt or senior CMBS or ABS bonds) before, the holders of other more senior tranches of debt instruments with respect to such issuer.
Risks Related to Our Relationship with Blue Owl, the Adviser and the Advisory Agreement
We depend on the Adviser to select our investments and otherwise conduct our business, and any material adverse change in its financial condition or our relationship with the Adviser could have a material adverse effect on our business and ability to achieve our investment objectives.
Our success is dependent upon our relationship with, and the performance of, the Adviser in the acquisition and management of our real estate portfolio and our corporate operations, as well as the persons and firms the Adviser retains to provide services on our behalf. The Adviser may suffer or become distracted by adverse financial or operational problems in connection with Blue Owl’s (or its affiliate’s) businesses and activities unrelated to us and over which we have no control. Should the Adviser fail to allocate sufficient resources to perform its responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our shareholders.
The Adviser’s inability to retain the services of key professionals could hurt our performance.
The Adviser’s power to approve the acquisition of a particular investment, finance or refinance any new or existing investment or dispose of an existing investment rests with the Investment Committee or particular professionals employed by the Adviser, depending on the size and type of the investment. Accordingly, our success depends to a significant degree upon the contributions of certain key professionals employed by the Adviser, each of whom would be difficult to replace. There is ever increasing competition among alternative asset firms, financial institutions, private equity firms, investment advisers, investment managers, real estate investment companies, real estate investment trusts and other industry participants for hiring and retaining qualified investment professionals and there can be no assurance that such professionals will continue to be associated with the us or the Adviser, particularly in light of our perpetual-life nature, or that replacements will perform well. If any of these persons were to cease their association with us, our operating results could suffer. Although there are key professionals employed by the Adviser, we believe the “key person” concept to be inapplicable to our structure as a perpetual-life REIT and do not maintain key person life insurance on any person. Our future success depends, in large part, upon the Adviser’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If the Adviser loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

We will pay substantial fees and expenses to the Adviser and the Special Limited Partners, and these payments increase the risk that you will not earn a profit on your investment.
Pursuant to the Advisory Agreement, we will pay significant fees to the Adviser, and the Special Limited Partners hold a significant performance participation allocation. These payments may reduce our total return.
The management fee payable to the Adviser pursuant to the Advisory Agreement will be payable regardless of the performance of our portfolio, which may reduce the Adviser’s incentive to devote the time and effort increasing our total return.
The Special Limited Partners’ expected 12.5% performance participation allocation in the Operating Partnership, which is based on our total distributions plus the change in NAV per share, may create an incentive for the Adviser to make riskier or more speculative investments on our behalf or cause us to use more leverage than it would otherwise make in the absence of such performance-based payments. In addition, the change in NAV per share will be based on the value of our investments on the applicable measurement dates and not on realized gains or losses. As a result, the performance participation allocation may receive distributions based on unrealized gains in certain assets at the time of such distributions and such gains may not be realized when those assets are eventually disposed of. Except in limited circumstances, the Special Limited Partners will not be obligated to return any portion of performance participation allocation due to the subsequent negative performance.
Because the management fee and performance participation allocation are based on our NAV, the Adviser may also be motivated to accelerate acquisitions in order to increase NAV or, similarly, delay or curtail repurchases to maintain a higher NAV, and the Dealer Manager may also be incentivized to sell more of our shares to increase aggregate NAV, which would, in each case, increase amounts payable to the Adviser and the Special Limited Partners, but may make it more difficult for us to efficiently deploy new capital. In addition, we are required to reimburse the Adviser or its affiliates for documented costs and expenses incurred by it and its affiliates on our behalf, except those specifically required to be borne by the Adviser under our Advisory Agreement. Accordingly, to the extent that the Adviser retains other parties to provide services to us, expenses allocable to us will increase.
There are conflicts of interest in our relationships with the Adviser, which could result in outcomes that are not in our best interests.
We are subject to conflicts of interest arising out of our relationships with the Adviser. Pursuant to the Advisory Agreement, the Adviser will be obligated to supply us with our management team. However, the Adviser is not obligated to dedicate any specific personnel exclusively to us, nor are the Blue Owl personnel provided to us by the Adviser obligated to dedicate any specific portion of their time to the management of our business. Additionally, the Adviser is an indirect wholly owned subsidiary of Blue Owl.
We may directly or indirectly source, sell, or purchase all or any portion of an asset (or portfolio of assets) to or from the Adviser and its affiliates or Other Blue Owl Accounts, including parties which such affiliates or Other Blue Owl Accounts own or have invested. Although such acquisitions or dispositions may present conflicts of interest, we nonetheless may pursue and consummate such transactions, subject to any requirements in our organizational documents, including any required approvals by our independent trustees. When we acquire an asset from Blue Owl, the Adviser and its affiliates, or Other Blue Owl Accounts, or sell an asset to Blue Owl, the Adviser and its affiliates, or Other Blue Owl Accounts, the purchase price we pay to Blue Owl, the Adviser and its affiliates, or Other Blue Owl Accounts or the purchase price paid to us by Blue Owl, the Adviser and its affiliates, or Other Blue Owl Accounts may be higher or lower, respectively, than the purchase price that would have been paid to or by us if the transaction were the result of arm’s-length negotiations with an unaffiliated third party. The Adviser will face conflicts of interest in determining this purchase price and there is no assurance that any conflict will be resolved in our favor. The transactions described above involve conflicts of interest, as Blue Owl and its affiliates may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction.
Additionally, Blue Owl and Blue Owl Real Assets sponsor investment funds and intend to sponsor investment funds in the future and the economic terms of such funds may be more advantageous to Blue Owl and Blue Owl Real Assets than the economic terms received by the Adviser. As such, Blue Owl and Blue Owl Real Assets may be incentivized to prioritize the acquisition or disposition of any properties by such future funds over those of the Company.
The Adviser and Blue Owl will also face conflicts of interest with respect to our continuous offering. As our NAV grows the Adviser’s management fee will grow as well and there will also be the potential for a larger incentive fee. This may incentivize the Adviser and Blue Owl to continue our offering even at times when it is not otherwise beneficial to us.
The Adviser’s liability is limited under the Advisory Agreement, and we intend to agree to indemnify the Adviser against certain liabilities. As a result, we could experience unfavorable operating results or incur losses for which the Adviser would not be liable.
Pursuant to the Advisory Agreement, the Adviser will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our Board of Trustees in following or declining to follow its directives. The Adviser will maintain a contractual, as opposed to a fiduciary relationship, with us. Under the terms of the Advisory Agreement, the Adviser, its officers, members and personnel, any person controlling or controlled by the Adviser and any person providing sub-advisory services to the Adviser will not be liable to us, any subsidiary of ours, our trustees, our shareholders or any subsidiary’s shareholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except those resulting from acts constituting gross negligence, willful misconduct, bad faith or reckless disregard of the Adviser’s duties under the Advisory Agreement.
In addition, we intend to agree to indemnify the Adviser and each of its officers, directors, members, advisors and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Advisory Agreement, except where attributable to criminal conduct, willful misfeasance, bad faith, gross negligence in, or reckless disregard of the performance of the Adviser’s duties under the Advisory Agreement, material breach of the Advisory Agreement by the Adviser or an internal dispute among the Adviser, its affiliates and certain of their respective affiliates. As a result, we could experience unfavorable operating results or incur losses for which the Adviser would not be liable. For the avoidance of doubt, nothing herein is intended to constitute a waiver of the Adviser’s federal fiduciary duties under the Advisers Act.
Termination of the Advisory Agreement without cause could be difficult and costly and may cause us to be unable to execute our business plan, which could materially and adversely affect us.
If we fail to renew the Advisory Agreement or the Advisory Agreement is terminated, the Adviser’s obligation to provide us with our executive officers and personnel upon whom we rely for the operation of our business will end. As a result, the termination of the Advisory Agreement could materially and adversely affect us and may inhibit change of control transactions that may be in the interest of our non-Blue Owl Real Assets affiliated shareholders.
If the Adviser ceases to be the Adviser pursuant to the Advisory Agreement, counterparties to our agreements may cease doing business with us.
If the Adviser ceases to be the Adviser, it could constitute an event of default or early termination event under financing and other agreements we may enter into in the future, upon which our counterparties may have the right to terminate their agreements with us. If the Adviser ceases to be the Adviser for any reason, including upon the non-renewal of the Advisory Agreement, our business and our ability to make distributions to our shareholders may be materially and adversely affected.
The Adviser and its affiliates, including our officers and some of our trustees, may face conflicts of interest caused by payment arrangements with us and our affiliates, which could result in increased risk-taking by us.
Certain investment advisers and other indirect subsidiaries of Blue Owl will receive substantial fees from us in return for their services, including the performance participation allocation. These fees could influence the advice provided to us. Generally, the more equity we sell in offerings and the greater the risk assumed by us with respect to our investments, including through the use of leverage, the greater the potential for growth in our assets and profits, and, thus, the fees payable by us to the Dealer Manager and the Adviser. These payment arrangements could affect the Adviser’s or its affiliates’ judgment with respect to offerings of equity and investments made by us, which allow the Adviser or its affiliates to earn increased fees.
The time and resources that individuals associated with the Adviser devote to us may be diverted, and we may face additional competition due to, among other things, the fact that neither the Adviser nor its affiliates is prohibited from raising money for or managing another entity that makes the same types of investments that we target.
Blue Owl is not prohibited from raising money for and managing future investment entities, in addition to the Blue Owl clients, that make the same or similar types of investments as those we target. As a result, the time and resources that the Adviser devotes to us may be diverted, and during times of intense activity in other investment programs they may devote less time and resources to our business than is necessary or appropriate. In addition, we may compete with any such investment entity also managed by the Adviser or its affiliates for the same investors and investment opportunities. Furthermore, certain members of the Investment Committee are officers of Blue Owl and will devote a portion of their time to the operations of Blue Owl, including with respect to public company compliance, investor relations and other matters.
The Adviser and its affiliates may face conflicts of interest with respect to services performed for issuers to which we may have exposure as landlord.
The Adviser and its affiliates may provide a broad range of financial services to companies that may be our customers, including providing arrangement, syndication, origination, structuring and other services to such companies, and will generally be paid fees for such services, in compliance with applicable law, by the companies. Any payment received by the Adviser or its affiliates for providing these services will not be shared with us and may be received before we realize a return on our investment. In addition, we may enter into sale-leaseback transactions with companies in which Other Blue Owl Accounts provide lending or hold a minority interest. In the event of a restructuring, such Other Blue Owl Accounts would be a secured lender of the company and we would be an unsecured lender. The Adviser could, in certain circumstances, have an incentive not to pursue actions against a customer that would be in the best interest of the Company. While the Adviser will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflict resolution among the Other Blue Owl Accounts, such transactions are not required to be presented to the Company’s Board of Trustees for approval (unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor.
The Adviser or its affiliates may have incentives to favor Other Blue Owl Accounts, which may result in conflicts of interest that could be harmful to us.
Because the Adviser and its affiliates manage assets for, or may in the future manage assets for Other Blue Owl Accounts, certain conflicts of interest are present. For instance, the Adviser and its affiliates may receive asset management performance-based, or other fees from Other Blue Owl Accounts that are higher than the fees received by the Adviser from us. In addition, certain members of the Investment Committee and other executives and employees of the Adviser will hold and receive interests in Blue Owl and its affiliates, in addition to cash and carried interest. In these instances, a portfolio manager for the Adviser may have an incentive to favor the higher fee or performance-based fee accounts over us or to favor Blue Owl. In addition, a conflict of interest exists to the extent the Adviser, its affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in the Adviser’s or its affiliates’ employee benefit plans. In these circumstances, the Adviser has an incentive to favor these other investment companies or accounts over us. Our Board of Trustees will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.

Our fee structure may create incentives for the Adviser to make speculative investments or use substantial leverage.
The performance participation allocation that will be paid by us to the Special Limited Partners may create an incentive for the Adviser to make investments on our behalf that are risky or more speculative than would be the case in the absence of such payment arrangements. The way in which the performance participation allocation is determined may encourage the Adviser to use leverage to increase the leveraged return on our investment portfolio.
The fact that our base management fee is payable based upon our average gross assets (which includes any borrowings used for investment purposes) may encourage the Adviser to use leverage to make additional investments. Such a practice could make such investments more risky than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of substantial leverage may increase the likelihood of our defaulting on our borrowings, which would be detrimental to holders of our securities.
We may compete for capital and investment opportunities with other entities managed by the Adviser or its affiliates, subjecting the Adviser to certain conflicts of interest.
The Adviser will experience conflicts of interest in connection with the management of our business affairs relating to and arising from a number of matters, including: the allocation of investment opportunities by the Adviser and its affiliates; payment to the Adviser; services that may be provided by the Adviser and its affiliates to issuers in which we may invest; investments by us and other clients of the Adviser; the formation of additional investment funds managed by the Adviser; differing recommendations given by the Adviser to us versus other clients; the Adviser’s use of information gained from issuers in our portfolio for investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of “inside information” with respect to potential investments by us.
Specifically, we may co-invest in or compete for investments with the Other Blue Owl Accounts, subjecting the Adviser and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending investments on our behalf. To mitigate these conflicts, the Adviser will seek to execute such transactions for all of the participating investment accounts, including us, on a fair and reasonable basis and in accordance with the Adviser’s investment allocation policy in effect at the time (and subject to change), taking into account such factors as the relative amounts of capital available for new investments; cash on hand; existing commitments and reserves; the investment programs and portfolio positions of the participating investment accounts, including portfolio construction, diversification and concentration considerations; the investment objectives, guidelines and strategies of each client; the clients for which participation is appropriate in each client’s life cycle; targeted leverage level; targeted asset mix; and any other factors deemed appropriate.
The Adviser’s allocation policy will seek to ensure equitable allocation of investment opportunities between us or Other Blue Owl Accounts.
Actions by the Adviser or its affiliates on behalf of Other Blue Owl Accounts may be adverse and harmful to us and our investments.
The Adviser and its affiliates manage assets for accounts other than us, including the Blue Owl clients. Actions taken by the Adviser and its affiliates on behalf of the Blue Owl clients may be adverse to us and our investments, which could harm our performance. Decisions made with respect to the securities held by one of the Blue Owl clients may cause (or have the potential to cause) harm to the different class of securities of the issuer held by Other Blue Owl Accounts. While the Adviser and its affiliates have developed general guidelines regarding when two or more funds can invest in different parts of the same company’s capital structure and created a process that they employ to handle those conflicts when they arise, their decision to permit the investments to occur in the first instance or their judgment on how to minimize the conflict could be challenged. If the Adviser and its affiliates fail to appropriately address those conflicts, it could negatively impact their reputation and ability to raise additional funds and the willingness of counterparties to do business with them or result in potential litigation against them.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.
We, directly or through the Adviser, may obtain confidential information about the companies that become our customers or be deemed to have such confidential information. The Adviser may come into possession of material, non-public information through its members, officers, directors, employees, principals or affiliates. In addition, Blue Owl clients may invest in entities that manage companies that are our customers and, as a result, may obtain additional confidential information about such companies. The possession of such information may, to our detriment, limit the ability of us and the Adviser to buy or sell a security or otherwise to participate in an investment opportunity. In certain circumstances, employees of the Adviser may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of the Adviser come into possession of material non-public information with respect to our investments, such personnel will be restricted by the Adviser’s information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of the Adviser to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of the Adviser in the course of its duties. Additionally, there may be circumstances in which one or more individuals associated with the Adviser will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of the Adviser.
The recommendations given to us by the Adviser and its affiliates may differ from those rendered to their other clients.
The Adviser and its affiliates may give advice and recommend an investment to other clients which may differ from advice given to, or investments recommended or bought for, us even though such other clients’ investment objectives may be similar to ours, which could have an adverse effect on our business, financial condition and results of operations.
The Adviser is expected to engage certain service providers that are affiliates of, or otherwise have a relationship with, the Adviser, Blue Owl or their respective affiliates or are portfolio companies of Other Blue Owl Accounts.
The Adviser intends to engage certain service providers that are affiliates, or otherwise have a relationship with, the Adviser, Blue Owl, or their respective affiliates, including STACK. Additionally, the Adviser, the Company, Blue Owl or their respective affiliates or a Subsidiary Service Provider may enter into enter into service arrangements in respect of the Company’s investments, relating to the provision of certain services, including asset management, investment origination, construction management, development management, facilities management, marketing, leasing and other real estate-related services (collectively, “Services”) (such arrangements, “Service Arrangements”). The Company will bear the cost of engaging such service providers. Subsidiary Service Provider compensation borne by the Company or its investments (directly or through a subsidiary investment vehicle) will not be shared with the Company or reduce the management fee. Except with respect to services specifically contemplated by the Advisory Agreement, any engagement of a service provider that is an affiliate of the Adviser, the Company or Blue Owl or a Subsidiary Service Provider will be (a) made on terms determined to be fair and reasonable to the Company as determined by the Adviser, taking into account the nature of the transaction and the services and (b) subject to the approval of the Board of Trustees.
STACK currently provides Services to a number of investments owned directly or indirectly by certain Other Blue Owl Accounts and is expected to provide Services to investments owned directly or indirectly by the Company. The Adviser (or an affiliate thereof) has established, and expects to establish additional, Subsidiary Service Providers, some of which may be wholly or partially owned direct or indirect subsidiaries of STACK, the Company or Other Blue Owl Accounts, as well as third parties. Such Subsidiary Service Providers are expected to be operated in a manner substantially similar to STACK, and such Subsidiary Service Providers (or personnel thereof) may provide services (directly or indirectly pursuant to shared services arrangements) to any investment owned directly or indirectly by Other Blue Owl Accounts, the Company or any other vehicle or account managed by the Adviser or its affiliates or a third party.
Risks Related to Our Organization and Structure
Blue Owl may own a significant number of our common shares. The control of the voting power of our common shares by Blue Owl will provide it with substantial influence over matters requiring shareholder approval, including the election of trustees. Blue Owl may have interests that are different from yours and may vote in a way with which you disagree, and which may be adverse to your interests. In addition, this concentration of ownership and voting power could have the effect of delaying or preventing a change of control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the net asset value of the shares to decline or prevent our shareholders from realizing a premium over the net asset value for their shares.
Our shareholders generally have limited voting rights.
As permitted by Maryland law, our Declaration of Trust provides that we generally cannot (a) amend our Declaration of Trust if such amendment would materially and adversely affect the contract rights of our outstanding shares, or (b) consolidate, merge, convert, or transfer all or substantially all of its assets, unless the action is advised by our Board of Trustees and approved by the affirmative vote of shareholders or series or class of shareholders, as applicable, entitled to cast a majority of the votes entitled to be cast on the matter.
Our shareholders can also vote on the removal of trustees under limited circumstances and the election of successor trustees if the vacancy was created by removal of the trustee by shareholder vote, and such other matters as may be (a) provided in our bylaws or (b) submitted to a shareholder vote by our Board of Trustees.
All other matters are subject to the discretion of our Board of Trustees. Thus, except as set forth above or in any class or series of our shares and subject to the restrictions on transfer and ownership of our shares contained in our Declaration of Trust, holders of shares do not have the right to vote on any matter.
Our Declaration of Trust contains provisions that may delay, defer or prevent an acquisition of our shares or a change of control and that provide the Adviser with substantial control of us following our private offering.
Our Declaration of Trust, with certain exceptions, authorizes our Board of Trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exception is granted by our Board of Trustees, no person may own more than 9.9% in value or in number, whichever is more restrictive, of our outstanding common shares, or 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of all classes or series. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or transfer of all or substantially all of our assets) that might provide a premium to the purchase price of our shares for our shareholders.
Conflicts of interest could arise between the interests of our shareholders and the interests of holders of OP Units, which may impede business decisions that could benefit our shareholders.
Conflicts of interest could arise as a result of the relationships between us, on the one hand, and the Operating Partnership or any limited partner thereof, on the other. Our trustees and officers have duties to us under applicable Maryland law. At the same time, we, as the sole general partner of the Operating Partnership, have fiduciary duties and obligations to the Operating Partnership and its limited partners under Delaware law and the Operating Partnership agreement in connection with the management of the Operating Partnership. Our duties as the general partner of the Operating Partnership and its limited partners may come into conflict with the duties of our trustees and officers to our Company.
Unless otherwise provided for in a partnership agreement, Delaware law generally requires a general partner of a Delaware limited partnership to adhere to fiduciary duty standards under which it owes its limited partners the highest duties of good faith, fairness and loyalty and which generally prohibit such general partner from taking any action or engaging in any transaction as to which it has a conflict of interest. The Operating Partnership agreement provides that, in the event of a conflict between the interests of the shareholders, on the one hand, and the separate interests of the limited partners of the Operating Partnership, on the other hand, we, in our capacity as the general partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders or the limited partners of the Operating Partnership and, in the event of such a conflict that cannot be resolved in a manner not adverse to both us, as the general partner, and the shareholders and to the limited partners of the Operating Partnership, may be resolved in favor of us, as the general partner, and the shareholders, and any action or failure to act on our part as the general partner of the Operating Partnership that gives priority to the separate interests of us, as the general partner, or our shareholders that does not result in a violation of the contract rights of the limited partners under the Operating Partnership agreement, does not violate any duty owed by us, as the general partner, to the Operating Partnership or its partners or violate the obligation of good faith and fair dealing. The Operating Partnership agreement further provides that to the extent that we, in our capacity as the general partner of the Operating Partnership, have duties (including fiduciary duties) and liabilities relating thereto to the Operating Partnership or the limited partners of the Operating Partnership, we, as the general partner, shall not be liable to the Operating Partnership or to any other partners for all actions taken in good faith.
Our conflict of interest policy may not be successful in eliminating the influence of future conflicts of interest that may arise between us and our trustees, officers and employees.
We intend to adopt a policy that transactions in which our trustees, officers or employees have a material direct or indirect pecuniary interest must be approved by a majority of our disinterested trustees. Other than this policy, however, we may not adopt additional formal procedures for the review and approval of conflict of interest transactions generally. As such, our policies and procedures may not be successful in eliminating the influence of conflicts of interest.
Our Declaration of Trust contains a provision that expressly permits the Adviser and its affiliates and our trustees and officers affiliated with the Adviser to pursue transactions that may be competitive with, or complementary to, our business.
Blue Owl Real Assets is in the business of making investments in real estate and real estate-related enterprises and is under no obligation to engage in any transactions with us, to present any acquisition opportunities to us or to assist us in any way. Blue Owl Real Assets may compete with us for investments in properties and for customers, and there is no assurance that any conflicts of interest created by such competition will be resolved in our favor. Our Declaration of Trust provides that if the Adviser, any of its affiliates or any of our trustees or officers affiliated with the Adviser, acquires knowledge of a potential business opportunity, we renounce any potential interest or expectation in such business opportunity. Accordingly, the Adviser and its affiliates and our trustees and officers affiliated with the Adviser may exploit any business opportunity or direct such opportunity to any person or entity other than us, including acquisition opportunities that may be competitive with, or complementary to, our business. As a result, those acquisition opportunities may not be available to us and could materially and adversely affect our business, financial condition, results of operations, cash flows, the net asset value of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders.
Our Board of Trustees may change our major corporate, investment and financing policies without shareholder approval and those changes may materially and adversely affect our business, financial condition, results of operations and cash flows.
Our Board of Trustees will determine and may alter or eliminate our major corporate policies, including our acquisition, investment, financing, growth, operations and distribution policies and whether to maintain our status as a REIT. While our shareholders have the power to remove trustees in certain situations, our shareholders will have limited direct control over changes in our policies and those changes could materially and adversely affect our business, financial condition, results of operations, cash flows, the net asset value of our shares and our ability to satisfy our debt obligations and to make distributions to our shareholders.

Risks Related to Our Status as a REIT and Certain Other Tax Items
If we (or any of our Subsidiary REITs) do not qualify as a REIT, or fail to remain qualified as a REIT, we (and each such Subsidiary REIT, as applicable) will be subject to U.S. federal income tax as a subchapter C corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our shareholders.
We, and each of our subsidiary entities through which we expect to invest in real estate that will elect to be taxed as REITs (our “Subsidiary REITs”), intend to operate in a manner that allows us, and our Subsidiary REITs, to qualify as a REIT for U.S. federal income tax purposes. Our qualification and our Subsidiary REITs’ qualification as a REIT will depend on the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. Our ability and our Subsidiary REITs’ ability to satisfy the asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance and our Subsidiary REITs’ compliance with the REIT income and quarterly asset requirements (as discussed below) also depend upon our ability to successfully manage the composition of our income and assets on an ongoing basis. For example, on an annual basis, at least 75% of our gross income (excluding gross income from prohibited transactions) must be derived directly or indirectly from certain categories of income prescribed by the Code, and rent that we (or a Subsidiary REIT) receive from a particular customer will not satisfy this 75% gross income test (and thus could cause us or the applicable Subsidiary REIT to fail to qualify as a REIT) if we, or an owner of 10% or more of our shares (or the shares of the applicable Subsidiary REIT), directly, indirectly or constructively, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the customer (subject to certain exceptions). In addition, the Code generally requires that we distribute annually at least 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and excluding net capital gains). We may not have sufficient liquidity to meet such distribution requirement. See generally “Item 1(c). Description of Business —Certain U.S. Tax Considerations—Gross Income Tests.”
There can be no assurance that the IRS will not contend that we have failed one or more of the REIT requirements. If we (or any of our Subsidiary REITs) were to fail to qualify as a REIT in any taxable year, we (and each applicable Subsidiary REIT) would be subject to U.S. federal corporate income tax on our taxable income, and dividends paid to our shareholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for our operations or for distribution to our shareholders, which in turn could have a material adverse impact on the net asset value of our shares. Unless we were entitled to relief under certain Code provisions, we (and each applicable Subsidiary REIT) also would be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year in which we (or such Subsidiary REIT) failed to qualify as a REIT.
Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of share ownership, the various qualification tests imposed under the Code, and no assurance can be given that we will satisfy such tests on a continuing basis. See generally “Item 1(c). Description of Business —Certain U.S. Tax Considerations” for additional information regarding these qualification tests.
Qualifying as a REIT involves highly technical and complex provisions of the Code.
Qualification as a REIT involves the application of highly technical and complex provisions of the Code and the Treasury Regulations promulgated thereunder for which only limited judicial and administrative authorities exist. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our qualification (and the qualification of our Subsidiary REITs) as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis. In addition, our ability and the ability of our Subsidiary REITs to satisfy the requirements to qualify as a REIT may depend in part on the actions of third parties over which we (or our Subsidiary REITs) have no control or only limited influence, including in cases where we (or our Subsidiary REITs) own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us (or our Subsidiary REITs) to qualify as a REIT.
Our Board of Trustees is authorized to revoke our REIT election without shareholder approval, which may harm our shareholders.
Our Declaration of Trust authorizes our Board of Trustees to revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interests to qualify as a REIT. Our Board of Trustees has duties to us and our shareholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in our best interests and in the best interests of our shareholders. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our shareholders, which may cause a reduction in the total return to our shareholders.
REIT distribution requirements could adversely affect our ability to execute our business plan.
We (and our Subsidiary REITs) generally must distribute annually at least 90% of our REIT taxable income, as discussed above. In addition, we (and our Subsidiary REITs) will be subject to a 4% nondeductible excise tax if the actual amount that we distribute or are deemed to have distributed to our shareholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws. We intend to make distributions to our shareholders, and our Subsidiary REITs intend to make distributions to the Operating Partnership, in order to comply with the REIT requirements of the Code and avoid U.S. federal income and excise taxes. From time to time, we (and our Subsidiary REITs) may generate taxable income greater than our income for financial reporting purposes prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as a result of differences in timing between the recognition of taxable income and the actual receipt of cash or the effect of nondeductible capital expenditures, the creation of reserves or required debt or amortization payments. If we (or any of our Subsidiary REITs) do not have other funds available in these situations, we could be required to borrow funds on unfavorable terms, sell assets at disadvantageous prices or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity (or increase the costs, or reduce the equity, of any of our Subsidiary REITs). Thus, compliance with the REIT requirements may hinder our ability and our Subsidiary REITs’ ability to grow, which could materially and adversely affect the net asset value of our shares.
Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.
Even if we (and our Subsidiary REITs) remain qualified for taxation as a REIT, we (and our Subsidiary REITs) may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income and state or local income, property and transfer taxes. See “Item 1(c). Description of Business —Certain U.S. Tax Considerations—REITS in General.” For example, net income from a “prohibited transaction” will be subject to a 100% tax. In addition, we (or our Subsidiary REITs) may not be able to distribute all of our income in any given year, which would result in corporate-level taxes, and we (or our Subsidiary REITs) may not make sufficient distributions to avoid excise taxes. We (and our Subsidiary REITs) may also decide to retain certain gains from the sale or other disposition of our assets and pay income tax directly on such gains. In that event, our shareholders would be required to include such gains in income and would receive a corresponding credit for their share of taxes paid by us. However, shareholders that are tax-exempt would have no benefit from their deemed payment of such tax liability unless they file U.S. income tax returns and seek a refund of such tax. We may also be subject to state and local taxes on our income or assets, either directly or at the level of the Operating Partnership or at the level of the other entities through which we indirectly own our assets (e.g., at our Subsidiary REITs). Any of these taxes would decrease cash available for distribution to our shareholders.
Furthermore, to the extent that we (or any of our Subsidiary REITs) conduct operations outside of the United States, our operations would subject us to applicable non-U.S. taxes, regardless of our status as a REIT for U.S. federal income tax purposes.

Our ownership of, and relationship with, any TRS will be restricted and a failure to comply with the restrictions could jeopardize our REIT status and may result in the application of a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS, directly or indirectly, owns more than 35% of the voting power or value of the stock will in turn automatically be treated as a TRS. Overall, no more than 20% (or, for taxable years beginning after December 31, 2025, 25%) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay U.S. federal, state and local income tax at the relevant corporate income tax rates on any income that it earns, and there is no requirement that a TRS must make a distribution of its taxable income to the parent REIT. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Although we plan to monitor our investments in TRSs, there can be no assurance that we will be able to comply with the TRS ownership limitation or avoid the application of the 100% excise tax, each as discussed above.
Applicable REIT laws may restrict certain business activities.
As a REIT, we will be subject to various restrictions on our income, assets and activities. Business activities that could be affected by applicable REIT laws include activities such as developing alternative uses of real estate. Due to these restrictions, we anticipate that we will conduct certain business activities, including those mentioned above, in one or more of our TRSs. Our TRSs (if any) will be taxable as subchapter C corporations and subject to federal, state, local and, if applicable, non-U.S. taxation on their taxable income.
Complying with REIT requirements may cause us to liquidate or forgo otherwise attractive opportunities.
To qualify as a REIT, we must ensure that, at the end of each calendar quarter, at least 75% of the value of our assets consists of cash and cash items, U.S. government securities and “real estate assets” (as defined in the Code), including certain mortgage loans and securities. The remainder of our investments (other than government securities, qualified real estate assets and securities issued by a TRS) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, qualified real estate assets and securities issued by a TRS) can consist of the securities of any one issuer, and no more than 20% (or, for taxable years beginning after December 31, 2025, 25%) of the value of our total assets can be represented by securities of one or more TRSs. See “Item 1(c). Description of Business —Certain U.S. Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences.
As a result, we may be required to liquidate or forgo otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our shareholders. In addition to the asset tests set forth above, to qualify as a REIT we must continually satisfy tests concerning, among other things, the sources of our income, the amounts we distribute to our shareholders and the ownership of our shares. We may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.
Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the United States or are subject to different legal rules may present complications to our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.

We may be subject to built-in gains tax on the disposition of certain of our assets.
If we acquire certain assets from a subchapter C corporation in a tax-deferred transaction, we may be subject to a built-in gain tax on a future disposition of such assets. If we dispose of any such assets during the five-year period following acquisition of the assets, we will be subject to U.S. federal income tax, and applicable state and local taxes, at the applicable corporate income tax rates on any gain recognized from the disposition of such assets to the extent of any “built-in gain.” Built-in gain means the excess of (i) the fair market value of the assets on the date that they were contributed to or acquired by us in a tax-deferred transaction over (ii) the adjusted tax basis of such assets on such date. Our measurement of built-in gains takes into account our allocable share of the built-in gain in the assets of any partnership in which we hold an interest. We would be subject to this corporate-level income tax liability (without the benefit of the deduction for dividends paid) even if we qualify and maintain our status as a REIT. Any recognized built-in gain will retain its character as ordinary income or capital gain and will be taken into account in determining REIT taxable income and the distribution requirement. We may choose to forego otherwise attractive opportunities to sell assets in a taxable transaction during the five-year built-in gain recognition period in order to avoid this built-in gain tax. However, there can be no assurance that such a taxable transaction will not occur. The amount of any such built-in gain tax could be material and the resulting tax liability could have a negative effect on our cash flow and limit our ability to pay distributions required to maintain our status as a REIT. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—Distribution Policy.”
We may be subject to adverse legislative or regulatory tax changes that could reduce our operating cash flows or profitability or your after-tax return on an investment in our shares.
There are a number of issues associated with an investment in a REIT that are related to the U.S. federal income tax laws, including the consequences of a company’s failing to qualify or to continue to qualify as a REIT and the tax rates applicable to REITs and their shareholders. At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended or modified. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We, our Subsidiary REITs and our shareholders could be materially and adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.
In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. and non-U.S. income tax laws applicable to investments in real estate, REITs, similar entities and investments. Additional changes may continue to occur in the future, both in and outside of the United States, and may impact our taxation, the taxation of our Subsidiary REITs or that of our customers or shareholders.
Our shareholders and prospective investors are urged to consult with their own tax advisors regarding the status of legislative, regulatory or administrative developments and proposals with respect to taxation and their potential effect on an investment in our shares.
Federal income tax provisions applicable to REITs may restrict our business decisions regarding the potential sale of properties.
The U.S. federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100% excise tax. Under existing law, whether property is held as inventory or primarily for sale in the ordinary course of business depends upon all of the facts and circumstances with respect to the particular transaction. We (and our Subsidiary REITs) intend to hold our properties for investment with a view to income and long-term appreciation, to engage in the business of acquiring and owning properties and to make occasional sales of properties consistent with our investment objectives. In such event, the property disposition would not be subject to these prohibited transaction rules. There can be no assurance, however, that the IRS will not contend that one or more of these sales are subject to the 100% excise tax. Moreover, the potential application of this penalty tax could deter us from selling one or more properties even though it otherwise would be in the best interests of us and our shareholders for us to do so. There is a statutory safe harbor available for a limited number of sales in a single taxable year of properties that have been owned by a REIT for at least two years, but that safe harbor likely would not apply to all sales transactions that we might otherwise consider. As a result, we may not be able to vary our portfolio promptly in response to economic or other conditions or on favorable terms, which may materially and adversely affect us.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. We may acquire mezzanine loans that do not meet all of the requirements of this safe harbor. If we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.
If the Operating Partnership failed to be treated as a pass-through entity for U.S. federal income tax purposes, we could cease to qualify as a REIT.
If the IRS were to successfully challenge the status of the Operating Partnership as a pass-through entity for U.S. federal income tax purposes, it would be taxable as a corporation. Were this to occur, it would reduce the amount of distributions that the Operating Partnership could make to us. This could also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.
Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.
We may acquire investments through sale-leaseback transactions, which involve the purchase of a property and the leasing of such property back to the seller thereof. If we enter into a sale-leaseback transaction, we will seek to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” for U.S. federal income tax purposes, thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes. We cannot guarantee that the IRS will not challenge our characterization of any sale-leaseback transactions. If any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and the timing of our income inclusion could differ from that of the lease payments. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “gross income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the REIT distribution requirement for a taxable year.
We may face risks applicable to Benefit Plan Investors.
We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a Benefit Plan Investor by reason of satisfying one or more exceptions or safe harbors under the Plan Asset Regulations. The Company currently intends to use reasonable efforts to satisfy the “publicly-offered securities” exception set forth in the Plan Asset Regulations. The Company reserves the right to rely on a separate safe harbor under the Plan Asset Regulations. As a result, it is not currently expected that the Company will be deemed to hold “plan assets” for purposes of ERISA and Section 4975 of the Code at any point. Accordingly, the Adviser will have the power to take certain actions to avoid having our assets characterized as “plan assets,” including, without limitation, placing restrictions on share purchases, redemptions and participation in the distribution reinvestment plan, and requiring a shareholder to dispose of all or part of its shares. In addition, each prospective investor that is, or is acting on behalf of, any Plan must independently determine that our shares are an appropriate investment for the Plan, taking into account its obligations under Title I of ERISA, Section 4975 of the Code and applicable Similar Laws, as applicable, and the facts and circumstances of each investing Plan. Prospective investors should carefully review the matters discussed under “Item 1(c). Description of Business—

Certain ERISA Considerations” and should consult with their own legal and financial advisors as to the consequences of making an investment in the Company.
Tax Risks Related to Investing in Our Shares
Non-U.S. holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of our shares.
In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder, other than a “qualified shareholder” or a “withholding qualified holder,” that disposes of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. Treasury regulations provide that for these purposes the ownership by non-U.S. persons is determined by looking through certain entities, including certain pass through entities and non-public U.S. C corporations if non-U.S. persons hold directly or indirectly more than 50% of the fair market value of such corporations’ stock, among others. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of our shares would be subject to tax under FIRPTA, unless (i) our shares were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our shares. However, we do not expect our shares to be regularly traded on an established securities market. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. See “Item 1(c). Description of Business —Certain U.S. Tax Considerations—Taxation of Non-U.S. Holders of Our Shares—Sales of Our Shares.”
A non-U.S. holder other than a “qualified shareholder” or a “withholding qualified holder,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our shares, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our shares. In addition, a repurchase of our shares, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations—Taxation of Non-U.S. Holders of Our Shares—Distributions,” and “—Repurchases of our Shares.”
Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of our shares.
We may in the future choose to pay dividends in the form of our own shares, in which case shareholders may be required to pay income taxes in excess of the cash dividends they receive.
We may seek in the future to distribute taxable dividends that are payable in cash or our shares. Shareholders (other than shareholders that are generally exempt from U.S. federal income tax) receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. shareholder sells the shares that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the net asset value of our shares at the time of the sale. In addition, in such case, a U.S. shareholder could have a capital loss with respect to the shares sold that could not be used to offset such dividend income.

Furthermore, with respect to certain non-U.S. shareholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares.
Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.
With limited exceptions, dividends received from us by most U.S. shareholders that are individuals, trusts or estates are not eligible for taxation at the preferential income tax rates applicable to qualified dividends generally received from taxable subchapter C corporations, but generally are eligible for the lower effective tax rates applicable to qualified REIT dividends under Section 199A of the Code. Although these rules do not adversely affect the taxation of REITs, the more favorable rates applicable to corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stock of non-REIT corporations that pay qualified dividends, which could inhibit our ability to grow or pursue certain investment opportunities.
Risks Related to our Private Offering and Ownership of Our Shares
We have no operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We have no operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of the Adviser and its affiliates will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares may entail more risk than the common shares of beneficial ownership of a REIT with a substantial operating history.
The cash available for distribution to shareholders may not be sufficient to pay dividends at expected levels, nor can we assure you of our ability to make distributions in the future. We may use borrowed funds to make distributions.
All distributions will be made at the discretion of our Board of Trustees and will depend on our earnings, our financial condition, maintenance of our REIT qualification, limitations under Maryland law and other factors as our Board of Trustees may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder’s adjusted tax basis in their shares. A return of capital generally is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. To the extent that such distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such shares. See “Item 1(c). Description of Business —Certain U.S. Tax Considerations —Taxation of U.S. Holders of Our Shares” and “—Distributions Generally.” If we borrow to fund distributions, our future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been.
Our use of OP Units as consideration to acquire properties could result in shareholder dilution or limit our ability to sell such properties, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We may in the future acquire properties or portfolios of properties through tax-deferred contribution transactions in exchange for OP Units, which may result in shareholder dilution. The value attributable to such OP Units will be determined based on negotiations with the digital infrastructure or related commercial real estate asset seller and, therefore, may not reflect the fair market value of such OP Units if a public market for such OP Units existed. If the value of such OP Units is greater than the value of the related digital infrastructure or commercial real estate asset, your interest in us may be diluted. Additionally, this acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties and may require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell properties at a time, or on terms, that would be favorable absent such restrictions, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
You may be restricted from acquiring or transferring certain amounts of our shares.
The share ownership restrictions of the Code for REITs and the 9.9% share ownership limit in our Declaration of Trust may inhibit market activity in our shares and restrict our business combination opportunities.
In order to qualify as a REIT for each taxable year beginning with our second taxable year, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding shares at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our shares of beneficial interest under this requirement. Additionally, at least 100 persons must beneficially own our shares during at least 335 days of a taxable year for each taxable year beginning in our second taxable year. To help ensure that we meet these tests, our Declaration of Trust restricts the acquisition, transfer and ownership of our shares.
Our Declaration of Trust, with certain exceptions, requires our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our Board of Trustees, our Declaration of Trust prohibits any person from beneficially or constructively owning (a) more than 9.9% in value or number of shares, whichever is more restrictive, of the outstanding common shares or (b) more than 9.9% in value or number of shares, whichever is more restrictive, of the aggregate of our shares of all classes or series, or such other percentages determined by our Board of Trustees in accordance with our Declaration of Trust. Our Board of Trustees may not grant an exemption from this restriction to any person if such exemption would result in our failing to qualify as a REIT. This as well as other restrictions on transferability and ownership will not apply, however, if our Board of Trustees determines in good faith that it is no longer in our best interests to continue to qualify as a REIT.
Your interest in us will be diluted if we issue additional shares. Your interest in our assets will also be diluted if the Operating Partnership issues additional units.
Holders of our shares will not have preemptive rights to any shares we issue in the future. Our Declaration of Trust authorizes us to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, including an unlimited number of common shares, of which an unlimited number of shares are classified as Class S shares, an unlimited number of shares are classified as Class D shares, an unlimited number of shares are classified as Class E shares and an unlimited number of shares are classified as Class I shares, and an unlimited number of preferred shares of beneficial interest, par value $0.01 per share. In addition, our Board of Trustees may amend our Declaration of Trust from time to time to decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. After a shareholder purchases shares in our private offering, our Board of Trustees may elect, without shareholder approval, to: (1) sell additional shares in this or future offerings; (2) issue common shares or OP Units in private offerings; (3) issue common shares or OP Units upon the exercise of the options we may grant to our independent trustees, officers, or future employees; (4) issue common shares or OP Units to the Adviser or the Special Limited Partners, or their successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or the performance participation allocation; (5) issue common shares or OP Units to sellers of properties we acquire; or (6) issue equity incentives to certain employees of affiliated service providers or to third parties as satisfaction of obligations under incentive arrangements. To the extent we issue additional common shares after a shareholder purchases shares in our private offering, your percentage ownership interest in us will be diluted. Because we hold all of our assets through the Operating Partnership, to the extent we issue additional OP Units after a shareholder purchases shares in our private offering, your percentage ownership interest in our assets will be diluted. Because certain classes of the OP Units may, in the discretion of our Board of Trustees, be exchanged for common shares, any merger, exchange or conversion between the Operating Partnership and another entity ultimately could result in the issuance of a substantial number of common shares, thereby diluting the percentage ownership interest of other shareholders. Because of these and other reasons, our shareholders may experience substantial dilution in their percentage ownership of our shares or their interests in the underlying assets held by the Operating Partnership. OP Units may have different and preferential rights to the claims of common units of the Operating Partnership which correspond to the common shares held by our shareholders. Certain OP Units may have different and preferential rights to the terms of the common OP Units which correspond to the common shares held by our shareholders.
There is no public trading market for our shares; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for our shares, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. An investment in the Company should be viewed as an illiquid investment. We expect to continue to repurchase shares at a price equal to the NAV per share of the applicable class as of the last calendar day of the first month of the applicable calendar quarter and not based on the price at which you initially purchased your shares, except that, subject to limited exceptions, shares that have not been outstanding for at least two years will be repurchased at 98% of the repurchase price. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Item 1(c). Description of Business—Share Repurchase Plan.”
Your ability to have your shares repurchased is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our Board of Trustees may make exceptions to, modify, or suspend our share repurchase plan if it deems such action to be in our best interest.
We may choose to repurchase fewer shares than have been requested in any particular calendar quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, the aggregate NAV of total repurchases (including repurchases by certain “fund of fund” vehicles and certain non-U.S. investor access funds primarily created to hold our shares but excluding any Early Repurchase Deduction applicable to the repurchased shares) is limited, in any particular calendar quarter, to shares whose aggregate value is no more than 3% of our aggregate NAV (measured using the average aggregate NAV at the end of the preceding three months for which NAV is available). Shares issued to the Adviser and its affiliates in connection with the Initial Capitalization or in payment of the management fee or issued to a Special Limited Partner in connection with the performance participation interest will not be subject to these repurchase limitations. Further, our Board of Trustees may make exceptions to, modify, or suspend our share repurchase plan if in its reasonable judgment it deems such action to be in our best interest. Our Board of Trustees cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If we determine to repurchase some but not all of the shares submitted for repurchase during any applicable calendar quarter, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the second month of the next calendar quarter, or upon the recommencement of the share repurchase plan, as applicable.
The vast majority of our assets consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. In addition, it is uncertain as to when profits, if any, will be realized. Losses on unsuccessful investments could be realized before gains on successful investments are realized. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Upon suspension of our share repurchase plan, our share repurchase plan requires our Board of Trustees to consider at least quarterly whether the continued suspension of the plan is in the best interest of the Company and its shareholders; however, we are not required to authorize the recommencement of the share repurchase plan within any specified period of time. As a result, your ability to have your shares repurchased by us may be limited and at times you may not be able to liquidate your investment. See “Item 1(c). Description of Business—Share Repurchase Plan.”

Economic events that may cause our shareholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.
Events affecting the economic conditions in the United States or elsewhere, or globally, such as the general negative performance of the real estate sector (including as a result of inflation or higher interest rates), actual or perceived instability in the U.S. banking system or market volatility (including as a result of the ongoing hostilities between Russia and Ukraine and conflict and escalating tensions in the Middle East), newly introduced or threatened tariffs by the new United States presidential administration and any resulting trade wars, could cause our shareholders to seek repurchase of their shares pursuant to our share repurchase plan at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow and liquidity could be materially adversely affected, and we may incur additional leverage. In addition, if we determine to sell assets to satisfy repurchase requests, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including breadth of our portfolio by property type and location, could be materially adversely affected.
In addition, shareholders may seek to have some or all of their shares repurchased. A significant volume of repurchase requests in a given period may cause requests to exceed the 3% quarterly limits under our share repurchase plan, resulting in less than the full amount of repurchase requests being satisfied in such period.
We will be an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares less attractive to investors.
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
The amount and source of distributions we may make to our shareholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our shareholders at any time in the future.
We have not established a minimum distribution payment level, and our ability to make distributions to our shareholders may be adversely affected by a number of factors, including the risk factors described in this Memorandum. We have a limited track record and may not generate sufficient income to make distributions to our shareholders. Our Board of Trustees (or a committee of our Board of Trustees) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our shareholders are:
•our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties;

•our inability to realize attractive risk-adjusted returns on our investments;
•high levels of expenses or reduced revenues that reduce our cash flow or non-cash earnings; and
•defaults in our investment portfolio or decreases in the value of our investments.
As a result, we may not be able to make distributions to our shareholders at any time in the future, and the level of any distributions we do make to our shareholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.
We may not generate sufficient cash flow from operations to fully fund distributions to our shareholders. Therefore, we may fund distributions to our shareholders from sources other than cash flow from operations, including borrowings, offering proceeds (including from sales of our shares or OP Units), the sale of our assets, and repayments of our Debt Investments. We may also defer operating expenses or pay expenses (including the fees of the Adviser or distributions to the Special Limited Partners) with our shares or OP Units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect our operations and reduce the future return on your investment. We may repurchase shares or redeem OP Units from the Adviser or the Special Limited Partners shortly after issuing such units or shares. The payment of expenses in our shares or with OP Units will dilute your ownership interest in our portfolio of assets. There is no guarantee any of our operating expenses will be deferred and the Adviser and Special Limited Partners are under no obligation to receive future fees or distributions in our shares or OP Units and may elect to receive such amounts in cash.
Purchases and repurchases of our shares are not made based on their current NAV per share.
Generally, our transaction price per share will equal the NAV per share of the applicable class as of the last calendar day of the immediately preceding month and the repurchase price will equal the NAV per share of the applicable class as of the last calendar day of the first month of the calendar quarter. The NAV per share, if calculated as of the date on which you make your subscription request or repurchase request, may be significantly different than the transaction price you pay or the repurchase price you receive. Certain of our investments or liabilities are subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which our NAV is determined and the date that you acquire or repurchase our shares, however, the NAV per share of the applicable class as of the last calendar day of the prior month will generally continue to be used as the transaction price per share and the NAV per share as of the last calendar day of the first month of the calendar quarter will generally continue to be used repurchase price per share. In exceptional circumstances, we may in our sole discretion, but are not obligated to, offer and repurchase shares at a different price that we believe reflects the NAV per share of such shares more appropriately than the NAV per share on the last calendar day of the prior month or as of the last calendar day of the first month of the calendar quarter (as applicable), including by updating a previously available transaction price, in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month or as of the last calendar day of the first month of the calendar quarter (as applicable) and we believe an updated price is appropriate. In such exceptional cases, the transaction price and the repurchase price will not equal our NAV per share as of any time.We will provide notice of the transaction price when available on our website and directly to the financial intermediaries that participate in our private offering, and such financial intermediaries will in turn communicate such transaction price to applicable investors in accordance with the financial intermediary’s policies and procedures.
Valuations and appraisals of our real estate and Debt Investments are estimates of fair value and may not necessarily correspond to realizable value.
For the purposes of calculating our monthly NAV, our properties will generally be valued using the income capitalization approach (direct capitalization or discounted cash flows), subject to any variation pursuant to our valuation guidelines. Each property will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Thereafter, valuations of properties will generally be determined by the Adviser based in part on appraisals of each of our properties by independent third-party appraisal firms at least once per year in accordance with valuation guidelines and expected to be approved by our Board of Trustees. The Adviser will value our properties monthly, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by our independent valuation advisor.
Debt Investments and investments in other securities with readily available market quotations will be valued monthly at fair market value. Certain investments, such as mortgages, mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations and thus will generally be fair valued by the Adviser. In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by the Adviser within the first full month after we invest in such investment and no less than monthly thereafter. Additionally, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. For more information regarding our valuation process, see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—NAV and NAV Per Share Calculation.”
Although monthly valuations of each of our real properties will be reviewed and confirmed for reasonableness by our independent valuation advisor, such valuations are based on asset- and portfolio-level information provided by the Adviser, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real property, which information will not be independently verified by our independent valuation advisor. Similarly, each month, our independent valuation advisor will review and confirm for reasonableness our monthly valuations of our Debt Investments and other securities for which market quotations or other observable inputs are not readily available. However, such valuations are based on information provided by the Adviser, which information will not be verified by our independent valuation advisor. While the independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by the Adviser for our property and certain Debt Investments and other securities valuations as set forth in our valuation guidelines, the independent valuation advisor is not responsible for, and does not calculate, our NAV, and the Adviser is ultimately and solely responsible for the determination of our NAV.
Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties and certain of our investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and other investments will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond our control and the control of the Adviser and our independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal. In recent months, there has been limited transaction volume in private real estate which increases the degree of difficulty in determining appropriate valuations. There will be no retroactive adjustment in the valuation of such assets, the offering price of our shares, the price we paid to repurchase our shares or NAV-based fees we paid to the Adviser and the Dealer Manager to the extent such valuations prove to not accurately reflect the realizable value of our assets. Because the price a shareholder will pay for our shares in our private offering is generally based on the NAV per share on the last calendar day of the immediately preceding month, and the price at which their shares may be repurchased by us pursuant to our share repurchase plan is generally based on the NAV per share as of the last calendar day of the first month of the calendar quarter, a shareholder may pay more than realizable value or receive less than realizable value for their investment.

Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
We anticipate that the annual appraisals of our consolidated properties will be conducted on a rolling basis, such that properties may be appraised at different times but each property would be appraised at least once per year. When these appraisals are considered by the Adviser for purposes of valuing the relevant property, there may be a material change in our NAV per share amounts for each class of our shares from those previously reported. These changes in a property’s value may be as a result of property-specific events or as a result of more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a material increase or decrease in the NAV per share amounts. We will not retroactively adjust the NAV per share of each class reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to take into consideration the new appraisal or actual operating results may cause the NAV per share for each class of our shares to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.
It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.
The Adviser’s determination of our monthly NAV per share will be based in part on (i) annual appraisals of each of our properties provided by independent third-party appraisal firms in individual appraisal reports, and (ii) monthly valuations of our real estate, debt, Debt Investments, and other securities for which market prices or other observable inputs are not readily available provided by the Adviser (with valuations of real estate, debt, and Debt Investments reviewed by the independent valuation advisor as applicable), each in accordance with valuation guidelines approved by our Board of Trustees. As a result, our published NAV per share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Adviser will review appraisal reports and monitor our real estate and Debt Investments, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our real estate and real estate debt or liabilities between valuations, or to obtain complete information regarding any such events in a timely manner. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor or to the detriment of either shareholders who repurchase their shares, or shareholders who buy new shares, or existing shareholders.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The methods used by the Adviser and State Street Bank and Trust Company (“State Street”), a third-party firm that provides us with certain administrative and accounting services, to calculate our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the price at which we sell and repurchase our shares, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, calculations of our NAV, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with generally accepted accounting principles. These valuations may differ from liquidation values that could be realized if we were forced to sell assets.
Additionally, errors may occur in calculating our NAV, which could impact the price at which we sell and repurchase our shares and the amount of the Adviser’s management fee and the Special Limited Partners’ performance participation allocations. The Adviser has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the Adviser, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which our shares were sold or repurchased or on the amount of the Adviser’s management fee or the Special Limited Partners’ performance participation allocations, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Adviser’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of our valuation policies and how NAV will be calculated under “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters—NAV and NAV Per Share Calculation.”
You may have current tax liability on distributions you elect to reinvest in our shares.
If you participate in our distribution reinvestment plan, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

ITEM 2     FINANCIAL INFORMATION
Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Registration Statement. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those in this discussion as a result of various factors, including those discussed in “Item 1A. Risk Factors” in this Registration Statement.
Overview
Blue Owl Digital Infrastructure Trust is a Maryland statutory trust formed on April 7, 2025 (“Inception”). We currently expect to commence operations in early 2026. Our investment strategy is focused primarily on the ownership, acquisition, financing, development, and operation of digital infrastructure assets, including data centers, fiber, cell towers and other technology- and connectivity-related real assets across key U.S. and global markets. We also may to a lesser extent invest in digital infrastructure or real estate debt investments, non-real estate investments that are related to our digital infrastructure investments, equity securities, marketable securities, warrants, and cash, cash equivalents and other short-term investments to provide a source of liquidity for our share repurchase plan, cash management, and other purposes.
The Company is the sole general partner in ODIT OP, and we intend to own substantially all of our assets through ODIT OP. The Company is externally managed by Blue Owl Digital Infrastructure Trust Advisors. We were capitalized through the purchase by an affiliate of the Adviser of 100 common shares for an aggregate purchase price of $1,000 on May 20, 2025 (the “Initial Capitalization”).
Our Board of Trustees will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance, and disclosure. Pursuant to the Advisory Agreement, however, we have delegated to the Adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our Board of Trustees.
We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring properties or real estate-related securities, other than those referred to in this Registration Statement.
Emerging Growth Company Status
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the Securities Act, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our shares less attractive because we may rely on some or all of these exemptions.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
Recent Developments
The Company’s businesses are materially affected by conditions in the financial markets and economic conditions in the U.S. and to a lesser extent, elsewhere in the world.
During the first half of 2025, the persistence of both elevated inflation and interest rate volatility, in conjunction with global economic and geopolitical uncertainty, including the ongoing conflicts in Eastern Europe and the Middle East, and the U.S. government’s imposition of tariffs and the counter-tariffs imposed by other countries, continued to weigh on industry deal activity. It remains difficult to predict the full impact of recent events and any future changes in interest rates or inflation.
Industry valuations and transaction volumes remain under pressure due to a combination of elevated interest rates, cost inflation, increased vacancy rates, and uncertainty around future capital availability. In contrast, the Adviser’s real assets business continued to deploy significant capital.
We are closely monitoring developments related to the macroeconomic factors that have contributed to market volatility, and we are assessing the impact of these factors on financial markets and on our business. Our future results may be adversely affected by slowdowns in fundraising activity and the pace of capital deployment. It is currently not possible to predict the ultimate effects of these events on the financial markets, overall economy, and our financial statements.
Basis of Presentation
Our financial statements will be prepared in accordance with U.S. GAAP, which requires the use of estimates and assumptions and the exercise of subjective judgment as to future uncertainties.
Revenues
As of June 30, 2025, we have not engaged in principal operations or generated any revenues. Our activity from Inception through June 30, 2025 is limited to our Initial Capitalization and preparation for our proposed fundraising through our private offering.
As of June 30, 2025, we had neither acquired nor entered into any arrangements to acquire any investments with the net proceeds from our private offering. The number and type of investments that we acquire will depend upon market conditions, the amount of proceeds we raise in the private offering and other circumstances existing at the time we are acquiring such assets.
We expect our revenues to be primarily derived from leases and related services provided to tenants of our real estate assets. Our strategy is designed to generate stable and predictable cash flows through recurring lease revenues. We intend to leverage Blue Owl’s digital infrastructure platform, which includes dedicated investment professionals, affiliated operating partners, and deep hyperscaler relationships, to support our investment strategy and enhance our ability to generate consistent revenues and long-term capital appreciation for our stockholders.
Expenses
Management Fee
The Company will pay a management fee pursuant to the Advisory Agreement. For a discussion of the management fee payable to the Adviser, see “Item 1 Business—Description of Business—Management Fee.”

Performance Participation Allocation
The Special Limited Partners (or an affiliate thereof) are also entitled to receive a performance participation allocation, as set forth in the Operating Partnership Agreement. For a discussion of the performance participation allocation payable to the Special Limited Partners, see “Item 1 Business—Description of Business—Performance Participation Allocation.”
Ongoing Shareholder Servicing Fee
For a discussion of the ongoing servicing fee payable to the Dealer Manager, see “Item 7. Certain Relationships and Related Transactions, and Director Independence—Dealer Manager Agreement” below.
Organizational and Offering Expenses
For a discussion of the organizational and offering expense reimbursement to the Adviser, see “Item 1 Business—Description of Business—Organization and Offering Expense Reimbursement.”
Other Affiliate Fees
We may also incur fees in the future for services provided by affiliates of the Adviser, including administrative, property management, leasing, or other operational support. As of June 30, 2025, we have not retained any affiliates for such services.
Financial Condition, Liquidity and Capital Resources
As of June 30, 2025, we are in our organizational period and have not yet commenced principal operations or generated any revenues. Our activity from Inception through June 30, 2025 is limited to our Initial Capitalization. We expect that principal operations will commence when we issue common shares in the initial closing of our private offering.
We expect to generate cash primarily from (i) the net proceeds of our continuous private offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future, and (iv) any future offerings of our equity or debt securities.
Our primary use of cash will be for (i) customer-related capital expenditures and general capital improvements, (ii) the cost of operations (including the management fee and performance participation allocation), (iii) debt service on any borrowings, (iv) periodic repurchases, including under our share repurchase plan (as described herein), and (v) cash distributions (if any) to our shareholders to the extent declared by our Board of Trustees, including distributions of our REIT taxable income to maintain our qualification for taxation as a REIT under the Code.
Quantitative and Qualitative Disclosures about Market Risk
The primary components of our market risk are related to interest rates, tenant creditworthiness, real estate market values and liquidity. While we do not seek to avoid risk completely, we believe that risk can be quantified from historical experience, and we seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.
Interest Rate Risk
Interest rate risk is particularly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. Our primary exposure to interest rate risk relates to the use of variable-rate debt to finance real estate acquisitions, development projects, or operations. A rise in interest rates may increase our borrowing costs and reduce the fair value of our real estate investments by applying higher market capitalization rates. Conversely, a decline in interest rates may lower our cost of capital and enhance asset values.
As of June 30, 2025, we held no market-sensitive instruments.

Credit Risk
We may be exposed to credit risk through tenant lease obligations tied to digital infrastructure assets that we may acquire. We intend to manage this risk by conducting extensive due diligence on tenant financial strength and business model viability and by actively monitoring our portfolio and the underlying credit quality, including tenant diversification and concentration exposure, on an ongoing basis. We may also consider macroeconomic conditions and tenant-specific factors when evaluating portfolio exposure.
Market Value Risks
We may also be exposed to market value risk with respect to the fair value of our investments and borrowings due to changes in market conditions, including interest rates, property cash flows, and digital infrastructure assets that serve as collateral. We intend to manage our exposure to market value risk by maintaining a diversified portfolio of strategically located digital infrastructure assets in supply-constrained, high-demand markets. The fair value of our investments may fluctuate. Therefore, the amount we will realize upon any repayment, sale, or an alternative liquidation event is unknown.
The values of digital infrastructure assets are subject to volatility and may be adversely affected by a number of factors, including: national, regional and local economic conditions; market-specific supply and demand dynamics; changes or continued weakness in specific technology or connectivity sectors; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes or tax and legal considerations.
Changes in the values of digital infrastructure assets are difficult to predict with accuracy. We may evaluate a range of valuation scenarios and the resulting impacts to our investments.
Liquidity Risk
Market disruptions may lead to a significant decline in transaction activity in all or a significant portion of the asset classes in which we intend to invest and may at the same time lead to a significant contraction in short-term and long-term debt and equity funding sources. A decline in liquidity of real estate and real estate-related investments, as well as a lack of availability of observable transaction data and inputs, may make it more difficult to sell our investments or determine their fair values. As a result, we may be unable to sell investments, or only be able to sell investments at a price that may be materially different from the fair values presented. Also, in such conditions, there is no guarantee that the Company’s borrowing arrangements or other arrangements for obtaining leverage will continue to be available or, if available, will be available on terms and conditions acceptable to us. In addition, a decline in market value of our assets may have particular adverse consequences in instances where we borrowed money based on the fair value of our assets. A decrease in the market value of our assets may result in the lender requiring it to post additional collateral or otherwise sell assets at a time when it may not be in our best interest to do so.
ITEM 3     PROPERTIES
Our corporate headquarters are located at 150 N. Riverside Plaza, 37th Floor, Chicago, IL, 60606. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.
ITEM 4     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
We have not yet commenced commercial activities. Blue Owl Capital Holdings LP, an affiliate of Blue Owl, has made an initial capital contribution of $1,000 in cash, in exchange for 100 common shares. Blue Owl Capital Holdings LP currently holds all of the outstanding common shares issued by the Company, and, as of June 30, 2025, was our only shareholder. The address for Blue Owl Capital Holdings LP and each of the persons named below is in care of our principal executive offices at 150 N. Riverside Plaza, 37th Floor, Chicago, IL 60606.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Common Shares Beneficially Owned
Trustees and Named Executive Officers
Andrew Morris (1)	—	—
Matthew A’Hearn (1)	—	—
Marc Zahr (1)	—	—
Alan Kirshenbaum (1)	—	—
Kevin Halleran	—	—
Jesse Hom	—	—
Brad Berkley	—	—
Nitin Sathe	—	—
Rick Buoncore (1)	—	—
Fred Cummings (1)	—	—
Michael Mackey (1)	—	—
Jonathan Shames (1)	—	—
All current executive officers and trustees as a group (12 persons)	—	—
5% Shareholders
Blue Owl Capital Holdings LP (2)	100	100%
__________________
(1)Our Board of Trustees currently has one trustee, Andrew Morris. Prior to the initial closing of the private offering, we expect our Board of Trustees to increase in size to seven trustees. Mr. Morris is expected to resign as trustee prior to the initial closing of the private offering.
(2)Blue Owl Capital GP LLC, the general partner of Blue Owl Capital Holdings LP, holds sole voting and dispositive power over the shares held by Blue Owl Capital Holdings LP. The address for Blue Owl Capital GP LLC is 399 Park Avenue, New York, NY 10022.

ITEM 5     DIRECTORS AND EXECUTIVE OFFICERS
We operate under the direction of our Board of Trustees. Our Board of Trustees has retained the Adviser to manage the acquisition and dispositions of our investments, subject to the Board of Trustees’ supervision.
Board of Trustees and Executive Officers
Information regarding the Board of Trustees and executive officers is set forth below:

Name	Age*	Position
Matthew A’Hearn	47	Chief Executive Officer, President and Trustee Nominee**
Marc Zahr	45	Trustee Nominee**
Alan Kirshenbaum	53	Trustee Nominee
Kevin Halleran	42	Chief Financial Officer
Jesse Hom	41	Chief Investment Officer
Brad Berkley	52	Chief Operating Officer
Nitin Sathe	48	Secretary
Rick Buoncore	68	Trustee Nominee**
Fred Cummings	58	Trustee Nominee**
Michael Mackey	59	Trustee Nominee**
Jonathan Shames	63	Trustee Nominee**
__________________
*As of June 1, 2025
**Our Board of Trustees currently has one trustee, Andrew Morris. Prior to the initial closing of the private offering, we expect our Board of Trustees to increase in size to seven trustees and each of the trustee nominees listed above to be elected as a trustee. Mr. Morris is expected to resign as trustee prior to the initial closing of the private offering.
We expect to have a seven-member board. Our Board of Trustees may change the number of trustees, but not to fewer than three nor more than fifteen, unless we amend our bylaws. Although our Declaration of Trust does not require a minimum number of Independent Trustees, but the Board of Trustees is expected to determine that Rick Buoncore, Fred Cummings, Michael Mackey and Jonathan Shames are Independent Trustees, giving the Company a majority independent Board of Trustees. We expect the Board to continue to have a majority of Independent Trustees, except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of a successor Independent Trustee. Each trustee is expected to have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company.
Each trustee will serve until his or her resignation, removal, death, dissolution, termination of legal existence, adjudication of legal incompetence or until the election and qualification of his, her or its successor. Although the number of trustees may be increased or decreased, a decrease may not shorten the term of any incumbent trustee. Any trustee may resign at any time or may be removed in certain limited circumstances by the shareholders upon the affirmative vote of shareholders entitled to cast at least a two-thirds of all the votes entitled to be cast generally in the election of trustees. A vacancy on our Board of Trustees resulting from any cause other than removal by the shareholders, may be filled only by a vote of a majority of the remaining trustees, or in the case of election of an Independent Trustees, after nomination by a majority of the remaining Independent Trustees (if any remaining trustees are Independent Trustees). A vacancy on our Board of Trustees resulting from removal by the shareholders may be filled only by the shareholders.
Our Board of Trustees will generally meet quarterly or more frequently if necessary. Our trustees are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their duties as trustees, our trustees will rely heavily on the Adviser and on information provided by the Adviser. As part of our trustees’ duties, the Board will supervise the relationship between us and the Adviser. Our Board of Trustees is empowered to approve the payment of compensation to trustees for services rendered to us.

Our Board of Trustees will adopt written policies on investments and borrowings, the general terms of which are set forth in this Registration Statement. The Board of Trustees may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance. Our Board of Trustees, including a majority of our Independent Trustees, will review our investment policies with sufficient frequency, and at least annually, to determine that they are in our best interest.
Biographical Information
Trustees
Our trustees have been divided into two groups — Independent Trustees and Non-Independent Trustees.
Non-Independent Trustees
Matthew A’Hearn has served as our Chief Executive Officer and President since our Inception and is expected to be elected as a trustee prior to the initial closing of the private offering. Matt A'Hearn is the Head of Digital Infrastructure and has served in such role since January 2025. In his role, he is responsible for leading Digital Infrastructure’s overall management, including strategy, investments, and portfolio management as well as other corporate initiatives. Mr. A’Hearn also serves as Chairman of the Digital Infrastructure Investment Committee. Before joining Blue Owl, Mr. A’Hearn was the Managing Partner and a Founder of IPI Partners (“IPI”), the predecessor firm to Digital Infrastructure. Under Mr. A’Hearn’s leadership, IPI built one of the largest privately held data center portfolios in the world, with more than eighty operational and under-construction facilities across twenty-nine markets in North America, Europe, and APAC. Mr. A’Hearn has twenty-five years of experience in the Digital Real Asset space. Immediately prior to IPI, he headed the global investment banking practice in the communications infrastructure sector at Moelis & Company LLC (“Moelis”). Before joining Moelis, Mr. A’Hearn was a Principal in the investment banking group at Bank of America Merrill Lynch where he advised corporate and private equity clients. Earlier in his career, he held roles in the investment banking groups at UBS and Donaldson, Lufkin, & Jenrette. Mr. A’Hearn earned a BS in Finance from the Kelley School of Business at Indiana University. Mr. A’Hearn is expected to be a valuable member of our Board of Trustees because of his extensive experience in digital infrastructure and investment management industries.
Marc Zahr is expected to be elected as a trustee prior to the initial closing of the private offering. Mr. Zahr is the Founder and the President of Blue Owl Real Assets, a division of Blue Owl, and a member of Blue Owl’s Board of Directors. Mr. Zahr served as the Managing Partner and Chief Executive Officer of Oak Street Real Estate Capital, LLC from September 2009 to December 2021, and has been with Blue Owl since December 2021. As the Head of the Blue Owl Real Assets division, Mr. Zahr is responsible for the overall direction and leadership of all real estate-related activities. He manages and oversees the firm’s investment activities, which include sourcing, underwriting and negotiating all acquisitions. Mr. Zahr also leads the Real Estate Investment Committees and new product development. Mr. Zahr was honored as one of Crain’s Chicago Business’s 40 Under 40 for 2018. Prior to Blue Owl, Mr. Zahr served as Vice President at American Realty Capital, where he was responsible for the analytics and acquisition activities within the company’s real estate portfolios. Mr. Zahr also served as a Fixed Income Trader at TM Associates and an Associate at Merrill Lynch. Mr. Zahr received a B.A. in Communications from the University of Dayton. Mr. Zahr is expected to be a valuable member of our Board of Trustees because of his vast real estate experience and his leadership within Digital Infrastructure and Blue Owl.
Alan Kirshenbaum is expected to be elected as a trustee prior to the initial closing of the private offering. Mr. Kirshenbaum is the Chief Financial Officer of Blue Owl and also serves as the Chief Financial Officer of Blue Owl Real Estate Capital LLC, Blue Owl Technology Credit Advisors LLC, Blue Owl Technology Credit Advisors II LLC, Blue Owl Credit Advisors LLC, Blue Owl Private Credit Fund Advisors LLC, and Blue Owl Diversified Credit Advisors LLC (collectively, the “Blue Owl Advisers”). He has served in these roles since October 2015. Previously, Mr. Kirshenbaum served as Chief Operating Officer and Chief Financial Officer of Blue Owl Capital Corporation (“OBDC”) and Blue Owl Technology Finance Corp. (“OTF”), and as Chief Operating Officer of Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Capital Corporation III (“OBDC III”) and Blue Owl Credit Income Corp. (“OCIC,” together with OTIC, OTF II, OTF, OBDC, OBDC II and OBDC III, the “Blue Owl

BDCs”). In addition, Mr. Kirshenbaum served on the boards of OBDC and OBDC II from 2015-2021, OTF from 2018-2021, OBDC III and OCIC from 2020-2021, and OTIC and OTF II from 2021-2024. Prior to Blue Owl, Mr. Kirshenbaum was Chief Financial Officer of Sixth Street Specialty Lending (formerly, TPG Specialty Lending, Inc.), a BDC traded on the NYSE (TSLX). Mr. Kirshenbaum was responsible for building and overseeing TSLX’s finance, treasury, accounting and operations functions from August 2011 through October 2015, including during its initial public offering in March 2014. From 2011 to 2013, Mr. Kirshenbaum also was Chief Financial Officer of TPG Special Situations Partners. From 2007 to 2011, Mr. Kirshenbaum was the Chief Financial Officer of Natsource, a private investment firm and, prior to that, Managing Director, Chief Operating Officer and Chief Financial Officer of MainStay Investments. Mr. Kirshenbaum joined Bear Stearns Asset Management (“BSAM”) in 1999 and was BSAM’s Chief Financial Officer from 2003 to 2006. Before joining BSAM, Mr. Kirshenbaum worked in public accounting at KPMG and J.H. Cohn. Mr. Kirshenbaum is actively involved in a variety of non-profit organizations including the Boy Scouts of America and the Jewish Federation of Greater MetroWest NJ. Mr. Kirshenbaum is also a member of the Georgia Tech University Parent Board and Seton Hall Parents Leadership Council. Mr. Kirshenbaum received a B.S. from Rutgers University and an M.B.A. from New York University Stern School of Business. Mr. Kirshenbaum is expected to be a valuable member of our Board of Trustees because of his established leadership within Blue Owl, his expertise in accounting and financial reporting matters, as well as his extensive experience in the investment management industry.
Independent Trustees
Rick Buoncore is expected to be elected as a trustee prior to the initial closing of the private offering. Mr. Buoncore has served as Managing Partner of MAI Capital Management, LLC (“MAI”) since February 2007. He joined MAI in 2007 as a result of the acquisition of McCormack Advisers International by BC Investment Partners (“BC”) for which Rick was a founding partner. Prior to the acquisition, Mr. Buoncore served as Managing Partner of BC from 2005 to 2007 which offered wealth advisory services to individuals and families. The merged entity was renamed to MAI and is based in Cleveland, Ohio. Prior to BC, Mr. Buoncore was Chief Executive Officer for Victory Capital Management, a subsidiary of KeyCorp, from 1999 to 2005. He joined Spears, Benzak, Salomon & Farrell, Inc. (“SBSF”), a New York based investment management firm, in 1991 as Managing Director and Chief Financial Officer. SBSF later became a division of Victory known as Victory SBSF. Mr. Buoncore worked for KPMG from 1978 until 1985 as an audit manager, specializing in Real Estate. Thereafter he worked for Shearson Lehman Brothers from 1985 to 1991 as Senior Vice President in the Investment Banking Division of Lehman Brothers specializing in cable, cellular, and other media industry transactions. While no longer active in public accounting, he began his career as a Certified Public Accountant. Mr. Buoncore is a member of the AICPA and NYS Society of CPAs and received a B.S. in Accounting from Fordham University. Mr. Buoncore is expected to be a valuable member of our Board of Trustees because of his extensive experience in wealth advisory and investment management industries.
Fred Cummings is expected to be elected as a trustee prior to the initial closing of the private offering. Mr. Cummings has served as the President and Founder of Elizabeth Park Capital Management since February 2008. He serves as Portfolio Manager for the privately held, alternative asset management firm focused on long/short equity, event-driven, and customized investment opportunities in the banking sector. Mr. Cummings is an investment and banking portfolio manager with 30+ years’ industry experience leading disciplined, client-focused investment practices. Prior to founding Elizabeth Park, Mr. Cummings achieved a distinguished 17-year career at KeyBanc Capital Markets as one of the sell-side’s foremost Senior Analysts covering the banking sector. He additionally served as a Senior Analyst for FSI Group, a financial services hedge fund. He launched his career at McDonald & Co. as a sell-side Junior Analyst. He actively supports Oberlin College’s Connect Cleveland Initiative and Business Scholars Speaking Program as an honored guest speaker for 23 consecutive years. Mr. Cummings is an alumnus and ardent supporter of Western Reserve Academy (WRA). Mr. Cummings dedicates his time serving on several boards, including The Marshall Project (January 2014 through June 2024), and Nirvana Analytics (since January 2017). He serves as an investment committee member for WRA. Mr. Cummings was named 2017’s Crain’s Cleveland Business Who’s Who and Cleveland.com’s People to Watch in 2015. As an industry expert, he has been featured on various media outlets, including The Wall Street Journal, INC Magazine, Crain’s Cleveland Business, CNN Money and was a cited expert in the recently published book by Wiley called Bank Investing, a Practitioners Field Guide. Mr. Cummings received a B.A. in Economics with honors from Oberlin College. Mr. Cummings is expected to be a valuable member of our Board of Trustees because of his vast experience and active involvement in alternative asset management and banking industries.
Michael Mackey is expected to be elected as a trustee prior to the initial closing of the private offering. Mr. Mackey has served as the Executive Vice President at Alliant/Mesirow Insurance Services, Inc., where he oversees insurance and risk management operations for a large team of specialists that services a diverse portfolio of private and public sector entities, since July 2016. With over 30 years of experience in the insurance industry, Mr. Mackey provides clients with targeted risk management solutions in areas such as property and casualty, mergers and acquisitions, restructurings, executive liability, employee benefits, and total cost of risk. His prior experience includes reinsurance and underwriting analysis. Mr. Mackey served as a past Trustee for the State University Retirement System (SURS) and as a Governmental Affairs Chairman for the Professional Independent Insurance Agents of Illinois. He also previously served as a board member for both the Sun-Times Media Holdings, the International Visitors Center of Chicago, and the Greater North Michigan Avenue Association (GNMAA). Prior to that, Mr. Mackey proudly served in the Illinois Army National Guard as a military reservist for six years. Mr. Mackey is currently a Director for the Western Golf Association/Evans Scholars Foundation (WGA ESF). Mr. Mackey received a B.B.A. in Finance from Loyola University Chicago. Mr. Mackey is expected to be a valuable member of our Board of Trustees because of his extensive experience in the insurance industry, and his expertise in underwriting and risk management solutions.
Jonathan Shames is expected to be elected as a trustee prior to the initial closing of the private offering. Mr. Shames retired from Ernst & Young LLP in July 2021 after a 38-year career that included senior leadership positions, as well as responsibility for major global accounts, with a particular focus in the Private Equity sector. Mr. Shames has U.S. and international experience, leading C-suite and board engagements across multiple sectors while also building and leading global, national and local practices. Since March 2022, Mr. Shames has served as a senior adviser to Morgan Franklin Consulting, a management and technology consulting firm that works with leading businesses to address critical finance, technology, and business objectives. In addition, Mr. Shames is involved in various other civic, not-for- profit and other organizations, including Enquire.AI (Chairman, Advisory Council), a technology-based expert knowledge platform, and Opalvest (Advisor), an alternative asset management platform. He is a licensed CPA and is qualified to serve as a financial expert as prescribed under SEC, NYSE and NASDAQ rules. Mr. Shames received a B.A. in Economics from Colgate University and an M.B.A. in Finance from New York University. Mr. Shames is expected to be a valuable member of our Board of Trustees because of his comprehensive experience in audit, accounting and financial reporting matters, across different industries.
Executive Officers
For information concerning the background of Mr. A’Hearn and Mr. Zahr see “—Directors and Executive Officers—Non-Independent Trustees” above.
Kevin Halleran has served as our Chief Financial Officer since our Inception. Mr. Halleran has also served as the Chief Financial Officer of Blue Owl Real Assets, a division of Blue Owl, since May 2022. In this role, Mr. Halleran is responsible for the financial reporting of Blue Owl Real Assets and its subsidiaries. Prior to joining Blue Owl Real Assets, from November 2020 to May 2022, Mr. Halleran served as the Executive Vice President and Chief Financial Officer at Donahue Schriber Realty Group, where he led the organizational restructuring of the company and later facilitated the merger of the company. Prior to joining Donahue Schriber, Mr. Halleran spent more than six years with Starwood Retail Partners LLC from May 2014 to October 2020. There, he was the senior finance executive for the organization and led all aspects of finance and accounting. Mr. Halleran started his career at KPMG and was responsible for multiple private real estate fund and public real estate investment trust clients. Mr. Halleran earned a B.S. in Accounting and Finance from DePaul University in Chicago.
Jesse Hom has served as our Chief Investment Officer since our Inception. Mr. Hom has also served as the Chief Investment Officer of Blue Owl Real Assets, a division of Blue Owl, since June 2024. Mr. Hom is a Senior Managing Director at Blue Owl, the CIO of Blue Owl Real Assets and Head of Real Estate Credit. In his role, he is responsible for the Real Estate platform’s investment and portfolio management activities as well as other real estate and corporate initiatives. Mr. Hom also serves as a member of the investment committees for the Blue Owl Real Assets, Real Estate Credit, and Insurance Solutions groups as well as sits on the Board of Directors of STORE

Capital. Prior to joining Blue Owl, he was the Global Head of Real Estate Credit and Capital Markets at GIC, where he focused on driving performance and growth across both GIC’s real estate credit and equity businesses for over 15 years, and before that, he was an investment banking associate at JP Morgan and investment analyst at HEI Hospitality, a hospitality-focused private equity real estate fund. Mr. Hom received his BS in Hospitality Management from Cornell University.
Brad Berkley has served as our Chief Operating Officer since our Inception. Mr. Berkley has also served as a Managing Director at Blue Owl since January 2025. Prior to joining Blue Owl, Mr. Berkley served as the Chief Financial Officer of IPI from September 2021 to January 2025 where he was responsible for the finance and accounting functions and the operations of the firm. Prior to joining IPI, he was the Chief Financial Officer of Artemis Real Estate Partners (“Artemis”) and was one of the founders in 2009. While at Artemis, Mr. Berkley was a member of the investment committee and a key member of the senior management team responsible for building an investment platform that managed in excess of $5.0 billion of equity AUM across several commingled funds and separately managed accounts. Prior to Artemis, he served in a variety of roles at JER Partners, including Director and Chief Financial Officer of JER’s European Investment Platform located in London, England as well as positions in acquisitions and portfolio management. Prior to JER Partners, he worked for Arthur Andersen in Washington, D.C. Mr. Berkley earned an MBA from The College of William and Mary and a BA from Washington & Jefferson College. He is also a Certified Public Accountant (inactive).
Nitin Sathe has served as our Secretary since our Inception. Mr. Sathe has also served as a Managing Director at Blue Owl since January 2025. Prior to joining Blue Owl, Mr. Sathe served as the General Counsel of IPI from December 2016 to January 2025 where he was responsible for the management of legal matters relating to IPI, IPI funds, and the funds’ investments. He also served as the General Counsel and Chief Compliance Officer of Iron Point Partners from 2013 to 2025. Prior to joining Iron Point Partners, Mr. Sathe was counsel at Vinson & Elkins LLP from 2003 to 2013. As a member of the Corporate Practice Group at Vinson & Elkins, Mr. Sathe’s practice focused on transactional and general corporate matters, including mergers and acquisitions, joint ventures, and private equity, and he regularly represented private and public companies, private equity funds, and portfolio companies in connection with their acquisition, development, financing, and disposition of assets and target companies, both in the U.S. and internationally. Prior to Vinson & Elkins, Mr. Sathe clerked for Judge Phyllis Kravitch on the United States Court of Appeals for the Eleventh Circuit from 2002 to 2003. Mr. Sathe earned both his J.D. and B.A. from the University of Georgia.
Although most of the services provided to the Company by the individuals who are executive officers are in their respective roles as employees of Blue Owl, they have certain duties as executive officers of the Company arising from Maryland law, our Declaration of Trust and our bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our Board of Trustees from time to time.
Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our Board of Trustees from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.
Committees
Our entire Board of Trustees is responsible for supervising our business. However, pursuant to our Declaration of Trust and bylaws, our Board of Trustees may delegate some of its powers to one or more committees as deemed appropriate by the Board of Trustees, provided that each committee consists of at least a majority of Independent Trustees. Members of each of the committees discussed below have been appointed by our Board of Trustees.
The Board of Trustees expects to form an Audit Committee and may form additional committees in the future.
Audit Committee
The Audit Committee is expected to be composed of Mr. Buoncore, Mr. Cummings, Mr. Mackey and Mr. Shames, all of whom are expected to be Independent Trustees. Mr. Shames will serve as Chair of the Audit

Committee. Our Board of Trustees determined that Mr. Shames is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.
The Adviser may appoint additional trustees to the Board and the Audit Committee from time to time.
In accordance with its written charter which is expected to be approved by the Board, the Audit Committee will (a) assist the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepare an Audit Committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversee the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determine the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approve all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and (f) act as a liaison between our independent registered public accounting firm and the Board.
ITEM 6     EXECUTIVE COMPENSATION
Compensation of Executive Officers
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser, Blue Owl or their affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment operations will be managed by the Adviser. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Adviser or its affiliates.
None of our executive officers will receive direct compensation from us. Additionally, we do not determine the form and amount of compensation and benefits awarded by the Adviser, Blue Owl or their affiliates to our executive officers for their services to us. Instead, the Adviser, Blue Owl and their affiliates have discretion to determine the form and level of cash compensation and other benefits paid to and earned by our executive officers for their services to us. The Adviser, Blue Owl and their affiliates also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs.
Following the initial closing of our private offering, we will reimburse the Adviser, Blue Owl, or their affiliates for expenses incurred on our behalf, which may include the compensation, overhead (including rent, office equipment and utilities), and other expenses incurred, charged, or specifically attributed or allocated by the Adviser, Blue Owl, or their affiliates in performing administrative or accounting services for the Company or the Operating Partnership (including legal and compliance, finance, accounting, operations, investor relations, tax, valuation, and internal audit personnel and other non-investment professionals that provide services to the Company; provided, that any such expenses, fees, charges, or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services). See “Item 1(c). Description of Business—Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”
Pursuant to the terms of the Administration Agreement, we will reimburse the Adviser, Blue Owl or their affiliates for our portion of the compensation, benefits and related administrative expenses (including travel expenses) paid by the Adviser (or its affiliates) to our executive officers (based on the percentage of time such individuals devote, on the Adviser’s estimated basis, to the business affairs of the Company or in acting on behalf of the Company).
In addition, the Administration Agreement will not require that any of our executive officers dedicate a specific amount of time to fulfilling the Adviser, Blue Owl, or their affiliates’ obligations to us under the Administration Agreement and will not require a specified amount or percentage of the fees under the agreement to be allocated to our executive officers. Instead, members of our management team will be required to devote such amount of their time to our management as necessary and appropriate, commensurate with our level of activity. Furthermore, except as described above, the Adviser, Blue Owl, and their affiliates will not compensate their employees who serve as our executive officers specifically for their services to us, because these individuals also provide investment management and other services to other investment vehicles that are sponsored, managed or advised by affiliates of the Adviser or Blue Owl. Accordingly, the Adviser and Blue Owl have informed us that, aside from amounts reimbursed under the Administration Agreement, they cannot otherwise identify the portion of the compensation awarded to our other executive officers that relates solely to such executives’ services to us.
Compensation Committee Interlocks and Insider Participation
We currently do not have a compensation committee of our Board of Trustees because we do not directly compensate our executive officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.
Compensation of Trustees
We expect to compensate each of our non-employee trustees who are not affiliated with Blue Owl with an annual retainer of $[ ], consisting of $[ ] cash and a $[ ] grant of restricted shares. Additionally, the Chairman of the Audit Committee will receive an additional retainer of $[ ]. The annual grant of restricted shares will be based on the then-current per-share transaction price of our Class E shares at the time of grant and generally vest one year from the date of grant. We do not intend to pay our trustees additional fees for attending Board meetings, but we intend to reimburse each of our trustees for reasonable out-of-pocket expenses incurred in attending Board and committee meetings (including airfare, hotel and food). Our trustees who are affiliated with Blue Owl will not receive additional compensation for serving on the Board of Trustees or committees thereof.
ITEM 7     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Transactions with Related Persons, Promoters and Certain Control Persons
Advisory Agreement; Operating Partnership Agreement
We intend to enter into the Advisory Agreement with the Adviser pursuant to which we pay the management fee and certain Company expenses. We also intend to enter into an amended Operating Partnership Agreement, pursuant to which the Special Limited Partners are entitled to receive the performance participation allocation. In addition, pursuant to the Advisory Agreement and the Operating Partnership Agreement, we reimburse the Adviser for certain expenses as they occur. See “Item 1(c). Description of Business—Advisory Agreement” and “—Operating Partnership.” Each of the Advisory Agreement and the Operating Partnership Agreement will be approved by the Board, including our Independent Trustees.
Organizational and Offering Costs
The Adviser intends to agree to advance all of the organization and offering expenses on behalf of the Company (including legal, marketing, due diligence, administrative, accounting, design and website expenses, fees and expenses of our escrow agent and transfer agent, and other expenses attributable to the Company’s organization, but excluding ongoing servicing fees) through the first anniversary of the initial closing of our private offering. Such costs will be reimbursed to the Adviser pro rata over the 60 months following the first anniversary of the initial closing of our private offering. After the first anniversary of the initial closing of our private offering, the Company will reimburse the Adviser for any organization and offering expenses associated with the Company’s private offering that the Adviser incurs as and when incurred.
Dealer Manager Agreement
We intend to enter into a Dealer Manager Agreement with the Dealer Manager, and we intend to enter into participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities will serve as the dealer manager, and certain participating broker-dealers solicit capital, for our private offering of shares of Class S, Class D and Class I shares.

We will pay the Dealer Manager an ongoing servicing fee (i) with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of our outstanding Class S shares, (ii) and with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of our outstanding Class D shares. We will not pay an ongoing servicing fee with respect to our outstanding Class I shares or Class E shares.
Indemnification Agreements with Trustees and Officers
We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that we shall indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.
For additional information regarding our related party transactions, please see “Item 13. Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 1 – Organization and Business Purpose,” and “Item 13. Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 5 – Related Party Transactions.”
Potential Conflicts of Interest
Various potential and actual conflicts of interest may arise from the overall investment activities of Blue Owl and its affiliates, including the Adviser. By acquiring shares of the Company, each investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest. The following briefly summarizes some of these conflicts but is not intended to be an exclusive list of all such conflicts. Any references to the Adviser in this section includes its affiliates, partners, members, shareholders, officers, directors and employees.
General Scope of Potential Conflicts of Interest
The Adviser and its affiliates engage in investment activities that are independent from and may from time to time conflict with those of the Company. In the future, instances may arise in which the interests of the Adviser or its affiliates conflict with the interests of investors or the Company.
Dealing with Conflicts of Interest
Although the Adviser believes that its interests with respect to the success of the Company are generally aligned with the interests of investors, it is possible that conflicts of interest between the Adviser and its affiliates and the Company might arise.
From time to time, the Company and Other Blue Owl Accounts (whether existing or formed in the future) may make different types of investments in or investments at different levels of an issuer’s or borrower’s capital structure or otherwise in different classes of the same issuer’s securities. The Company may make investments that are senior or junior to, or have rights and interests different from or adverse to, the investments made by the Other Blue Owl Accounts. Such investments may conflict with the interests of such Other Blue Owl Accounts in related investments, and the potential for any such conflicts of interest may be heightened in the event of a default or restructuring of any such investments. In addition, we may enter into sale leaseback transactions with companies in which Other Blue Owl Accounts provide lending or hold a minority interest. In the event of a restructuring, such Other Blue Owl Accounts would be a secured lender of the company and we would be an unsecured lender. The Adviser could, in certain circumstances, have an incentive not to pursue actions against a customer that would be in the best interest of the Company. While the Adviser will seek to resolve any such conflicts in a fair and reasonable manner in accordance with its prevailing policies and procedures with respect to conflicts resolution among the Other Blue Owl Accounts, such transactions are not required to be presented to the Company’s Board of Trustees for approval (unless otherwise required by our Declaration of Trust or investment guidelines), and there can be no assurance that any conflicts will be resolved in the Company’s favor.

Other Activities; Allocation of Time
The officers, managers and employees of the Adviser also serve as officers, managers, and employees of Other Blue Owl Accounts or Blue Owl. The Adviser has widespread and varied business interests and the officers, managers and employees of the Adviser may owe fiduciary duties to such other Blue Owl-related entities under applicable law. Conflicts of interest may arise in allocating management time, services, or functions among the respective officers and employees of the Adviser and there will be no specific obligation to devote any particular portion of their time to the affairs of the Company. Such officers and employees may enter (and thus spend time and resources on) other businesses that the respective officer or employee deems non-conflicting with the Company. The Adviser and its respective affiliates manage other investment entities, and are not prohibited from raising money for and managing future investment entities, including Other Blue Owl Accounts that make the same types of investments as those the Company targets. As a result, the time and resources that the Adviser devotes to the Company will, from time to time, be diverted, and during times of intense activity in other programs they could devote less time and resources to the Company than is necessary or appropriate. In addition, the Company could compete with any such investment entity also managed by the Adviser for the same investors and investment opportunities.
In addition, although the Adviser’s officers and employees will devote such portion of their business time and effort to the Company as they determine to be reasonable and appropriate to properly manage the Company and implement the Company’s investment strategy, none of them will devote all of his or her working time to the affairs of the Company. The working time of the employees of the Adviser and the investment professionals of the Adviser will be subject to their prior commitments to other business activities, including the Other Blue Owl Accounts, and potential future commitments to other business activities. Thus, the Adviser and its officers, managers and employees may have conflicts of interest in allocating management time, resources, and functions among the Company and other Blue Owl Digital Infrastructure Advisor entities as well as to individual properties.
The Adviser and its affiliates may face conflicts of interest with respect to services performed for issuers to which the Company may have exposure as landlord.
The Adviser and its affiliates may provide a broad range of financial services to companies that may be customers of the Company, including providing arrangement, syndication, origination, structuring and other services to such companies, and will generally be paid fees for such services, in compliance with applicable law, by the companies. Any payments received by the Adviser or its affiliates for providing these services will not be shared with the Company and may be received before the Company realizes a return on its investment. In addition, the Company may enter into sale leaseback transactions with companies in which Other Blue Owl Accounts provide lending or hold a minority interest. The Adviser and its affiliates may face conflicts of interest with respect to services performed for these companies, on the one hand, and recommendations to the Company, on the other hand and could, in certain instances, have an incentive not to pursue actions against a company that would be in the Company’s best interest.
The Adviser or its affiliates may have incentives to favor Other Blue Owl Accounts or the Adviser over the Company, which may result in conflicts of interest that could be harmful to the Company.
Because the Adviser and its affiliates manage assets for, or may in the future manage assets for Other Blue Owl Accounts, certain conflicts of interest are present. For instance, the Adviser and its affiliates may receive asset management performance-based or other fees from Other Blue Owl Accounts that are higher than the fees and allocation received by the Adviser and Special Limited Partners from the Company. In addition, certain members of the Investment Committee and other executives and employees of the Adviser will hold and receive interests in the Adviser and its affiliates, in addition to cash and carried interest. In these instances, a portfolio manager for the Adviser may have an incentive to favor the higher fee or performance-based fee accounts over us or to favor Blue Owl or its affiliates. In addition, a conflict of interest exists to the extent the Adviser, its affiliates, or any of their respective executives, portfolio managers or employees have proprietary or personal investments in other investment companies or accounts or when certain other investment companies or accounts are investment options in the Adviser’s or its affiliates’ employee benefit plans. In these circumstances, the Adviser has an incentive to favor these other investment companies or accounts over the Company. The Board of Trustees will seek to monitor these conflicts but there can be no assurances that such monitoring will fully mitigate any such conflicts.
Payment of the Adviser and Affiliates
The Adviser and its affiliates may receive substantial fees for services rendered to the Company and will also be entitled to reimbursement for out-of-pocket expenses incurred in connection with the business affairs of the Company. These fees are not the result of arm’s-length negotiations. The Adviser believes that the significant investment by the Adviser and its affiliates in the Company operates to align, to some extent, the interests of the Adviser with the interests of shareholders, although the Adviser has or is permitted to have economic interests in such other investment funds and investments as well as receive management fees and incentive based payments and carried interest relating to these interests. Such other investment funds and investments that the Adviser or its affiliates manage could compete with the Company or investments acquired by the Company, including leasing properties to the same customers as the Company. In addition, the Adviser may have an incentive to cause the Company to pay the foregoing fees to the Adviser to the detriment of other third-party creditors of the Company. Any of the foregoing decisions may be detrimental to investors and may reduce the return on the investments made by investors pursuant to the offering. As the management fee does not correlate to the performance of the Company’s investments, the possibility exists that a significant management fee would be payable even if the Company experiences a net loss during a given year.
Allocation of Investment Opportunities
Certain inherent conflicts of interest arise from the fact that the Adviser and its affiliates will provide investment advisory and other services to the Company and Other Blue Owl Accounts. The investment guidelines and program of the Company and the Other Blue Owl Accounts may or may not overlap, in whole or in part, and if there is any such overlap, investment opportunities will be allocated between the Company and the Other Blue Owl Accounts in a manner that may result in fewer investment opportunities being allocated to the Company than would have otherwise been the case in the absence of such Other Blue Owl Accounts. Certain allocations will, from time to time, be more advantageous to the Company relative to one or all of the Other Blue Owl Accounts, or vice versa. While the Adviser will seek to allocate investment opportunities in a way that it believes in good faith is fair and reasonable over time to the Company, there can be no assurance that the Company’s actual allocation of an investment opportunity or terms on which the allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser is subject did not exist.
With respect to Other Blue Owl Accounts with investment objectives or guidelines that may overlap with ours but that do not have priority over us, investment opportunities will be allocated between us and the Other Blue Owl Accounts in accordance with our prevailing policies and procedures in effect at the time (and subject to change) on a basis that the Adviser and its affiliates determine to be fair and reasonable over time in their sole discretion, subject to the following considerations: (i) any applicable investment objectives, guidelines, and strategies of ours and such Other Blue Owl Accounts (which, for us, includes our investment objective of providing total return through a combination of current income and capital appreciation), (ii) any investment limitations of ours and such Other Blue Owl Accounts (e.g., joint venture investments between us and an Other Blue Owl Account must be on the same terms and satisfy the restrictions of all participants, such as lowest leverage targeted by any participant), (iii) the sector, geography/location, expected return profile, expected distribution rates, anticipated cash flows, expected stability or volatility of cash flows, leverage profile, risk profile and other features of the applicable investment opportunity and its impact on portfolio concentration and diversification, (iv) avoiding allocation that could result in de minimis or odd lot investments, (v) the liquidity needs of the investment fund or account, (vi) the ability of the investment fund or account to accommodate structural, timing and other aspects of the investment process, (vii) the life cycle of the investment fund or account, (viii) targeted investment size and available capital of ours and the Other Blue Owl Accounts, (ix) the size of the proposed investment, (x) compliance with existing agreements, (xi) portfolio construction considerations and (xii) legal, tax, accounting, regulatory and other considerations deemed relevant by the Adviser and its affiliates (including maintaining our qualification as a REIT and our status as a non-investment company exempt from the Investment Company Act). The relevance of each of these criteria will vary from investment opportunity to investment opportunity. Currently, Other Blue Owl Accounts also seek to invest in digital infrastructure assets, and will be offered the opportunity to participate in such investments. The Adviser’s allocation of investment opportunities among the Company and any of the Other Blue Owl Accounts will not always, and often will not, be proportional. In circumstances where the investment objectives of multiple investment funds or accounts regularly overlap, while the specific facts and circumstances of each allocation decision will be determinative, the Adviser may also take into account prior allocation decisions.
If, through the foregoing analysis, the Adviser determines an investment opportunity to be appropriate for multiple investment funds or accounts, the Adviser generally will determine the appropriate size of the opportunity for each such investment fund or account. If an investment opportunity falls within the mandate of two or more investment funds or accounts, and there are no restrictions on such funds or accounts investing with each other, then each investment fund or account will receive the amount of the investment that it is seeking, as determined based on the criteria set forth above.
Certain allocations will, from time to time, be more advantageous to the Company relative to one or all of the other investment funds, or vice versa. While the Adviser will seek to allocate investment opportunities in a way that it believes in good faith is fair and reasonable over time to the Company, there can be no assurance that the Company’s actual allocation of an investment opportunity, if any, or terms on which the allocation is made, will be as favorable as they would be if the conflicts of interest to which the Adviser is subject did not exist. In determining which Other Blue Owl Accounts should participate in such investment opportunities, subject to the Declaration of Trust and applicable laws and regulations, the Adviser and its affiliates are subject to potential conflicts of interest among the investors in us and investors in the Other Blue Owl Accounts. We are permitted to invest, together with other funds advised by the Adviser and its affiliates, in the manner set forth in the relevant partnership agreements and the Adviser’s allocation policy and pursuant to applicable law. We are also permitted to make investments in a portfolio investment that would allow Other Blue Owl Accounts to redeem or realize their interest in such portfolio investment. If the available amount of an investment opportunity in which we will invest exceeds an amount appropriate for us, such excess could also be offered to one or more other potential investors.
In addition, certain Other Blue Owl Accounts have priority over us with respect to certain digital infrastructure assets. Currently, one Other Blue Owl Account with aggregate equity capital available to invest of $4.55 billion as of June 30, 2025 seeks to invest in digital infrastructure assets as its principle investment strategy. Additionally, three Other Blue Owl Accounts with aggregate equity capital available to invest of $5.58 billion as of June 30, 2025 include investments in digital infrastructure assets within their broader investment strategy, although investments by such Other Blue Owl Accounts must meet certain lease-duration conditions, must be leased solely to investment-grade tenants, and must meet certain return criteria. Further, one Other Blue Owl Account with aggregate equity capital available to invest of $981.5 million as of June 30, 2025 includes investments in digital infrastructure assets within its broader investment strategy, although investments by such Other Blue Owl Account must be leased to non-investment-grade tenants. Each of the four Other Blue Owl Accounts described above currently has priority over us where our investment strategy overlaps with such Other Blue Owl Account, although we have the potential to co-invest with such Other Blue Owl Account. Other than as described above, no Other Blue Owl Accounts currently have priority over us with respect to investment opportunities. Other Blue Owl Accounts having priority over us will result in fewer investment opportunities being made available to us, and the opportunities that are available to us may have lower return profiles, shorter lease durations or lower-rated customers than would otherwise be the case. There may be additional priorities over us held by future Other Blue owl Accounts (although, because these future Other Blue Owl Accounts have yet to be organized, it is unclear what types of investment priorities (if any) such future Other Blue Owl Accounts could have over us.
Additionally, conflicts of interest can arise if the Company makes an investment in a portfolio investment in conjunction with an investment made by an Other Blue Owl Account, or if it were to enter into a sale-leaseback transaction or otherwise invest in the securities of a company in which an Other Blue Owl Account has already made an investment, even if investing in the same class of securities. For instance, the Company will not necessarily invest through the same investment vehicles, have the same access to credit or employ the same hedging or investment strategies as such Other Blue Owl Account. This could result in differences in price, terms, leverage and associated costs. Further, there can be no assurance that the Company and the Other Blue Owl Account(s) that invest in the same company will exit, or have the opportunity to exit, such investment at the same time or on the same terms. The Adviser and its affiliates could express inconsistent views of commonly held investments or of market conditions more generally. There can be no assurance that the return on the Company’s investments will be the same as the returns obtained by Other Blue Owl Account(s) participating in a given transaction or with a particular company. Given the nature of the relevant conflicts there can be no assurance that any such conflict can be resolved in a manner that is beneficial to both the Company and the relevant Other Blue Owl Accounts. In that regard, actions could be taken for Other Blue Owl Account(s) that adversely affect the Company.
The Adviser or its affiliates may also give advice to the Other Blue Owl Accounts that may differ from advice given to the Company even though its investment objectives may be the same or similar to those of the Company.
Platform Arrangements
The Company may invest (directly or indirectly) or co-invest with third parties (or affiliated managers or other persons) with respect to specified investments or categories of investments through joint ventures, investment platforms, internally or externally managed REITs, other entities or similar arrangements (“Platform Arrangements”), thereby acquiring non-controlling interests in certain investments. Such Platform Arrangements are generally expected to be in or alongside existing or newly formed operators, consultants or managers that pursue such opportunities and could include capital or assets contributed by third-party investors or such platform managers. Platform Arrangements generally provide one or more of the following services: origination or sourcing of potential investment opportunities, due diligence and negotiation of potential investment opportunities or servicing, development and management (including turnaround) and disposition of investments. In such cases, the Company significantly relies on the existing management, board of directors and other shareholders of such companies, which could include representation of other financial investors with whom the Company is not affiliated and whose interests could conflict with the interests of the Company. Moreover, in the case where the Company co-invests, such investments will involve risks not present in investments where a third party is not involved, including the possibility that a third-party partner or co-venturer has financial difficulties resulting in a negative impact on such investment, has economic or business interests or goals that are inconsistent with those of the Company, is in a position to take (or block) action in a manner contrary to the Company’s investment objectives, or the increased possibility of default, diminished liquidity or insolvency by the third-party partner or co-venturer due to a sustained or general economic downturn. In addition, the Company could in certain circumstances be liable for the actions of its third-party partners or co-venturers. Investments made in Platform Arrangements also could involve arrangements including carried interest, management fees, or other fees or compensation payable to such third-party partners or co-venturers, particularly in those circumstances where such third-party partners or co-investors include a management group, as well as to operators, consultants or managers. The services provided by such persons to Platform Arrangements are generally expected to be similar to, and overlap with, services provided by the Adviser to the Company or its other clients. The Company generally expects that appropriate minority shareholder rights will be obtained to protect its interests to the extent possible. There can be no assurance that such minority shareholder rights will be available or that such rights will provide sufficient protection of the Company’s interests.
In addition, we may be subject to expenses and liabilities related to employees or management teams of certain portfolio entities owned by us. Such expenses and liabilities may include compensation, overhead and other administrative costs, as well as potential liabilities that are commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes, and other employee-related liabilities and grievances. We may also be subject to other operational risks from such employees, including cybersecurity risks or as a result of employee error or malfeasance. In addition, we may encounter unforeseen costs and expenses associated with acquiring such portfolio entities and such expenses may have an adverse effect on our results of operations.
Fees and Expenses
The Adviser will face a variety of potential conflicts of interest when it determines allocations of various fees and expenses to the Company. The Adviser intends to allocate common expenses in a manner that is fair and reasonable over time or in such other manner as may be required by applicable law or the Advisory Agreement. With respect to broken deal expenses, such expenses will generally be allocated among all eligible funds and accounts in a manner that is fair and reasonable over time and in accordance with policies adopted by the Adviser and the Advisory Agreement. In other cases, from time to time, the Company will bear a higher portion of a shared expense, but receive a smaller benefit, relative to other beneficiaries of services to which such shared expense relates. In addition, from time to time the Company will incur higher costs for services due to such service being utilized by multiple beneficiaries or for other reasons. By way of example, the Company could potentially bear higher insurance premiums in connection with policies that cover multiple investment funds or accounts managed by the Adviser or its affiliates, or the Adviser or such affiliates themselves, including due to the Adviser’s and the Company’s affiliation with Blue Owl as a public company.
Relationships with Affiliated Persons
The Adviser could also, from time to time, employ personnel with pre-existing ownership interests in or who were employed by portfolio companies owned by the Company or other funds or investment vehicles advised by the Adviser; conversely, former personnel or executives of the Adviser will, from time to time, serve in significant management roles at portfolio companies or service providers recommended by the Adviser. Similarly, the Adviser or its personnel maintain relationships with (or are permitted to invest in) financial institutions, service providers and other market participants, including investment advisers, banks, brokers, financial advisors, consultants, finders (including executive finders and portfolio company finders), executives, attorneys, accountants, institutional investors, family offices, lenders, current and former employees, and current and former portfolio company executives, as well as certain family members or close contacts of these persons. Certain of these persons or entities will invest (or will be affiliated with an investor) in, engage in transactions with or provide services (including services at reduced rates) to, the Adviser, or the Company, other funds or other investment vehicles the Adviser advises. The Adviser will have a conflict of interest with the Company in recommending the retention or continuation of a third-party service provider to the Company or a portfolio investment owned by the Company if such recommendation, for example, is motivated by a belief that the service provider or its affiliate(s) will continue to invest in one or more funds the Adviser or one of its affiliates advises, will provide the Adviser information about markets and industries in which the Adviser operates (or is contemplating operations) or will provide other services that are beneficial to the Adviser and its affiliates. The Adviser will have a conflict of interest in making such recommendations, in that the Adviser has an incentive to maintain goodwill between itself and the existing and prospective portfolio companies for the Company and other funds and investment vehicles that the Adviser advises, while the products or services recommended will not necessarily be the best available to the portfolio investments held by the Company.
Over the life of the Company, subject to oversight by the Company’s Board of Trustees, the Adviser generally expects to exercise its discretion to recommend to the Company or to a portfolio investment thereof that it contract for services with various service providers, potentially including, among others: (i) the Adviser (or an affiliate, which include other portfolio companies of the Company or Other Blue Owl Accounts) and at rates determined or substantively influenced by the Adviser; or (ii) an entity with which the Adviser or its affiliates or current or former members of their personnel has a relationship or from which such person derives a financial or other benefit. This subjects the Adviser to potential conflicts of interest, because although it intends to select service providers that it believes are aligned with its operational strategies and that will enhance portfolio investment performance, the Adviser will have an incentive to recommend the related or other person because of its financial or business interest. Additionally, there is a possibility that the Adviser, because of such incentive or for other reasons (including whether the use of such persons could establish, recognize, strengthen or cultivate relationships that have the potential to provide longer-term benefits to the Adviser, the Company or Other Blue Owl Accounts), favors such retention or continuation even if a better price or quality of service provider could be obtained from another person. Whether or not the Adviser has a relationship with or receives financial or other benefit from recommending a particular service provider, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost.
In addition, the Adviser could encounter conflicts of interest in respect of the Company’s leasing of property to portfolio companies of funds advised by the investment managers in which Blue Owl GP Stakes (which are part of the Blue Owl platform) acquire minority interests (“Partner Managers”). In particular, Blue Owl will own all or substantially all of the management fee streams from the Company and a portion of the incentive fees attributable to the GP Capital Solutions division. Portfolio companies of funds advised by the Partner Managers may be customers of assets owned by the Company. As a fiduciary, the Adviser is obligated to act in the best interest of the Company, which could require the Adviser to cause the Company, its capacity as landlord, to take actions that could be adverse to the portfolio companies owned by funds managed by the Partner Managers. Because such actions could adversely affect Blue Owl’s relationships with Partner Managers, or potentially impact the value of a Blue Owl GP Stakes’

investment in a Partner Manager, the Adviser could, in certain circumstances, have an incentive not to pursue actions against a customer that would be in the best interest of the Company. As a result, although the Adviser believes that the Blue Owl platform will enhance the Adviser’s ability to source investment opportunities for the Company through, among other things, enhanced relationships with Partner Managers, it could also result in additional conflicts of interest.
Existing Relationships
The Adviser and its affiliates have long-term relationships with a significant number of customers, developers, institutions and corporations. In determining whether to invest in a particular asset on behalf of the Company, the Adviser will consider those relationships, and there may be certain transactions that will not be undertaken on behalf of the Company in view of such relationships. In addition, the existence and development of such relationships may be considered in the management of the Company and its investments. In providing property leasing, development or other types of services to its clients, the Adviser or their respective affiliates may recommend activities that could directly or indirectly compete with or adversely affect the Company.
Affiliated Dealer Manager
The Company expects to enter into the Dealer Manager Agreement with the Dealer Manager. Pursuant to the Dealer Manager Agreement, the Company will indemnify the Dealer Manager, its officers, directors and any person who controls the Dealer Manager, in certain circumstances.
The Dealer Manager is an affiliate of the Adviser and will not make an independent review of us or our continuous private offering. This relationship may create conflicts in connection with the Dealer Manager’s due diligence obligations under the federal securities laws. Due to its affiliation with the Adviser, no independent review of the Company will be made by the Dealer Manager in connection with the distribution of our shares in our private offering.
Affiliated Business Development Companies and Registered Investment Companies
Notwithstanding the above, affiliates of the Adviser currently serve as investment adviser to certain investment companies that have elected to be regulated as business development companies (“BDCs”) under the Investment Company Act and investment companies that are registered under the Investment Company Act (together with the Blue Owl BDCs, the “Regulated Funds”). For purposes of the Investment Company Act, the Company is considered an affiliate of the Regulated Funds. The Regulated Funds may, to the extent their investment objectives overlap, co-invest with the Company, but are prohibited under the Investment Company Act from participating in certain transactions with their affiliates absent an exemptive order from the SEC. The SEC staff granted such an exemptive order to the Regulated Funds, the Adviser, and certain future affiliated funds, pursuant to which the Regulated Funds are permitted to co-invest in portfolio companies with certain affiliated funds, including the Company, in a manner consistent with the relevant Regulated Funds’ investment objective, positions, policies, strategies, and restrictions as well as regulatory requirements and other pertinent factors, and subject to compliance with certain conditions. Given the election of such affiliates to be regulated as a BDC or to register under the Investment Company Act, there could be certain restrictions or limitations on the Company’s ability to co-invest with an affiliated Regulated Fund or on the Company’s ability to conduct transactions with portfolio companies of an affiliated Regulated Fund.
The Adviser’s Actions on Behalf of its Other Blue Owl Accounts
The Adviser and its affiliates may manage assets for other investment funds and accounts. Actions taken by the Adviser or its affiliates on behalf of such investment funds and accounts could be adverse to the Company and the Company’s investments, which could harm the Company’s performance. For example, the Company could, in certain cases, invest in the same assets as other investment funds or accounts managed by the Adviser and its affiliates, and, in certain cases, the Company’s investments could include different obligations or levels of the capital structure of the same asset in which another investment fund or account invests. Decisions made with respect to the securities held by one such other investment fund or account could cause (or have the potential to cause) harm to the different class of securities held by another such investment fund or account (including the Company).

Relationship with Blue Owl
The relationship with the other businesses of Blue Owl could create conflicts in the operation and management of the Blue Owl Real Assets business and result in the principals devoting time to the Blue Owl business that would not otherwise have been required. The principals of Blue Owl Real Assets could be required to devote a material portion of their time to the business and operations of Blue Owl, including with respect to compliance, public company investor relations and other matters. The allocation of that time to the affairs of Blue Owl could limit the ability of Blue Owl Real Assets individuals to devote time to the investment program of the Company and could adversely affect the investment performance of the Company.
Employees of Blue Owl could be incentivized to favor actions that result in the appreciation of Blue Owl stock, which may not be aligned with the returns of the Company. Certain members of the investment team have received and hold interests in Blue Owl or its affiliates, in addition to cash and carried interest. Certain arrangements have also been established as part of the business combination. Each of these could create an incentive for certain persons to favor the Blue Owl business. The investment team is required to and are expected to manage the Company in a manner that complies with their duties and to cause the Company to fulfill its contractual obligations to its shareholders. Subject to the foregoing, however, as a result of the ongoing ownership in Blue Owl, those individuals could also be incentivized to take actions to favor the appreciation of Blue Owl stock. While the growth of the Blue Owl business is generally expected to align with the performance of the Company, the performance of Blue Owl is expected to be heavily influenced by the growth of Blue Owl’s assets under management and to a lesser extent the investment performance of the Company. Although the interests of the investment team generated by the Company are expected to align their interests with those of the Company, Blue Owl’s combined business strategy and their interests in Blue Owl could give rise to potential conflicts of interest with respect to the investment advice they provide to the Company and the development of the Blue Owl business. There can be no assurance that Blue Owl will successfully develop and implement structures that successfully balance such incentives.
Overlapping Investments with Other Blue Owl Accounts
Other investment funds or accounts managed by the Adviser or its affiliates could invest, hold or otherwise acquire positions in portfolio investments in which the Company invests or has invested (or the customer(s) thereof), subject to applicable law. Similarly, the Company could invest, hold or otherwise acquire positions in portfolio investments in which such other investment funds or accounts already hold investments. In addition, the Company could enter into sale-leaseback transactions with portfolio companies of Other Blue Owl Accounts, or could lease property to customers who also lease property owned by such Other Blue Owl Accounts (including as the result of a sale-leaseback transaction) or in which Other Blue Owl Accounts have equity, debt or other customer relationships.
Accordingly, the Adviser and its funds could, in certain situations, invest in different parts of the capital structure of a company or other asset, or have different commercial relationships with a company or other asset, in which the Company invests (including potential joint investments by the Company’s and Adviser’s funds in the same transaction, in which the Adviser is permitted to allocate each fund preferred and common classes of interests in its discretion). The interests of the Company and such Blue Owl funds will not always be aligned, which could give rise to actual or potential conflicts of interest, or the appearance of such conflicts of interest. Actions taken for the Company could be adverse to Blue Owl or other investments funds it manages, or vice versa. Where Blue Owl, its affiliates, or its investment funds, including the Company, invest in different parts of the capital structure or have different commercial relationships with of a portfolio investment, their respective interests could diverge significantly in the case of financial distress of the investment, including whether to enforce claims and whether to initiate restructuring or liquidation inside or outside of bankruptcy, and the terms of any workout or restructuring. For example, one vehicle could hold common equity securities of an investment and another vehicle could purchase convertible debt securities or preferred interests in such investment. Questions could arise as to whether payment obligations and covenants at the portfolio investment level should be enforced, modified or waived, or whether debt should be refinanced or restructured. The fact that one investment vehicle’s interests sit higher in a company’s waterfall, that another vehicle rents properties with more favorable attributes to the same customer, or the stage of maturity of each investment vehicle (i.e., how close to the end of the vehicle’s life it may be) also could impact decision-making regarding potential sales processes, including what valuation to target and whether an exit should be pursued. If additional capital is necessary as a result of financial or other difficulties, or to finance growth or other opportunities, investment vehicles may or may not provide such additional capital and, if provided, each investment vehicle generally will supply such additional capital in such amounts, if any, as determined by the Adviser or its affiliates in their sole discretion. Because of the different legal rights associated with debt and equity of the same portfolio investment (including any security or collateral associated with such interest), the Adviser and its affiliates could face a conflict of interest in respect of the advice given to, and the actions taken on behalf of, the Company versus an Other Blue Owl Account (e.g., the terms of debt or debt-like instruments, the enforcement of covenants, the terms and recapitalizations and the resolution of workouts or bankruptcies). In addition, there can be no assurance that the terms of or the return on the Company’s investment will be equivalent to or better than the terms of or returns obtained by Blue Owl or its other investment funds participating in the transaction, and the yield payable with respect to common and preferred securities in a transaction may differ. The Adviser’s ability to implement the Company’s strategies effectively could be limited to the extent that contractual obligations entered into in respect of investments made by Blue Owl impose restrictions on the Company engaging in transactions that the Adviser may otherwise be interested in pursuing.
Where multiple Other Blue Owl Accounts invest in the same company or enter into transactions with a common counterparty (including potential customers) at different times, the first Other Blue Owl Account to invest typically will bear a higher level of diligence and transaction fees, costs and expenses than later Other Blue Owl Accounts; similarly, to the extent a transaction does not proceed, the first Other Blue Owl Account to invest typically will bear the full amount of broken-deal expenses and diligence costs relating to the transaction or counterparty, as applicable, regardless of whether Other Blue Owl Accounts could or would have invested in the company in potential future transactions. Interests purchased by a later-investing investment vehicle may have more attractive terms and conditions than the interests issued to the earlier investment vehicle and may be higher in the capital structure than those held by the earlier vehicle.
In connection with any investment in which any Other Blue Owl Account also participates, the Adviser reserves the right to make independent decisions regarding recommendations of when the Company, as compared to any Other Blue Owl Account, should purchase and sell investments. As a result, the Company could purchase an investment at a time when a separate Other Blue Owl Account is selling the same or a similar investment, or vice versa. Conflicts of interest will also arise in situations where the Company (i) makes an equity or other subordinated investment in a portfolio investment that has issued, is issuing or subsequently issues a debt instrument or other senior security to an Other Blue Owl Account or (ii) purchases securities, the proceeds of which are used by a portfolio investment to repay a loan to the portfolio entity from an Other Blue Owl Account. If a portfolio investment in which the Company and an Other Blue Owl Account hold different classes of securities (e.g., in different levels of the capital structure) encounters financial problems, decisions over the terms of any workout will raise conflicts of interest (including conflicts over proposed waivers and amendments to debt covenants).
Overlapping investing also raises the risk of using the assets of the Company to support the portfolio of Other Blue Owl Account(s), which action might be motivated by a desire by Blue Owl to attempt to reduce the potential clawback liability of an affiliate of the Adviser or Blue Owl (and therefore the guarantor liability of the ensuing carry recipients). In determining whether to make an overlapping investment and upon what terms, Blue Owl will act in accordance with Blue Owl’s applicable investment allocation policies and procedures, which may be amended from time to time.
Cross-transactions
From time to time, subject to applicable law and the Adviser’s policies, the Adviser could seek to effect a purchase or sale of an investment (a “cross-transaction”) between the Company and one or more Other Blue Owl Accounts (for example, where such investment is bridged by the Company or such other investment fund or account as permitted pursuant to the relevant limited partnership agreements). Such transactions will generally require the consent of the Board of Trustees under the Declaration of Trust. In such a transaction, in the absence of the participation of other buyers or other sellers alongside the Company or the Other Blue Owl Accounts, as applicable, the relevant assets would be disposed of at a purchase price and on terms negotiated entirely by Blue Owl on both sides of the transaction. The Adviser may also seek to mitigate any potential conflicts of interest in these transactions in certain instances by, for example, obtaining a third-party valuation of the applicable assets or seeking offers to purchase the applicable assets from third parties.

Separate Accounts
Blue Owl and its personnel manage assets for one or more advisory clients through a fund-of-one, joint venture or separate account or similar arrangement employing an investment strategy investing in parallel with, or similar to, the strategy of the Company. Such arrangements could afford those clients different terms than shareholders of the Company with respect to fees and expenses, subscription, withdrawal and redemption rights and the content and frequency of reports. Advisory clients that have been granted additional access to portfolio information or enhanced transparency could be able to make investment decisions based on information and at times not generally available to other investors, including Company shareholders. Any such investment decisions made by these advisory clients on the basis of such information could adversely affect the market value of the Company’s portfolio and therefore the value of the Company’s shares.
Intangible Benefits
In connection with its services to the Company and its investments, the Adviser, its affiliates and personnel expect to receive the benefit of certain tangible and intangible benefits. For example, in the course of the Adviser’s operations, including research, due diligence, investment monitoring, operational improvements and investment activities, the Adviser and its personnel expect to receive and benefit from information, “know-how,” experience, analysis and data relating to Company or investment (as applicable) operations, terms, trends, market demands, customers, vendors and other metrics (collectively, “Adviser Information”). In many cases, the Adviser Information will include tools, procedures and resources developed by the Adviser to organize or systematize Adviser Information for ongoing or future use. Although the Adviser expects the Company and its investments generally to benefit from the Adviser’s possession of Adviser Information, it is possible that any benefits will be experienced solely by other or future funds or investments (or by the Adviser and its affiliates) and not by the Company or investment from which Adviser Information was originally received. Adviser Information will be the sole intellectual property of the Adviser and solely for the use of the Adviser. The Adviser reserves the right to use, share, license, sell or monetize Adviser Information, without offset to management fees, and the Company or investment will not receive any financial or other benefit of such use, sharing, licensure, sale or monetization. Additionally, expenses relating to the Company or its investments are expected to be charged using credit cards or other widely available third-party rewards programs that provide airline miles, hotel stays, travel rewards, traveler loyalty or status programs, “points,” “cash back,” rebates, discounts and other arrangements, perquisites and benefits under the available terms of such reward programs. Such terms are expected to vary from time to time, and any such rewards (whether or not de minimis or difficult to value) generally will inure to the benefit of the personnel participating in the rewards program, rather than the investments, the Company or its investors; no such rewards will offset management fees. Further, from time to time the Adviser or its affiliates and personnel and persons selected by them expect to receive the benefit of “friends and family” and similar discounts from portfolio investments of the Company or Other Blue Owl Accounts under which such portfolio investments make their goods or services available at reduced rates.
Asset-Based Property Management Fees
From time to time, the Adviser or its affiliates that are part of the Adviser’s business enter into asset-based property management fee arrangements for Other Blue Owl Accounts. For example, in instances where an Other Blue Owl Account invests in issuers of asset-backed securities, its manager or an affiliate will generally be appointed as a property manager and receive an annual asset-based fee paid monthly, calculated on either (i) the lower of the allocated loan amount of each property and the collateral value of all properties held by the relevant master trust, or (ii) the gross cost of all properties held by the relevant master trust; although these fees may differ across Other Blue Owl Accounts. As a result of these asset-based property management fee arrangements, the Adviser and such affiliates encounter certain conflicts of interest. The Adviser or such affiliates receive asset-based fees from Other Blue Owl Accounts that invest in issuers of asset-backed securities (“ABS Funds”). Generally, the assets and initial equity of such ABS Fund will be contributed by one or more Other Blue Owl Accounts as a refinancing mechanism and investment opportunities will not be offered directly to such ABS Funds through any other means, mitigating the conflict of interest which would arise regarding favoritism in investment allocation based on fee structure. However, a conflict of interest exists wherein the Adviser or its affiliates that are part of the Adviser’s business are incentivized to pursue such a refinancing mechanism in order to incur an additional asset-

based fee. To mitigate this conflict, a pro-rata portion of the asset-based fees associated with ABS Funds is netted against the amounts payable to the Adviser or such affiliates by any contributing Other Blue Owl Account. Separately, when monetizing Company assets, the Adviser has an incentive to select transaction partners who are willing to negotiate ongoing asset-based property management fee agreements.
Material, Non-Public Information; Other Regulatory Restrictions
As a result of the investment management and related activities of Blue Owl, as well as investments made by Blue Owl for its own account, Blue Owl will from time to time acquire confidential or material non-public information and therefore be restricted from initiating certain transactions, which could affect the activities of the Company. Disclosure of such information to Blue Owl’s personnel responsible for the affairs of the Company will be on a need-to-know basis only, and the Company could not be free to act upon any such information. Therefore, the Company could not be provided access to material non-public information in the possession of Blue Owl which could be relevant to an investment decision to be made by the Company, and the Company could initiate a transaction or sell a portfolio investment which, if such information had been known to it, could not have been undertaken. If material, non-public information is disclosed to Blue Owl or an employee of, or other person affiliated with, Blue Owl, the Company could be prohibited by applicable securities laws or Blue Owl’s internal policies from acting upon such information, even if the persons actually in receipt of such information are not actively involved in the affairs of the Company. Due to these restrictions, the Company could not be able to initiate a transaction that it otherwise could have initiated and could not be able to sell an investment that it otherwise could have sold.
Similarly, anti-money laundering, anti-boycott and economic and trade sanction laws and regulations in the United States and other jurisdictions could prevent Blue Owl or the Company from entering into transactions with certain individuals or jurisdictions. OFAC and other governmental bodies administer and enforce laws, regulations and other pronouncements that establish economic and trade sanctions on behalf of the United States. Among other things, these sanctions could prohibit transactions with or the provision of services to, certain individuals or portfolio investments owned or operated by such persons, or located in jurisdictions identified from time to time by OFAC. Additionally, antitrust laws in the United States and other jurisdictions give broad discretion to the U.S. Federal Trade Commission, the U.S. Department of Justice and other U.S. and non-U.S. regulators and governmental bodies to challenge, impose conditions on, or reject certain transactions. In certain circumstances, antitrust restrictions relating to an Other Blue Owl Account’s acquisition of a portfolio company or other investment could preclude the Company from making an attractive investment or require it to sell all or a portion of certain portfolio investments (or vice versa).
As a result of any of the foregoing, the Company could be adversely affected because of Blue Owl’s inability or unwillingness to participate in transactions that could violate such laws or regulations, or by remedies imposed by any regulators or governmental bodies. Any such laws or regulations could make it difficult or could prevent the Company from pursuing investment opportunities, require the sale of part or all of certain portfolio investments on a timeline or in a manner deemed undesirable or could limit the ability of the Company or one or more portfolio investments from conducting their intended business in whole or in part. Consequently, there can be no assurance that the Company will be able to participate in all potential investment opportunities that fall within its investment objectives.
Lack of Separate Representation; No Representation of Investors
Simpson Thacher & Bartlett LLP, counsel to the Company, also represents the Adviser. Simpson Thacher & Bartlett LLP’s representation of the Adviser and the Company is limited to specific matters as to which it has been consulted by the Adviser or the Company. There may exist other matters which could have a bearing on the Company or the Adviser as to which Simpson Thacher & Bartlett LLP has not been consulted.
In the course of advising the Adviser or the Company, there are times when the interests of the shareholders may differ from those of the Company or the Adviser with respect to a particular issue. Simpson Thacher & Bartlett LLP does not represent the interests of shareholders in resolving those issues. In connection with our private offering and subsequent advice to the Company, neither Simpson Thacher & Bartlett nor any other law firm retained by the

Adviser is representing the shareholders or any other prospective investor. Accordingly, prospective investors are strongly urged to consult their tax and legal advisors with respect to the tax and other legal aspects of an investment in the Company and the transactions contemplated hereby and with specific reference to their own personal financial and tax situation.
Other Conflicts
The Adviser and the Company will generally engage common legal counsel and other advisors in a particular transaction, including a transaction in which there are conflicts of interest. Members of the law firms engaged to represent the Company could be investors in the Company and could also represent one or more of the companies/customers or investors involved in the Company’s investment program. In the event of a significant dispute or divergence of interest between the Company, the Adviser or its affiliates, the parties will at times engage separate counsel in the sole discretion of the Adviser and its affiliates, and in litigation and other circumstances separate representation will occasionally be required. Additionally, the Adviser and its affiliates and the Company and the companies/customers involved in the Company’s investment program will at times engage other common service providers (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants, and investment or commercial banking firms). Such advisors and service providers may be investors in the Company, affiliates of the Adviser and its affiliates or sources of investment opportunities and co-investors or counterparties therewith. In certain circumstances, the law firm or service provider may charge varying rates or engage in different arrangements for services provided to the Adviser and its affiliates and the Company. This may result in the Adviser or its affiliates receiving a more favorable rate on services provided to it by such a common service provider than those payable by the Company, or the Adviser or its affiliates receiving a discount on services even though the Company receives a lesser, or no, discount. This creates a conflict of interest between the Adviser and its affiliates, on the one hand, and the Company on the other hand, in determining whether to engage such service providers, including the possibility that the Adviser will favor the engagement or continued engagement of such persons if it receives a benefit from such service providers, such as lower fees, that it would not receive absent the engagement of such service providers by the Company.
Certain advisors and other service providers to the Company, or certain entities in which the Company has an investment, may also provide goods or services to, or have business, personal, financial or other relationships with, the Adviser or the Company’s affiliates. These relationships may influence the Adviser or its affiliates in deciding whether to select or recommend such service providers to perform services for the Company. The Adviser will generally select a Company’s service providers and will determine the compensation of such providers without review by or consent of the Company’s investors. To the extent allowable under its governing documents, the Company, regardless of the relationship to the Adviser and its affiliates of the person performing the services, will generally bear the fees, costs and expenses related to such services. This may create an incentive for the Adviser or its affiliates to select service providers based on the potential benefit to the Adviser and its affiliates rather than the Company.
From time to time, the Adviser and its affiliates may engage and retain senior or special advisors, advisors, consultants, and other similar professionals who may be listed on the Adviser’s website or other collateral materials but are independent industry executives and not employees or affiliates of the Adviser and who receive payments from the Company. In such circumstances, such fees or other compensation earned by such persons will be retained by them and will not be deemed to be earned by the Adviser and its affiliates. Such amounts will not be subject to any offset or sharing arrangements and will not benefit the Company or investors.
By subscribing for shares of the Company, investors will be deemed to have consented to the allocation of these benefits other than to the Company, including to the Adviser and its affiliates and other clients, and to have acknowledged the conflict of interest that arises from engaging such counterparties.
Other Considerations
No Independent Advice
The terms of the agreements and arrangements under which the Company is established and will be operated have been or will be established by Blue Owl and are not the result of arm’s-length negotiations or representations of shareholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in the Company.
Certain Business Relationships
Certain of our expected trustees and officers are directors, officers or employees of the Adviser.
Trustee Independence
Our Declaration of Trust will define an independent trustee as a trustee who (a) is not an officer or employee of the Company, any subsidiary of the Company, or the Adviser or its affiliates, (b) the Board of Trustees affirmatively determines has no material relationship with the Company and (c) otherwise satisfies the director independence tests provided for in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as may be amended from time to time.
Promoters and Certain Control Persons
The Adviser may be deemed a promoter of the Company. We intend to enter into the Advisory Agreement with the Adviser. The Adviser, for its services to us, will be entitled to receive management fees in addition to the reimbursement of certain expenses. The Special Limited Partners will also be entitled to receive the performance participation allocation, as described herein. In addition, under the Advisory Agreement and Declaration of Trust, we expect, to the extent permitted by applicable law, to indemnify the Adviser and certain of their affiliates. See “Item 1(c). Description of Business.”
ITEM 8     LEGAL PROCEEDINGS
Neither we, the Adviser, nor Blue Owl are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us, the Adviser or Blue Owl. From time to time, we, the Adviser or Blue Owl may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. We may also be subject to regulatory proceedings. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.
ITEM 9     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
Market Information
Our outstanding shares will be offered and sold in transactions exempt from registration under Section 4(a)(2) of the Securities Act, Regulation D, or Regulation S thereunder and any applicable state securities laws. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our shares currently, nor can we give any assurance that one will develop.
Because our shares are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our shares may not be sold or transferred (i) except as permitted under the Declaration of Trust and (ii) unless the shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the shares unless and until we accept their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the shares.
Holders
As of June 30, 2025, there was one holder of record of our common shares.

Calculation and Valuation of Net Asset Value
Our NAV for each class of shares is determined by the Adviser based on the net asset values of our investments (including Debt Investments and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the allocation/accrual of any performance participation to the Special Limited Partners, and will also include the deduction of any ongoing servicing fees specifically applicable to such class of shares, in all cases as described below.
Our Board of Trustees, including a majority of our expected Independent Trustees, is expected to adopt valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are intended to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies related to investments in real property and Debt Investments (as described below) with the Adviser and our Board of Trustees at least annually. From time to time, our Board of Trustees, including a majority of our expected Independent Trustees, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.
The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities as described below and will likely differ from the book value of our equity reflected in our financial statements. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we expect to adopt a model, as explained below, that adjusts the value of our assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. The Adviser will calculate the fair value of our real estate properties based on factors it considers relevant, such as data obtained from the Adviser’s experience in the market, the most recent values provided by third-party independent appraisers, and input from brokerage firms or real estate consulting professionals. The Adviser may retain additional third parties to assist with our valuations of certain investments. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. While we believe our NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires we calculate NAV in a certain way. As a result, other REITs may use different methodologies or assumptions to determine NAV. In addition, NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. Shareholders should not consider NAV to be equivalent to shareholders’ equity or any other GAAP measure.
Our Independent Valuation Advisor
With the expected approval of our Board of Trustees, including a majority of our expected Independent Trustees, we expect to engage a nationally recognized independent valuation firm to serve as our independent valuation advisor with respect to our real properties and certain real estate debt securities. The Adviser, with the expected approval of our Board of Trustees, including a majority of our expected Independent Trustees, may engage additional independent valuation advisors in the future as our portfolio grows. While our independent valuation advisor reviews for reasonableness the assumptions, methodologies and valuation conclusions applied by the Adviser for our property and certain Debt Investments and other securities valuations as set forth in our valuation guidelines, our independent valuation advisor is not responsible for, and does not calculate, our NAV. The Adviser is ultimately and solely responsible for the determination of our NAV.
Our independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by a majority vote of our Board of Trustees, including a majority of our expected Independent Trustees. Our independent valuation advisor will discharge its responsibilities in accordance with our valuation guidelines.

We expect to agree to pay fees to our independent valuation advisor upon its delivery to us of its review reports. We also expect to agree to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.
Additional Valuation Information
Our Board of Trustees will not be involved in the monthly valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our NAV per share for each class of shares will be calculated by State Street based on a final valuation provided by the Adviser (as described further below), and such calculation will be reviewed and confirmed by the Adviser. Based in part on these valuations and third-party appraisals (which we do not presently expect to be reviewed by the independent valuation advisor), the Adviser will render a final valuation in order for State Street to calculate our NAV. The appraisals for our property investments performed by independent third-party appraisal firms will be one of several components considered by the Adviser in determining the value of our properties that will be used when State Street calculates our NAV per share for each class of shares.
Our independent valuation advisor and certain of the independent third-party appraisers are expected to provide real estate appraisal, appraisal management, and real estate valuation advisory services to the Adviser and its affiliates and are expected to receive fees in connection with such services. Our independent valuation advisor and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for the Adviser and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation advisor or the applicable appraiser as certified in the applicable appraisal report.
Valuation of Investments
Consolidated Properties
For the purposes of calculating our monthly NAV, our properties will generally be valued using the income capitalization approach (direct capitalization or discounted cash flows), subject to any variation pursuant to our valuation guidelines. In accordance with GAAP, we determine whether the acquisition of a property qualifies as an asset acquisition or business combination. We capitalize acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.
Each property will be valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Properties purchased or treated as a portfolio may be valued as a single asset. Each third-party appraisal will be performed in accordance with the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted, with review and positive assurance provided by our independent valuation advisor. Upon conclusion of the appraisal, the independent third-party appraisal firm will prepare a written report with an estimated range of gross market value of the property. Concurrent with the appraisal process, the Adviser will value each property and, taking into account the appraisal, among other factors, determine the appropriate valuation within the range provided by the independent third-party appraisal firm. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute) or similar designation or, for international appraisals, a public or other certified expert for real estate valuations. We believe our policy of obtaining appraisals by independent third parties will meaningfully enhance the accuracy of our NAV calculation. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with our valuation guidelines.
Our properties will be valued monthly, based on current material market data and other information deemed relevant, with review and positive assurance provided by our independent valuation advisor. When an annual appraisal is received, our valuations will fall within the range of the third-party appraisal; however, updates to valuations thereafter may be outside of the range of values provided in the most recent third-party appraisal. Although monthly reviews of each of our real property valuations will be performed by our independent valuation advisor, such reviews are based on asset and portfolio level information provided by the Adviser, including historical or forecasted operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures, the then-most recent annual third-party appraisals, and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor.
The Adviser will monitor our properties for events that the Adviser believes may be expected to have a material impact on the most recent estimated values of such property and will notify our independent valuation advisor of such events. If, in the opinion of the Adviser, an event becomes known to the Adviser (including through communication with our independent valuation advisor) that is likely to have any material impact on previously provided estimated values of the affected properties, the Adviser may adjust the valuation of such properties, subject to the review and positive assurance provided by our independent valuation advisor. If deemed appropriate by the Adviser or our independent valuation advisor, any necessary adjustment will be determined as soon as practicable. Annual appraisals may also trigger an adjustment in the value of a property when received.
For example, a valuation adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly owned property to change materially. Valuation adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by the Adviser or our independent valuation advisor which may impact more than a specific property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.
In general, we expect that any adjustments to appraised values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Adviser. However, rapidly changing market conditions or material events may not be immediately reflected in our monthly NAV. The resulting potential disparity in our NAV may be detrimental to shareholders whose shares are repurchased or new purchasers of our common shares, depending on whether our published NAV per share for such class is overstated or understated.
Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect to use the income capitalization approach (direct capitalization or discounted cash flows) as the primary methodology to value properties, and we generally expect to use the discounted cash flow method more frequently than the direct capitalization method. In the direct capitalization method, a capitalization rate is applied to the forward 12 months net operating income of each property to derive fair market value. In the discounted cash flow methodology a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property by the assumed new buyer’s normalized weighted average cost of capital for the subject property. Consistent with industry practices, the income approach may incorporate subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area.
The replacement cost approach relies on the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. Because the appraisals are performed by independent third-party appraisal firms, the Adviser’s determination of the appropriate valuations for our properties based on the range of values provided in such reports and any subsequent updates to the valuation of our properties made by the Adviser involve subjective judgments, the estimated fair value of our assets that will be included in our NAV may not reflect the liquidation value or net realizable value of our properties.

In conducting their investigations and analyses, our independent valuation advisor and other independent third-party appraisal firms will take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical or forecasted operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for providing positive assurance, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. Our independent valuation advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of our management and the Adviser, and will rely upon the Adviser to advise our independent valuation advisor promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.
In performing their analyses, the Adviser, our independent valuation advisor and other independent third-party appraisal firms will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor and other independent third-party appraisal firms will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s review, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s review and conclusions. Our independent valuation advisor’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of our real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.
Pursuant to our expected valuation services agreement with our independent valuation advisor, each individual appraisal report for our assets will be addressed solely to us to assist the Adviser in calculating our NAV. The appraisal reports relating to our properties will not be addressed to the public, will not contain any conclusion regarding our NAV and may not be relied upon by any other person to establish an estimated value of our common shares and will not constitute a recommendation to any person to purchase or sell any common shares. In preparing appraisal reports, independent third-party appraisal firms will not be requested to solicit third-party indications of interest for our common shares or any of our properties in connection with possible purchases thereof or the acquisition of all or any part of us.
The Adviser’s valuation of each other investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by our independent valuation advisor or appraised. State Street will then incorporate such adjusted valuations into our NAV, which will then be reviewed and confirmed by the Adviser.
Unconsolidated Properties Held Through Joint Ventures
Unconsolidated properties held through joint ventures generally will be valued in a manner that is consistent with the guidelines and standards described above for consolidated properties, except that portfolios of unconsolidated properties may be classified in groups based on certain factors, including property status (e.g., vacant, operating), type of property (e.g., retail, manufacturing), regional location of property, and remaining lease term. The independent valuation advisor will provide positive assurances on the values of a portion of the properties in each group of such an unconsolidated portfolio each month, with each property receiving a positive assurance from the independent valuation advisor on an annual basis or more frequently. In addition, annual third-party appraisals will be performed on all properties in each group of such an unconsolidated portfolio each year.
Once we determine the fair value of any other assets and liabilities of the joint venture, the value of our interest in the joint venture will then be determined by the Adviser using a hypothetical liquidation calculation to value our interest in the joint venture, which is a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.
Valuation of Debt Investments and Other Securities
In general, Debt Investments and other securities will be valued by the Adviser based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.
Readily available market quotations
Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of our Debt Investments and other securities. When reliable market quotations for Debt Investments and other securities are available from multiple sources, the Adviser will use generally use the quotation that is most likely to be executable. However, to the extent that one or more of the quotations received is determined in good faith by the Adviser to not be reliable, the Adviser may disregard such quotation . Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.
No readily available market quotations
If market quotations are not readily available (or are otherwise not reliable for a particular investment), the fair value will be determined in good faith by the Adviser. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations).
Certain investments, such as mortgages, mezzanine loans, preferred equity or private company investments, are unlikely to have market quotations.
In the case of loans acquired by us, such initial value will generally be the acquisition price of such loan. In the case of loans originated by us, such initial value will generally be the par value of such loan. Each such investment will then be valued by the Adviser within the first full month after we make such investment and no less frequently than monthly thereafter in accordance with the procedures set forth in the immediately following paragraph.
To conduct its initial monthly valuations of such loan investments, the Adviser will initially determine if there is adequate collateral real estate value supporting such investments and whether the investment’s yield approximates market yield. If the market yield is estimated to approximate the investment’s yield, then such investment is valued at its par value. If the market yield is not estimated to approximate the investment’s yield, the Adviser will project the expected cash flows of the investment based on its contractual terms and discount such cash flows back to the valuation date based on an estimated market yield.
Market yield will be estimated as of each monthly valuation date based on a variety of inputs regarding the collateral asset(s) performance, local/macro real estate performance, and capital market conditions, in each case as determined in good faith by the Adviser. These factors may include: purchase price/par value of such Debt Investments or other difficult to value securities; debt yield, capitalization rates, loan-to-value ratio, and replacement cost of the collateral asset(s); borrower financial condition, reputation, and indications of intent (e.g., pending repayments, extensions, defaults, etc.); and known transactions or other price discovery for comparable debt investments. In the absence of collateral real estate value supporting such securities, the Adviser will consider the residual value to its securities, following repayment of any senior debt or other obligations of the collateral asset(s). For each month that the Adviser does not perform a valuation of such investments, it will review such investment to confirm that there have been no significant events that would cause a material change in value of such investment. Our independent valuation advisor will generally review and confirm the reasonableness of the valuation of certain of our Debt Investments without readily available market quotations or other observable inputs upon the Adviser’s initial valuation of such investment and each month thereafter as applicable.
Our Board of Trustees expects to delegate to the Adviser the responsibility for monitoring significant events that may materially affect the values of our Debt Investments and other securities investments and for determining whether the value of the applicable investments should be re-evaluated in light of such significant events. Except as otherwise provided in our valuation guidelines, the valuation of our Debt Investments and other securities will not be reviewed by our independent valuation advisor or appraised.
Liabilities
We will include the fair value of our liabilities as part of our NAV calculation. We expect that these liabilities will include the fees payable to the Adviser and the Dealer Manager, any accrued performance participation allocation to the Special Limited Partners, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities related to ongoing servicing fees will be allocable to a specific class of shares and will only be included in the NAV calculation for that class, as described below. Our debt will be valued at fair value in accordance with GAAP. For purposes of calculating our NAV, the organization and offering expenses paid by the Adviser through the first anniversary of the date of the first close the Company will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse the Adviser for these costs. The Adviser’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure will not be reviewed by the independent valuation advisor or appraised.
NAV and NAV Per Share Calculation
Our NAV will be calculated for each of these classes by State Street. Our Board of Trustees, including a majority of our Independent Trustees, may replace State Street with another party, including the Adviser, if it is deemed appropriate to do so. The Adviser is solely responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by State Street.
Each class will have an undivided interest in our assets and liabilities, other than class-specific ongoing servicing fees. In accordance with the valuation guidelines, State Street will calculate our NAV per share for each class as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of our properties based in part upon individual appraisal reports provided periodically by third-party independent valuation firms, as finally determined and updated monthly by the Adviser, with review and confirmation for reasonableness by our independent valuation advisor, (2) our Debt Investments and other securities for which third-party market quotes are available, (3) our other Debt Investments and other securities, and (4) our other assets and liabilities. Because ongoing servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, the NAV per share for our share classes may differ. OP Units will be valued in the same fashion. Our valuation procedures include the following methodology to determine the monthly NAV of the Operating Partnership and the units. The Operating Partnership has classes of units that are each economically equivalent to our corresponding classes of shares.
Accordingly, on the last day of each month, the NAV per OP Unit of such units equals the NAV per share of the corresponding class. To the extent the Operating Partnership has classes of units that do not correspond to a class of our shares, such units will be valued in a manner consistent with these guidelines. The NAV of the Operating Partnership on the last calendar day of each month equals the sum of the NAVs of each outstanding OP Unit on such day.
Our NAV for each class of shares will be based on the net asset values of our investments (including Debt Investments and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any performance participation to the Special Limited Partners and the deduction of any ongoing servicing fees specifically applicable to such class of shares). At the end of each month, before taking into consideration repurchases or class-specific expense accruals for that month, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV plus issuances of shares that were effective on the first calendar day of such month. The NAV calculation will be available on or around the 15th calendar day after the end of the applicable month.
Changes in our monthly NAV will include accruals of our net portfolio income, interest expense, the management fee, any accrued performance participation, distributions, unrealized/realized gains and losses on assets, any applicable organization and offering expenses, and any expense reimbursements. Changes in our monthly NAV will also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Adviser may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing our assets and liabilities and calculating our NAV for a particular month. On an ongoing basis, the Adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.
Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), and the deduction of any other liabilities, State Street will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common shares and accruals of class-specific ongoing servicing fees. For each applicable class of shares, the ongoing servicing fee is calculated as a percentage of the aggregate NAV for such class of shares. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay any distribution to our shareholders of record of each class as of the record date. NAV per share for each class will be calculated by dividing such class’s NAV at the end of each month by the number of shares outstanding for that class at the end of such month.
The combination of the Class S NAV, Class D NAV, Class I NAV and Class E NAV will equal the aggregate net asset value of our assets, which will consist almost entirely of the value of our interest in the Operating Partnership, less our liabilities, including liabilities related to class-specific ongoing servicing fees. The value of our interest in the Operating Partnership will be equal to the excess of the aggregate NAV of the Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if the Operating Partnership were liquidated. The aggregate NAV of the Operating Partnership is the excess of the value of the Operating Partnership’s assets (including the fair value of its properties, Debt Investments and other securities, cash and other investments) over its liabilities (including the fair value of its debt, any declared and accrued unpaid distributions, any accrued performance participation allocation and the expenses attributable to its operations). The Adviser will calculate the fair value of the assets and liabilities of the Operating Partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.
Net portfolio income and unrealized/realized gains on assets and liabilities for any month will be allocated proportionately among the share classes according to the NAV of the classes at the beginning of the month.
Relationship between NAV and Our Transaction Price and Repurchase Price
Purchases and repurchases of our common shares will not be made based on the current NAV per share of our common shares at the time of purchase or repurchase. Generally, our transaction price per share will equal the NAV per share of the applicable class as of the last calendar day of the immediately preceding month and the repurchase price will equal the NAV per share of the applicable class as of the last calendar day of the first month of the calendar quarter. Although the transaction price will generally be based on our NAV per share as of the last calendar day of the immediately preceding month and the repurchase price will generally be based on the NAV per share of the applicable class as of the last calendar day of the first month of the calendar quarter, such NAV may be significantly different from the current NAV per share of the applicable class of shares of beneficial interest as of the date on which your purchase or repurchase occurs.
In addition, we may offer or repurchase shares at a price that we believe reflects the NAV per share of such shares more appropriately than the NAV per share of the applicable class as of the last calendar day of the prior month or the NAV per share of the applicable class as of the last calendar day of the first month of the calendar quarter (as applicable) (including by updating a previously available transaction price) or suspend our offering or our share repurchase plan in cases where we believe there has been a material change (positive or negative) to our NAV per share since the end of the prior month or as of the last calendar day of the first month of the calendar quarter (as applicable). In cases where our transaction price or repurchase price is not based on the NAV per share of the prior month or as of the last calendar day of the first month of the calendar quarter, respectively, the offering price and repurchase price will not equal our NAV per share as of any time. The Adviser may determine whether a material change has occurred to our NAV per share since the end of the prior month or as of the last calendar day of the first month of the calendar quarter (as applicable) and whether to set a transaction price or repurchase price that differs from the NAV per share of the prior month or as of the last calendar day of the first month of the calendar quarter (as applicable), and in such cases, has discretion over what such transaction price or repurchase price will be.
We will provide notice of the transaction price when available on our website and directly to the financial intermediaries that participate in our private offering, and such financial intermediaries will in turn communicate such transaction price to applicable investors in accordance with the financial intermediary’s policies and procedures. To obtain information regarding our transaction price or repurchase price, shareholders should contact their financial advisors.
Limits on the Calculation of Our NAV Per Share
The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of our properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties (and other assets and liabilities). Any resulting potential disparity in our NAV per share may be in favor of shareholders whose shares are repurchased, existing shareholders or new purchasers of our common shares, as the case may be, depending on the circumstances at the time (for cases in which our transaction price is based on NAV). See “Item 1A. Risk Factors—Valuations and appraisals of our real estate and Debt Investments are estimates of fair value and may not necessarily correspond to realizable value,” “—Our NAV per share amounts may change materially if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month” and “—It may be difficult to reflect, fully and accurately, material events that may impact our monthly NAV.”
Additionally, while the methodologies and procedures contained in our valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), our ability to calculate NAV may be impaired or delayed, including circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which we may rely upon in determining the monthly value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Adviser’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of our investment, alternative methodologies may be applied, provided that the Adviser must notify our Board of Trustees at the next scheduled board meeting of any alternative methodologies utilized and their impact on the overall valuation of our investment. Notwithstanding the foregoing, our Board of Trustees may suspend the offering or our share repurchase plan if it determines that the calculation of our NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.
We will not include any discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to modify or suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV will not be derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:
•a shareholder would be able to realize the NAV per share for the class of shares a shareholder owns if the shareholder attempts to sell its shares;
•a shareholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our Company;
•our common shares would trade at their NAV per share on a national securities exchange;
•a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares; or
•the NAV per share would equate to a market price of an open-ended real estate fund.
Distribution Policy
See Item 11 “Description of Registrant’s Securities to be Registered - Distribution Policy.”
ITEM 10     RECENT SALES OF UNREGISTERED SECURITIES
Shares issued in connection with the Initial Capitalization on May 20, 2025 were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.
We are engaging in a continuous, unlimited private offering of our common shares to “accredited investors” (as defined in Rule 501 promulgated pursuant to the Securities Act) made pursuant to exemptions provided by Section 4(a)(2) of the Securities Act, Regulation D, or Regulation S thereunder and applicable state securities laws. As of the date of this Registration Statement, there have been no purchases under the continuous offering and Blue Owl Capital Holdings LP is our only shareholder.
ITEM 11     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
Description of our Shares
General
We were formed as a statutory trust under the laws of the State of Maryland. The rights of our shareholders are governed by Maryland law as well as our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our Board of Trustees. The following summary of the terms of our shares of beneficial interest is a summary of all material provisions concerning our shares of beneficial interest and you should refer to the Maryland Statutory Trust Act (the “MSTA”) and our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our Board of Trustees for a full description. The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Trust, Declaration of Trust, bylaws and certain policies adopted by our Board of Trustees.
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Under our Declaration of Trust, we have authority to issue an unlimited number of shares, including unlimited shares classified as Class S shares, unlimited shares classified as Class D shares, unlimited shares classified as Class I shares, unlimited shares classified as Class E shares, and an unlimited number of shares classified as preferred shares of beneficial interest, par value $0.01 per share.
Common Shares
Subject to the restrictions on ownership and transfer of our shares set forth in our Declaration of Trust and except as may otherwise be specified in our Declaration of Trust, shareholders are entitled to one vote per share on all matters voted on by shareholders. Subject to any preferential rights of any outstanding class or series of shares of beneficial interest and to the provisions in our Declaration of Trust regarding the restriction on ownership and transfer of our shares, shareholders are entitled to such distributions as may be authorized from time to time by our Board of Trustees (or a committee of the Board of Trustees) and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of our private offering, all shares issued in the private offering will be fully paid and non-assessable. Shareholders will not have preemptive rights, which means that shareholders will not have an automatic option to purchase any new shares that we issue.
Our Declaration of Trust also contains a provision permitting our Board of Trustees, without any action by our shareholders, to classify or reclassify any unissued shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares.
We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.
Class S Shares
Although no upfront selling commissions will be paid to the Company or the Dealer Manager with respect to Class S shares, if subscribers purchase Class S shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charges to 3.50% of the transaction price for each Class S share.
We will pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will retain the ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services (or, in the Dealer Manager’s discretion, convert the applicable shares to Class I shares).
No Upfront Sales Load is payable in respect of any Class S shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class S shares.
Class S shares will be available through brokerage and transaction-based accounts.
In certain arrangements made between the Dealer Manager and financial intermediaries, Class S shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees reach any agreed upon amount. The Dealer Manager also has the right to approve at its own discretion the ability for Class S shares to convert or exchange into an equivalent NAV amount of Class I shares under certain circumstances.

Class D Shares
Although no upfront selling commissions will be paid to the Company or Dealer Manager with respect to Class D shares, if subscribers purchase Class D shares through certain financial intermediaries, those financial intermediaries may directly charge subscribers transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charges to 1.50% of the net offering price for each Class D share.
We will pay the Dealer Manager an ongoing servicing fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares sold pursuant to our distribution reinvestment plan. The ongoing servicing fees are paid monthly in arrears. The Dealer Manager reallows (pays) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing shareholder services performed by such broker-dealers, and will retain the ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services (or, in the Dealer Manager’s discretion, convert the applicable shares to Class I shares).
No Upfront Sales Load are payable in respect of any Class D shares sold pursuant to our distribution reinvestment plan, but such shares will be charged the ongoing servicing fee payable with respect to all our outstanding Class D shares.
Class D shares will generally be available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, and (6) other categories of investors that we name in this Registration Statement.
In certain arrangements made between the Dealer Manager and financial intermediaries, Class D shares may be converted or exchanged into an equivalent NAV amount of Class I shares at the time in which their total transaction or other fees, including upfront placement fees or brokerage commissions and ongoing servicing fees reach any agreed upon amount. The Dealer Manager also has the right to approve at its own discretion the ability for Class D shares to convert or exchange into an equivalent NAV amount of Class I shares under certain circumstances.
Class I Shares
No Upfront Sales Load or ongoing servicing fees are paid for sales of any Class I shares.
Class I shares will generally be available for purchase only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser, the Adviser or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers, (6) by certain other investors as determined by the Adviser or Dealer Manager in their discretion and (7) by other categories of investors that we name in this Registration Statement. We may also offer Class I shares to (i) certain vehicles that as an investment strategy make secondary investments in the Company (i.e., “fund of fund” vehicles) and (ii) feeder vehicles primarily created to hold the shares that in turn offer interests in such feeder vehicles to non-U.S. persons. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests.
Class E Shares
Class E shares will generally be available only to (1) the Adviser and its affiliates, (2) employees and certain consultants of the Adviser, Blue Owl, or their affiliates, and (3) the Company’s officers and trustees. Holders of the Class E shares are entitled to receive distributions at the same rate applicable to other classes of our common shares, except with regard to deductions based on class-specific fees and expenses. The Class E shares are not subject to management fees payable to the Adviser or the performance participation allocation payable to the Special Limited Partners. Holders of the Class E shares are entitled to the same voting rights as holders of other classes of our common shares.
Other Terms of Common Shares
Each Class S share, Class D share and Class E share held in a shareholder’s account will automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share on the earliest of (i) a listing of Class I shares or (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets.
Preferred Shares
Our Declaration of Trust authorizes our Board of Trustees to designate and issue one or more classes or series of preferred shares without shareholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred shares so issued. Because our Board of Trustees has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred share preferences, powers and rights senior to the rights of holders of common shares.
If we ever created and issued preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a liquidation preference if we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our Board of Trustees has no present plans to issue any preferred shares, but may do so at any time in the future without shareholder approval.
Meetings and Special Voting Requirements
Under the MSTA and our Declaration of Trust, we are not required to hold, and do not anticipate holding, an annual meeting each year. Special meetings of shareholders may be called only upon the request of a majority of the trustees on our Board of Trustees, a majority of our Independent Trustees (as defined in our Declaration of Trust) or our chief executive officer, president or chairman of our Board of Trustees. Special meetings of shareholders may be called by shareholders only for the purpose of removing trustees from our Board of Trustees and filling any resulting vacancy, and will be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter at the meeting, provided such request contains the information required in our bylaws and the shareholders comply with the procedures contained in our bylaws.
The presence either in person or by proxy of shareholders entitled to cast one-third of all the votes entitled to be cast on such matter at the meeting on any matter will constitute a quorum (unless the Board of Trustees, when setting a meeting, determines that a greater percentage (but not more than a majority of all the votes entitled to be cast at such meeting on any matter) shall constitute a quorum for such meeting). Generally, the affirmative vote of a majority of all votes cast is necessary to take shareholder action, except as described in the next paragraph.
Under our Declaration of Trust, shareholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Declaration of Trust as provided in our Declaration of Trust, (2) a merger, conversion, or transfer or other disposition of all or substantially all of our assets, (3) removal of our trustees and election of successor trustees as provided in our Declaration of Trust, and (4) such other matters that our Board of Trustees have submitted to our shareholders for approval or ratification. The vote of shareholders entitled to cast a majority of the votes entitled to be cast is generally required to approve any amendments to our Declaration of Trust, any merger, conversion, or transfer or other disposition of all or substantially all of our assets, and no such action can be taken by our Board of Trustees without such majority vote of our shareholders, except where applicable law permits such action without shareholder approval. All other matters submitted to a vote of our shareholders or series or class of shareholders require the approval of a majority of the votes cast on the matter, other than the removal of a trustee and certain elections of trustees. In addition, with respect to the approval of any amendment to our Declaration of Trust or merger, consolidation or transfer or other disposition of substantially all of our assets, prior to a shareholder vote, our Board of Trustees must first adopt a resolution that the proposed action is advisable and directing the matter to be submitted to the shareholders. Shareholders have the power, without the concurrence of the trustees, to remove a trustee from our Board of Trustees but only for cause, and then only by the affirmative vote of two-thirds of the shares of beneficial interest entitled to vote generally in the election of trustees. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty. Shareholders may elect trustees by a majority of the votes cast; however, where the number of nominees is greater than the number of trustees to be elected, shareholders shall elect a trustee by a plurality of the votes cast.
Shareholders are not entitled to exercise any appraisal rights or of the rights of an objecting shareholder unless our Board of Trustees determines that such rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of the determination in connection with which shareholders would otherwise be entitled to exercise such rights.
Pursuant to our Declaration of Trust, shareholders may, if approved by our Board of Trustees, inspect and copy during usual business hours, our Declaration of Trust and bylaws and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at our principal office.
Restrictions on Ownership and Transfer
Our Declaration of Trust contains restrictions on the number of our shares that a person or group may own. Unless the Board of Trustees otherwise determines, no person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares or 9.9% in value or number of shares, whichever is more restrictive, of our outstanding shares of all classes or series unless they receive an exemption (prospectively or retroactively) from our Board of Trustees.
Subject to certain limitations, our Board of Trustees, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Declaration of Trust and as our Board of Trustees may determine. Our Board of Trustees has granted limited exemptions to certain persons who directly or indirectly own our shares, including trustees, officers and shareholders controlled by them or trusts for the benefit of their families.
Our Declaration of Trust further prohibits any person from beneficially or constructively owning our shares that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring our shares if the transfer would result in our shares being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire our shares that may violate any of these restrictions, or who is the intended transferee of our shares which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our Board of Trustees determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.
Any attempted transfer of our shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Declaration of Trust, prior to the date of the transfer. Our shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our Declaration of Trust, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, our shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.
All certificates, if any, representing our shares issued in the future will bear a legend referring to the restrictions described above.
Every owner of more than 5% of our outstanding shares during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our Board of Trustees, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our shares which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a

REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any subsequent transferee to whom you transfer any of your shares must comply with Rule 502(d) of Regulation D promulgated under the Securities Act.
Vacancies on Board of Trustees; Removal of Trustees
Any vacancy on our Board of Trustees (other than vacancies resulting from shareholder removal of a trustee) may be filled only by a vote of a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will serve until a successor is duly elected and qualifies. Our Independent Trustees will choose the nominees to fill vacancies in our Independent Trustee positions. Vacancies resulting from shareholder removal of a trustee can be filled only by the shareholders.
Any trustee may resign at any time and may be removed for cause by our shareholders upon the affirmative vote of shareholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of trustees. “Cause” is defined in our Declaration of Trust as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws
Certain provisions of Maryland law, our Declaration of Trust and bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for shareholders or otherwise be in their best interest.
Distribution Policy
We intend to declare monthly distributions based on record dates established by our Board of Trustees and to pay such distributions on a monthly basis. Our distribution policy will be set by our Board of Trustees and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any. In connection with a distribution to our shareholders, our Board of Trustees approves a monthly distribution for a certain dollar amount per share for each class of our shares. We then calculate each shareholder’s specific distribution amount for the month using applicable record and declaration dates, and your distributions begin to accrue on the date you are admitted as a shareholder. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.
Distributions will be made on all classes of our shares at the same time. The per-share amount of distributions on Class S shares, Class D shares, Class I shares, and Class E shares will likely differ because of different class-specific ongoing servicing fees and other class-specific fees and expenses that are deducted from the gross distributions for each share class. We expect to use the “record share” method of determining the per-share amount of distributions on Class S shares, Class D shares, Class I shares, and Class E shares, although our Board of Trustees may choose any other method. The “record share” method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific ongoing servicing fees for such period. Such amount will be divided by the number of our shares outstanding on the record date. Such per-share amount will be reduced for each class of shares by the per-share amount of any class-specific ongoing servicing fees allocable to such class.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our shareholders. See sections entitled “Item 1(c). Description of Business—Certain U.S. Tax Considerations—REITs in

General—Requirements for Qualification as a REIT” and “—Certain U.S. Tax Considerations —Annual Distribution Requirements Applicable to REITs” of this Registration Statement. Generally, income distributed to shareholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distributions are authorized at the discretion of our Board of Trustees, in accordance with our earnings, cash flows and general financial condition. Our Board of Trustees’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in our private offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from our private offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations” of this Registration Statement for information concerning the U.S. federal income tax consequences of distributions paid by us.
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including borrowings, offering proceeds (including from sales of our common shares or OP Units to the Special Limited Partners, affiliates of the Adviser), the sale of our assets, and repayments of our Debt Investments, and we have no limits on the amounts we may fund from such sources. The extent to which we fund distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, the extent to which the Adviser elects to receive its management fee in Class E shares or Class E OP Units and the Special Limited Partners elect to receive distributions on its performance participation interest in Class E OP Units, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our Debt Investments portfolio. Funding distributions from borrowings, offering proceeds, the sale of our assets, and repayments of our Debt Investments will result in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares.
Our Board of Trustees may delegate to a committee of trustees the power to fix the amount and other terms of a distribution. In addition, if our Board of Trustees gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our Board of Trustees may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our Declaration of Trust or distributions in which (a) our Board of Trustees advises each shareholder of the risks associated with direct ownership of the property, (b) our Board of Trustees offers each shareholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those shareholders that accept such offer. Our shareholders who receive distributions in kind of marketable securities may incur transaction expenses in liquidating the securities.
Distribution Reinvestment Plan
We intend to adopt a distribution reinvestment plan whereby shareholders will have their cash distributions automatically reinvested in additional common shares unless they elect to receive their distributions in cash. Any cash distributions attributable to the class or classes of shares owned by participants in the distribution reinvestment plan will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such shareholder. See “Item 1(c). Description of Business—Certain U.S. Tax Considerations” of this Registration Statement for information concerning the U.S. federal income tax consequences of participating in the distribution reinvestment plan.
The per-share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the transaction price at the time the distribution is payable. Shareholders will not pay an Upfront Sales Load when purchasing shares pursuant to the distribution reinvestment plan. The ongoing servicing fees with respect to shares of our Class S shares and Class D shares are calculated based on our NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our private offering.
We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten business days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten business days’ prior written notice to participants. A shareholder’s participation in the plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our Declaration of Trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten business days’ prior written notice to us.
Account Statements
Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per-share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each applicable participant.
There is currently no market for our shares, and we do not expect that a market for our shares will develop in the future. We do not intend for the shares registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of a Maryland corporation as provided for by the Maryland Statutory Trust Act. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets or the affairs of the Company by reason of being a shareholder.
ITEM 12     INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Adviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including its sole member, are not liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under the Advisory Agreement or otherwise as our investment adviser of the Company.
Declaration of Trust
To the maximum extent permitted by Maryland law in effect from time to time, the Company shall indemnify each trustee, each officer, the Adviser and each equityholder, member, manager, director, officer, employee or agent of any trustee or the Board (each a “Covered Person”) against any claim or liability to which the Covered Person may become subject by reason of such status, except for liability for the Covered Person’s gross negligence or intentional misconduct. In addition, the Company shall, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Covered Person or shareholder made a party to or witness in a proceeding by reason such status, provided that, in the case of a Covered Person, the Company must have received (i) a written affirmation by the Covered Person of the Covered Person’s good faith belief that the Covered Person has met the applicable standard of conduct necessary for indemnification by the Company and (ii) a written undertaking by or on behalf of the Covered Person to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met. The Company is not required to indemnify or advance funds to any person entitled to indemnification under the Declaration of Trust (x) with respect to any action initiated or brought voluntarily by such indemnified person (and not by way of defense) unless (I) approved or authorized by the Board or (II) incurred to establish or enforce such person’s right to indemnification under the Declaration of Trust, or (y) in connection with any claim with respect to which such person is found to be liable to the Company.
The Company may provide or obligate itself to provide such indemnification or payment or reimbursement of expenses to any person that served a predecessor of the Company as a Covered Person or any employee or agent of the Company or any predecessor of the Company. Any indemnification or payment or reimbursement of the expenses permitted by the Declaration of Trust will be furnished in accordance with the procedures provided for indemnification or advance or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (or any successor provision thereto) for directors of Maryland corporations.
Indemnification Agreements
We intend to enter into indemnification agreements with our trustees and officers. The indemnification agreements are intended to provide our trustees and officers the maximum indemnification permitted under Maryland law. Each indemnification agreement provides that we shall indemnify the trustee or officer who is a party to the agreement including the advancement of legal expenses, if, by reason of his or her status with the Company, such trustee or officer is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.
Advisory Agreement
The Company will indemnify the Adviser and the Adviser’s officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including its general partner or managing member (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company. However, the Indemnified Parties shall not be entitled to indemnification in respect of, any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under the Advisory Agreement.
Operating Partnership Agreement
The Operating Partnership Agreement provides for the indemnification of us, as general partner, by the Operating Partnership for liabilities we incur in dealings with third parties on behalf of the Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

ITEM 13     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Set forth below is an index to our financial statements attached to this Registration Statement.
ITEM 14     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.
ITEM 15     FINANCIAL STATEMENTS AND EXHIBITS
(a)List separately all financial statements filed
The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”
(b)Exhibits

3.1*	Certificate of Trust of the Company, dated April 7, 2025
3.2*	Declaration of Trust of the Company
3.3#	Limited Partnership Agreement of Blue Owl Digital Infrastructure Operating Partnership LP
3.4#	Form of Amended and Restated Declaration of Trust of the Company
3.5#	Form of Bylaws of the Company
4.1#	Form of Distribution Reinvestment Plan of the Company
4.2#	Form of Share Repurchase Plan of the Company
10.1#	Form of Advisory Agreement
10.2#	Form of Administration Agreement
10.3#	Form of Indemnification Agreement by and between the Company and its trustees and officers
10.4#	Form of Amended and Restated Limited Partnership Agreement of Blue Owl Digital Infrastructure Operating Partnership LP
10.5#	Form of Dealer Manager Agreement
10.6#	Form of Participating Broker-Dealer Agreement between the Dealer Manager and participating broker-dealers
10.7#	Form of Independent Trustee Restricted Common Share Award Certificate
10.8#	Form of Restricted Share Award Agreement by and between the Company and its independent trustees
21.1#	Subsidiaries of the Company
__________________
*Previously Filed
#To be filed by amendment.

Blue Owl Digital Infrastructure Trust
Consolidated Balance Sheets (Unaudited)

	June 30, 2025	May 20, 2025
Assets
Cash and cash equivalents	$1,000	$1,000
Total assets	$1,000	$1,000
Liabilities and Equity
Total liabilities	$—	$—
Redeemable common shares	1,000	1,000
Equity
Total equity	—	—
Total liabilities and equity	$1,000	$1,000

Blue Owl Digital Infrastructure Trust
Notes to Consolidated Financial Statements
1. Organization and Business Purpose
Blue Owl Digital Infrastructure Trust (the “Company”) was formed on April 7, 2025 as a Maryland statutory trust and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is the sole general partner in Blue Owl Digital Infrastructure Operating Partnership LP (the “OP” or “Operating Partnership”). The Company was organized to acquire, own, and operate a portfolio of digital infrastructure assets, including data centers, fiber, towers, and other technology- and connectivity-related real assets, with a primary focus on stabilized, development and value-add investments globally. The Company intends to be externally managed by Blue Owl Digital Infrastructure Trust Advisors LLC (“Blue Owl Digital Infrastructure Trust Advisors” or the “Adviser”), an affiliate of Blue Owl Capital Inc. (together with any entity that is controlled by, controls or is under common control with Blue Owl Capital Inc., “Blue Owl” or the “Sponsor”). On May 20, 2025, the Company was capitalized with a $1,000 investment by an affiliate of the Sponsor. Because employees of an affiliate of the Sponsor have the ability to cause the Company to repurchase the shares issued for this investment, the Company has classified these common shares as redeemable common shares on the Company’s balance sheet.
As of June 30, 2025, the Company has not commenced operations, and has neither purchased nor contracted to purchase any investments. The Adviser has not identified any real estate or real estate-related securities in which it is probable that the Company will invest.
2. Capitalization
As of June 30, 2025, the Company was authorized to issue an unlimited number of shares classified as common shares of beneficial interest, par value $0.01 per share (“common shares”). The Company intends to undertake a continuous private offering, pursuant to which it will offer and sell its common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, to certain investors, including common shares classified as Class S shares, common shares classified as Class D shares, common shares classified as Class I shares, and common shares classified as Class E shares, (the “Offering”). The share classes have different upfront selling commissions and ongoing shareholder servicing fees. The initial per share purchase price for common shares in the Offering will be $10.00 per share. Thereafter, the purchase price per share for each class of common shares will vary and will generally equal the Company’s prior month’s net asset value (“NAV”) per share, as calculated monthly, plus applicable upfront selling commissions and dealer manager fees.
3. Summary of Significant Accounting Policies
The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Basis of Presentation
The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts in the future; however, the Company deposits its cash and cash equivalents with high-credit-quality institutions to minimize credit risk exposure. The Company did not hold cash equivalents as of June 30, 2025 and May 20, 2025.

Income Taxes
The Company is a disregarded entity for federal income taxes and is not subject to federal income tax. Instead, the Company’s members or its indirect members or partners are subject to federal income tax. The Company may be subject to certain state income taxes which management believes to be insignificant. The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2025. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its shareholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Organization and Offering Expenses
We expect the Adviser to agree to advance organization and offering expenses on behalf of the Company (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees, and ongoing shareholder servicing fees) through the first anniversary of the initial closing of the Company’s private offering. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60-month period following the first anniversary of the the initial closing of our private offering. After the first anniversary of the initial closing of the Company’s private offering, the Company will reimburse the Adviser for any organization and offering expenses associated with the Company’s private offering that the Adviser incurs as and when incurred.
As of June 30, 2025, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $2,883,903. These organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the date on which the Company commences operations. When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be charged to shareholders’ equity. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.
4. Equity
As of June 30, 2025, the Company had not issued any common or preferred shares other than the common shares purchased in connection with the initial capitalization. See Note 2 – Capitalization. The Company intends to issue multiple share classes in connection with its continuous private offering, which are expected to differ in ongoing servicing fees and investor eligibility criteria.
5. Related Party Transactions
The Company intends to enter into an advisory agreement with the Adviser. Pursuant to the advisory agreement, the Adviser will be responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, development, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of trustees.
Certain affiliates of the Company, including the Adviser, will receive fees and compensation in connection with the offering and ongoing management of the assets of the Company. The Adviser will be paid a management fee equal to 1.25% of NAV per annum, attributable to the Class S shares, Class D shares, and Class I shares, payable monthly. The management fee may be paid, at the Adviser’s election, in cash, Class I shares or Class I units of the Operating Partnership, or any combination thereof. In addition, certain affiliates of the Adviser (the “Special Limited Partners”) will hold a performance participation interest in the Operating Partnership. The Special Limited Partners are entitled to an allocation from the Operating Partnership equal to 12.5% of total return on the Class S units, Class D units, and Class I units, after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount). The performance participation allocation is measured on a calendar year basis and is paid quarterly in Class E units or cash, at the election of the Special Limited Partner.

The Company may retain certain of the Adviser’s affiliates for necessary services relating to the Company’s investments or its operations, including any administrative, accounting, development management, construction management, property management, asset management, site selection, leasing, legal, insurance, compliance, and other operational functions. As of July 18, 2025, the Company has not retained any affiliate of the Adviser for any such services.
6. Economic Dependency
The Company will be dependent on the Adviser and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, acquisition, development, and financing decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.
7. Commitments and Contingencies
As of June 30, 2025, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.
8. Subsequent Events
The Company evaluated events subsequent to June 30, 2025 through July 18, 2025, the date on which the financial statements were available to be issued.

Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees Blue Owl Digital Infrastructure Trust:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Blue Owl Digital Infrastructure Trust (the Company) as of May 20, 2025, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 20, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP
We have served as the Company’s auditor since 2025.
Chicago, Illinois
June 10, 2025

Blue Owl Digital Infrastructure Trust
Consolidated Balance Sheet

May 20, 2025
Assets
Cash and cash equivalents	$1,000
Total assets	$1,000
Liabilities and Equity
Total liabilities	$—
Redeemable common shares	1,000
Equity
Total equity	—
Total liabilities and equity	$1,000

Blue Owl Digital Infrastructure Trust
Notes to Consolidated Financial Statement
1. Organization and Business Purpose
Blue Owl Digital Infrastructure Trust (the “Company”) was formed on April 7, 2025 as a Maryland statutory trust and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company is the sole general partner in Blue Owl Digital Infrastructure Operating Partnership LP (the “OP” or “Operating Partnership”). The Company was organized to acquire, own, and operate a portfolio of digital infrastructure assets, including data centers, fiber, towers, and other technology- and connectivity-related real assets, with a primary focus on stabilized, development and value-add investments globally. The Company intends to be externally managed by Blue Owl Digital Infrastructure Trust Advisors LLC (“Blue Owl Digital Infrastructure Trust Advisors” or the “Adviser”), an affiliate of Blue Owl Capital Inc. (together with any entity that is controlled by, controls or is under common control with Blue Owl Capital Inc., “Blue Owl” or the “Sponsor”). On May 20, 2025, the Company was capitalized with a $1,000 investment by an affiliate of the Sponsor. Because employees of an affiliate of the Sponsor have the ability to cause the Company to repurchase the shares issued for this investment, the Company has classified these common shares as redeemable common shares on the Company’s balance sheet.
As of May 20, 2025, the Company has neither purchased nor contracted to purchase any investments. The Adviser has not identified any real estate or real estate-related securities in which it is probable that the Company will invest.
2. Capitalization
As of May 20, 2025, the Company was authorized to issue an unlimited number of shares classified as common shares of beneficial interest, par value $0.01 per share (“common shares”). The Company intends to undertake a continuous private offering, pursuant to which it will offer and sell its common shares in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, to certain investors, including common shares classified as Class S shares, common shares classified as Class D shares, common shares classified as Class I shares, and common shares classified as Class E shares, (the “Offering”). The share classes have different upfront selling commissions and ongoing shareholder servicing fees. The initial per share purchase price for common shares in the Offering will be $10.00 per share. Thereafter, the purchase price per share for each class of common shares will vary and will generally equal the Company’s prior month’s net asset value (“NAV”) per share, as calculated monthly, plus applicable upfront selling commissions and dealer manager fees.
3. Summary of Significant Accounting Policies
The accompanying financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Basis of Presentation
The preparation of the financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts in the future; however, the Company deposits its cash and cash equivalents with high-credit-quality institutions to minimize credit risk exposure. The Company did not hold cash equivalents as of May 20, 2025.

Income Taxes
The Company is a disregarded entity for federal income taxes and is not subject to federal income tax. Instead, the Company’s members or its indirect members or partners are subject to federal income tax. The Company may be subject to certain state income taxes which management believes to be insignificant. The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2025. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its shareholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
Organization and Offering Expenses
We expect the Adviser to agree to advance organization and offering expenses on behalf of the Company (including legal, accounting, and other expenses attributable to the organization, but excluding upfront selling commissions, dealer manager fees, and ongoing shareholder servicing fees) through the first anniversary of the initial closing of the Company’s private offering. The Company will reimburse the Adviser for all such advanced expenses ratably over a 60-month period following the first anniversary of the the initial closing of our private offering. After the first anniversary of the initial closing of the Company’s private offering, the Company will reimburse the Adviser for any organization and offering expenses associated with the Company’s private offering that the Adviser incurs as and when incurred.
As of May 20, 2025, the Adviser and its affiliates have incurred organization and offering expenses on the Company’s behalf of approximately $2,324,382. These organization and offering expenses are not recorded in the accompanying balance sheet because such costs are not the Company’s liability until the date on which the Company commences operations. When recorded by the Company, organizational expenses will be expensed as incurred, and offering expenses will be charged to shareholders’ equity. Any amount due to the Adviser but not paid will be recognized as a liability on the balance sheet.
4. Equity
As of May 20, 2025, the Company had not issued any common or preferred shares other than the common shares purchased in connection with the initial capitalization. See Note 2 – Capitalization. The Company intends to issue multiple share classes in connection with its continuous private offering, which are expected to differ in ongoing servicing fees and investor eligibility criteria.
5. Related Party Transactions
The Company intends to enter into an advisory agreement with the Adviser. Pursuant to the advisory agreement, the Adviser will be responsible for sourcing, evaluating and monitoring the Company’s investment opportunities and making decisions related to the acquisition, development, management, financing and disposition of the Company’s assets, in accordance with the Company’s investment objectives, guidelines, policies and limitations, subject to oversight by the Company’s board of trustees.
Certain affiliates of the Company, including the Adviser, will receive fees and compensation in connection with the offering and ongoing management of the assets of the Company. The Adviser will be paid a management fee equal to 1.25% of NAV per annum, attributable to the Class S shares, Class D shares, and Class I shares, payable monthly. The management fee may be paid, at the Adviser’s election, in cash, Class I shares or Class I units of the Operating Partnership, or any combination thereof. In addition, certain affiliates of the Adviser (the “Special Limited Partners”) will hold a performance participation interest in the Operating Partnership. The Special Limited Partners are entitled to an allocation from the Operating Partnership equal to 12.5% of total return on the Class S units, Class D units, and Class I units, after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount). The performance participation allocation is measured on a calendar year basis and is paid quarterly in Class E units or cash, at the election of the Special Limited Partner.

The Company may retain certain of the Adviser’s affiliates for necessary services relating to the Company’s investments or its operations, including any administrative, accounting, development management, construction management, property management, asset management, site selection, leasing, legal, insurance, compliance, and other operational functions. As of June 10, 2025, the Company has not retained any affiliate of the Adviser for any such services.
6. Economic Dependency
The Company will be dependent on the Adviser and its affiliates for certain services that are essential to it, including the sale of the Company’s common shares, acquisition, development, and financing decisions, and certain other responsibilities. In the event that the Adviser and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.
7. Commitments and Contingencies
As of May 20, 2025, the Company is not subject to any material litigation nor is the Company aware of any material litigation threatened against it.
8. Subsequent Events
The Company evaluated events subsequent to May 20, 2025 through June 10, 2025, the date on which the financial statement was available to be issued.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Blue Owl Digital Infrastructure Trust

By:	/s/ Kevin Halleran
Name: Kevin Halleran
Title: Chief Financial Officer
Date: July 18, 2025